UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
Radian Group Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑    No fee required
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)Amount Previously Paid:

(2)Form, Schedule Or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

CORPORATE RESPONSIBILITY

"Serving our customers and communities begins with an inclusive workforce. It ensures a diversity of thoughts and experiences to shape our business. At Radian, we focus on fostering a culture where everyone feels empowered to do their best work, and we embrace six core organizational values that we live by, and that define who we are as an enterprise."

Rick Thornberry, CEO

Deliver the Brand Promise

We are a customer-centric enterprise striving to be the market leading brand as defined by our customers.

Our People are the Difference

We recognize that our people make the difference in our franchise.

Innovate for the Future

We embrace innovative technologies to strategically differentiate the delivery of our products and services.

Do What's Right

We will always do the right thing, without compromise.

Create Shareholder Value

We build long-term shareholder value through sustainable growth and profitability.

Partner to Win

We recognize that we cannot reach our goals alone, so we will develop intelligent strategic alliances with best in class partners.

DIVERSITY, EQUITY AND INCLUSION

In 2020, we continued to expand our programs for Diversity, Equity and Inclusion. During the year we redefined our existing Employee Resource Groups (ERGs) and launched a framework for new ERGs through an open application process. We also trained all managers on unconscious bias and created a Hiring Manager Guide to promote inclusive hiring practices; developed targeted recruitment strategies; and improved internal reporting capabilities regarding diversity, to bring new, diverse perspectives to our workforce.

We also received external recognition for our efforts:

MBA DIVERSITY & INCLUSION

Mortgage Bankers Association 2020 Diversity and Inclusion Residential Leadership Award

2020 Bloomberg Gender-Equality Index

Selected three consecutive years for Bloomberg Gender-Equality Index, for commitment to advancing women's equality

20% BY 2020 WOMEN ON BOARDS

Awarded a 'W' by 2020 Women on Boards for number of women directors and being a "winning company"

CEO ACT!ON FOR DIVERSITY & INCLUSION

Signed pledge, committing to cultivating an environment where all ideas and employees are welcomed

Radian Group Inc.

1500 Market Street
Philadelphia, Pennsylvania
19102

800.523.1988
215.231.1000
April 9, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Radian Group Inc., which will be held in virtual format only via live audio webcast at 9:00 a.m. Eastern Daylight Time on May 12, 2021. The accompanying Notice of 2021 Annual Meeting of Stockholders and proxy statement describe the items to be considered and acted upon by the stockholders at the meeting. There is no physical location for the meeting.

Regardless of whether you plan to attend the virtual annual meeting, please sign, date and return the enclosed proxy card as soon as possible so that your shares can be voted in accordance with your instructions. If you attend the virtual meeting, you may revoke your proxy, if you wish, and vote your shares electronically. Because the representation of stockholders at the annual meeting is very important, we thank you in advance for your participation.

Sincerely,

Edward J. Hoffman
General Counsel and Corporate Secretary

RADIAN GROUP INC.
1500 Market Street
Philadelphia, Pennsylvania 19102
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
DATE:
Wednesday, May 12, 2021

TIME:
9:00 a.m. Eastern Daylight Time

PLACE:
Live via the Internet
Please visit: www.meetingcenter.io/258827384

RECORD DATE:
Stockholders of record as of the close of business on March 15, 2021 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the meeting.

ITEMS OF BUSINESS:
1	Elect ten directors, each for a one-year term, to serve until their successors have been duly elected and qualified;
2	Conduct an advisory vote to approve the compensation of our named executive officers;
3	Approve the Radian Group Inc. 2021 Equity Compensation Plan;
4	Ratify the appointment of PricewaterhouseCoopers LLP as Radian’s independent registered public accounting firm for the year ending December 31, 2021; and
5	In addition to the items above, the Company may transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Regardless of whether you plan to attend Radian’s virtual annual meeting, please submit your proxy with voting instructions. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. For instructions about voting, please see “How Shares May Be Voted” on page 1 of the proxy statement.
Radian continues to monitor public health and safety concerns related to coronavirus (COVID-19) and the various measures being implemented to reduce its impact, including recommendations and protocols issued by public health authorities and federal, state, and local governments. In light of these concerns, we have determined that it is in the best interest of Radian and its stockholders to hold the annual meeting “virtually” via live audio webcast. The virtual annual meeting will afford our stockholders the same rights and opportunities as an in-person meeting, regardless of their geographic location. To attend the annual meeting or examine our list of stockholders, go to www.meetingcenter.io/258827384 at the meeting date and time described above and in the accompanying proxy statement. The password for the meeting is RDN2021. There is no physical location for the annual meeting.
By Order of the Board of Directors,

Edward J. Hoffman
General Counsel and Corporate Secretary
Philadelphia, Pennsylvania
April 9, 2021

i 2021 Proxy Statement

RADIAN GROUP INC.
1500 Market Street
Philadelphia, Pennsylvania 19102
www.radian.com
PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS
The board of directors (the “Board”) of Radian Group Inc. (“Radian” or the “Company”) is furnishing this proxy statement to solicit proxies from the Company’s stockholders for use at Radian’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. These materials are also available on the internet at www.radian.com/StockholderReports. This proxy statement and the accompanying proxy card are being mailed to stockholders beginning on or about April 9, 2021 to furnish information relating to the business to be transacted at the Annual Meeting.
Radian continues to monitor public health and safety concerns related to coronavirus (COVID-19) and the various measures being implemented to reduce its impact, including recommendations and protocols issued by public health authorities and federal, state, and local governments. In light of these concerns, we have determined that it is in the best interest of Radian and its stockholders to hold the Annual Meeting “virtually” via live audio webcast. The virtual Annual Meeting will afford our stockholders the same rights and opportunities as an in-person meeting, regardless of their geographic location. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetingcenter.io/258827384 at the meeting date and time described below. The password for the meeting is RDN2021. There is no physical location for the Annual Meeting.

Information About Voting
Who Can Vote
Only stockholders of record on the close of business on March 15, 2021, the record date for the Annual Meeting, may vote at the Annual Meeting. On the record date, 191,299,621 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. For each share of common stock you held on the record date, you will be entitled to one vote on each matter submitted to a vote of stockholders. There is no cumulative voting.
What Shares Can Be Voted
You may vote all shares of our common stock owned by you as of the close of business on the record date.
These shares include:
■Shares held directly in your name as the stockholder of record; and
■Shares of which you are the beneficial owner but not the stockholder of record. These are shares not registered in your name but registered in “street name” through an account you have with a bank, broker or other holder of record (a “Nominee”), including shares owned by the Radian Group Inc. Savings Incentive Plan Stock Fund.
How Shares May Be Voted
Before the Annual Meeting, you may submit a proxy to vote shares for which you are the stockholder of record, as follows:
■By Mail: Complete, sign, date and return the enclosed proxy card by mail.
■Online: Navigate to www.investorvote.com/RDN and follow the instructions on the screen. It will be necessary to have your proxy card available for reference when you access the web page.
■By Telephone: Call toll free 1-800-652-VOTE (1-800-652-8683) within the United States and its territories or Canada, and follow the instructions. It will be necessary to have your proxy card available for reference when you call.
Otherwise, you may vote your shares at the Annual Meeting if you attend online. See “Instructions for Participation in the Virtual Annual Meeting” below.

2021 Proxy Statement 1

Information About Voting
You may revoke your proxy at any time before your shares are voted at the Annual Meeting, as follows:
■Notify our Corporate Secretary in writing that you wish to revoke your proxy;
■Submit another proxy with a later date by mail, internet or telephone, as described above; or
■Attend the Annual Meeting online and give notice of revocation of your proxy (attendance at the Annual Meeting online, by itself, will not constitute revocation).
Your vote is important to Radian. We encourage you to submit your proxy, as described above, even if you plan to attend the Annual Meeting. You can always revoke your proxy before the meeting or vote online at the meeting, as described above.
Many of our stockholders who hold their shares in “street name” through a Nominee have the option to submit their proxies or voting instructions to their Nominee by telephone or the internet. These stockholders should review and follow the voting instructions provided by their Nominee, including any instructions relating to revoking voting instructions. If your shares are held in “street name” and you wish to vote at the Annual Meeting online, you must obtain a legal proxy from your Nominee.
Quorum and Votes Required for Approval
A quorum is necessary for us to conduct the business of the Annual Meeting. This means that holders of at least a majority of the shares entitled to vote must be present at the meeting, either live at the virtual meeting or represented by proxy. Your shares are counted as present at the Annual Meeting if you attend and vote during the Annual Meeting online or if you properly complete and return a proxy card or follow the voting instructions provided by your Nominee, as applicable.
The following table summarizes the vote required for approval of each item of business to be transacted at the Annual Meeting. In addition, the table shows the effect on the outcome of the vote of: (i) abstentions; (ii) uninstructed shares held by brokers (which result in broker non-votes when a beneficial owner of shares held in “street name” does not provide voting instructions and, as a result, the Nominee is prohibited from voting those shares on certain proposals); and (iii) signed but unmarked proxy cards.

Proposal	Votes Required for Approval	Effect of Abstentions (1)	Uninstructed Shares/Effect of Broker Non-votes (1)	Signed but Unmarked Proxy Cards (2)
Proposal 1
Election of directors	Majority of votes cast with respect to each nominee (3)	No effect (4)	Not voted/ No effect	Voted “For” each nominee
Proposal 2
Advisory, non-binding vote to approve named executive officer compensation	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote “Against”	Not voted/ No effect	Voted “For”
Proposal 3
Approval of Radian Group Inc. 2021 Equity Compensation Plan	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote “Against”	Not voted/ No effect	Voted “For”
Proposal 4
Ratification of the appointment of PricewaterhouseCoopers LLP as Radian’s independent registered public accounting firm for the year ending December 31, 2021	Majority of shares present or represented by proxy and entitled to vote	Same effect as a vote “Against”	Discretionary vote by the Nominee (5)	Voted “For”
(1)Abstentions and broker non-votes are included for purposes of determining whether a quorum is present; however, abstentions are considered “entitled to vote” whereas broker non-votes are not.

2 2021 Proxy Statement

Information About Voting
(2)If you complete and return your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted as shown in this column and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other matter properly brought before the Annual Meeting.
(3)See below for an explanation of this majority voting standard, which applies with respect to uncontested director elections.
(4)Under Section 4.13(f) of our Amended and Restated By-Laws (the “By-Laws”), abstentions are not counted as votes “For” or “Against” a director’s election.
(5)The Nominee is permitted to vote in its discretion with respect to Proposal 4 despite not having received instructions from the beneficial owner.
As described in the table above, in an uncontested election, meaning the number of director nominees is equal to or less than the number of directors to be elected at the meeting, our directors are elected by majority voting (Proposal 1). Under the majority voting standard, a director is elected only if the number of shares voted “For” that director exceeds the number of shares voted “Against” that director. In accordance with our By-Laws, each of our incumbent directors submits a conditional resignation in advance of the Annual Meeting that will become effective if the number of shares voted “For” that director does not exceed the number of shares voted “Against” that director and the Board accepts the director’s resignation. If retirement eligible, the director also may choose to retire from the Board before the resignation is accepted by the Board and becomes effective. If a sitting director fails to receive a majority of the votes cast, our Board will determine within 90 days of the Annual Meeting whether to accept the resignation of such director, unless the director retires during this 90-day period. If a nominee fails to receive a majority of the votes cast and the Board accepts the director’s resignation or the director retires, there would be a vacancy created on the Board. Our Board would then have the option under our By-Laws either to appoint someone to fill the vacancy or to reduce the size of the Board.
This year’s election of directors is an uncontested election of directors. If there were a contested election, then plurality voting, by which directors receiving the greatest number of votes cast would be elected, would apply.
Participation in the Virtual Annual Meeting
The Annual Meeting will be a completely virtual meeting of stockholders and will be conducted exclusively by live audio webcast. No physical meeting will be held. You will only be able to attend the Annual Meeting online, and, subject to the eligibility requirements below, you will be able to participate by voting and submitting questions, by visiting www.meetingcenter.io/258827384. The password for the meeting is RDN2021.
The online meeting will begin promptly at 9:00 a.m., Eastern Daylight Time, on May 12, 2021. We encourage you to access the meeting prior to the start time to leave ample time for check-in and to ensure that you can hear streaming audio. The virtual meeting will be accessible on desktop and laptop computers, as well as tablets and smartphones.
Stockholders of Record
To participate in the Annual Meeting, you must have been a stockholder of the Company as of the close of business on the record date, or you must hold a valid proxy for the Annual Meeting. If you are a stockholder of record, you will need to review the information included on your proxy card, including the 15-digit control number provided in the shaded bar and log in using that control number.
Beneficial Owners
If you hold your shares through an intermediary, such as a bank or broker, you must register to attend the Annual Meeting in advance.
To register, you must submit proof of your proxy power (legal proxy) reflecting your Radian holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on May 8, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials.
Requests for registration should be sent to the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
Radian Group Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

2021 Proxy Statement 3

Information About Voting
Submitting Questions
Stockholders who log in to the meeting following the instructions above will have the ability to submit questions in writing during the Annual Meeting via the meeting portal at www.meetingcenter.io/258827384.
Troubleshooting Technical Difficulties
If you experience any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call the toll free number that will be available at www.meetingcenter.io/258827384 for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Annual Meeting.
Where to Find Voting Results
We will announce the preliminary voting results at the conclusion of the Annual Meeting, if practicable, and we will publish the voting results in a Current Report on Form 8-K that will be filed with the United States Securities and Exchange Commission (the “SEC”) within four business days after the conclusion of the Annual Meeting.

4 2021 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation and our By-Laws provide for the annual election of directors. These organizational documents also provide that the number of directors, which may not be less than nine or more than 14, is determined by our Board. Our Board has set the current number of directors at 10.
Upon election, each of our directors serves for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier removal or resignation. Our Board currently consists of Herbert Wender, Brad L. Conner, Howard B. Culang, Debra Hess, Lisa W. Hess, Lisa Mumford, Gaetano Muzio, Gregory V. Serio, Noel J. Spiegel and Richard G. Thornberry.
Upon the recommendation of the Governance Committee of our Board, the Board has nominated each of our current directors for reelection. All nominees (other than our Chief Executive Officer, Mr. Thornberry) are independent under applicable independence rules of the SEC and the New York Stock Exchange (the “NYSE”), and all nominees have consented to be named in this proxy statement and to serve if elected. If, at the time of the Annual Meeting, any nominee is not available for election, proxies may be voted for another person nominated by the Board, the position may become vacant or the size of the Board may be reduced.

Board Composition
When evaluating director nominees for election at our Annual Meeting, our Governance Committee seeks to nominate a Board that will be most effective in overseeing the affairs of the Company, and in particular, in supporting the development and execution of the Company’s strategic plan. See “Item 1. Business—General—Business Strategy” on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report on Form 10-K”) for a discussion of the Company’s current strategic focus.
Our Governance Committee considers Board succession planning and Board refreshment a top priority and regularly engages on this topic as a committee and with the full Board, and often through facilitated discussions with outside board advisors. As part of these discussions, the Governance Committee frequently evaluates whether our Board possesses an appropriate diversity of experience, skills, tenure, background, gender, race, ethnicity and age to complement the Board’s collective strengths and to help drive our results. Our Board is currently 30% female and 10% racially diverse, based on our director nominees' self-disclosed diversity characteristics. The Governance Committee regularly reassesses its approach to ensure that its aims are consistent with the Company’s evolving needs and strategic focus. As part of this process and upon the recommendation of the Governance Committee, three new directors have joined the Board since 2019: Brad L. Conner, Debra Hess and Lisa Mumford. The Board believes the addition of these new highly qualified directors reinforces the Company’s commitment to strong corporate governance, board refreshment and enhancing stockholder value.

Board Skills and Experience of Nominees

Mortgage & Real Estate Industry — 8/10 Directors	Risk Management — 8/10 Directors

Financial — 8/10 Directors	Information Technology — 5/10 Directors

CEO or other C-Suite — 7/10 Directors	Operations — 7/10 Directors

Government and Regulatory — 4/10 Directors	Business Development / M&A — 8/10 Directors

2021 Proxy Statement 5

Proposal 1 - Election of Directors

Board Tenure of Nominees
Our Board believes diversity in tenure is a critical component of our Board composition. As a diversified mortgage and real estate services business providing mortgage insurance and other products and services to the real estate and mortgage finance industries through our two business segments—Mortgage and Real Estate—our performance can be impacted significantly by mortgage credit and housing market cycles, as has been the case as a result of the COVID-19 pandemic. The institutional knowledge that our Board has acquired through previous credit and market cycles in our industries has been critical in supporting management’s efforts to successfully navigate the unprecedented environments produced by the COVID-19 pandemic. As this past year has made even more evident, the Governance Committee believes it is critical to nominate a Board that has a diversity of tenure that best enables the Board to effectively oversee our businesses for driving long-term value through various economic and operating environments. The following represents the Board tenure of the nominees for election, reflecting an appropriate balance between engaging new talent and maintaining institutional knowledge of our businesses and the markets in which they operate.

Biographical Information for Director Nominees
Biographical information for each of the director nominees is provided below along with a discussion of each nominee’s specific experience, qualifications, attributes or skills that have led the Board to conclude that he or she should be nominated for election or reelection.

Herbert Wender	Chairman of the Board

Mr. Wender, 83, has served as non-executive Chairman of our Board since May 2005 and previously served as either Lead Director or non-executive Chairman from August 1992 to May 2005. Mr. Wender served as Chairman of the Board and Chief Executive Officer of Radian Guaranty Inc., our principal Mortgage subsidiary (“Radian Guaranty”), from June 1983 until July 1992. Between 1983 and 2001, Mr. Wender also held various positions with LandAmerica Financial Group, Inc. (“LandAmerica”), a title insurance company and its predecessor Commonwealth Land Title Insurance Company (“Commonwealth”), including serving as a director, Vice Chairman and Chief Operating Officer of LandAmerica and as Chairman of the Board and Chief Executive Officer of Commonwealth. He has been a director of Radian since July 1992.

Skills and Qualifications
Mr. Wender’s qualifications to serve as non-executive Chairman of our Board are derived from his many years of leadership on our Board, his prior experience as Chairman and Chief Executive Officer of Radian Guaranty Inc. and leadership in the title industry. His deep history with Radian provides him with intimate knowledge of and familiarity with our Company, our industry and our stakeholders, including the ability to draw on past experiences to support our strategic direction in pursuit of growing stockholder value. Mr. Wender’s long and deep knowledge of our business and industry, his strategic vision, his experience as a board member and executive officer of other real estate and insurance-related businesses and his strong focus on driving stockholder value give him the expertise, skills and judgment to serve as a director and non-executive Chairman.

6 2021 Proxy Statement

Proposal 1 - Election of Directors

Brad L. Conner
Committees: ■Compensation and Human Capital Management ■Credit Management
Mr. Conner, 59, recently served as Vice Chairman, Head of Consumer Banking for Citizens Financial Group, Inc. (“Citizens”), a publicly-traded financial institution, beginning in January 2014. In this role, Mr. Conner was responsible for Retail Banking, Business Banking, Wealth Management, Home Lending Solutions, Auto Finance and Education Finance, as well as the Consumer Phone Bank and online channels. Mr. Conner retired from this role in January 2020 and continued to serve Citizens in an advisory role until his retirement in March 2020. Before joining Citizens in 2008, Mr. Conner served as President of the Home Equity and Mortgage Home Loan Direct business of J.P. Morgan Chase & Co., a publicly-traded global financial services firm. Prior to this, he oversaw the combined Home Equity business of Chase and Bank One Corporation, a publicly-traded global financial services firm, after the companies merged in 2004, and served as Chief Executive Officer of Chase’s Education Finance businesses. Mr. Conner currently serves as a director of United Services Automobile Association Federal Savings Bank, a diversified financial services group of companies that provides insurance, investing and banking solutions to members of the U.S. military, veterans and military families. He has been a director of Radian since February 2020.

Skills and Qualifications
Mr. Conner brings recent C-suite level experience in banking and lending solutions in large, publicly-traded financial institutions, which is a skill set that is highly valuable in supporting the Board’s oversight over virtually all aspects of our business. In addition, his deep knowledge of the mortgage industry provides him with valuable insight into the industries in which we operate and complements the Board’s role in overseeing our strategic direction and supporting the execution of our strategic objectives.

Howard B. Culang
Committees: ■Credit Management (Chair) ■Compensation and Human Capital Management ■Governance
Mr. Culang, 74, has served as Vice Chairman of Residential Services Corporation of America, the holding company for Prudential Home Mortgage Company, a mortgage lending company, Lender’s Service, Inc., a mortgage services company, and Prudential Real Estate Affiliates, a real estate services company, and as a Managing Director and member of the Executive Committee of the Prudential Home Mortgage Company, where he worked from November 1985 to December 2005. Mr. Culang also held a number of senior management positions with Citibank, N.A., including as a Senior Credit Officer. More recently, Mr. Culang served as President of Laurel Corporation, a financial services firm, from January 1996 through December 2011. Mr. Culang was a Managing Member of JH Capital Management LLC, a management company for a private equity fund, from July 1998 to December 2010, and of Cognitive Capital Management LLC, a management company for a fund of hedge funds, from April 2001 to December 2005. Mr. Culang currently serves as a director of Phase Change Software, LLC (formerly ioSemantics, LLC), a privately-owned artificial intelligence (“AI”) software company. He has been a director of Radian since June 1999.

Skills and Qualifications
Mr. Culang’s service as a director of Radian through various business and economic cycles gives him significant knowledge of Radian, its history and its businesses. In addition, his significant management experience in the mortgage and financial services industries gives him valuable expertise and a broad understanding of the mortgage and real estate businesses. These experiences are particularly relevant in Mr. Culang’s role as the Chair of the Credit Management Committee of our Board. In addition, his role as a director of an AI software company has given him important insights into emerging technology trends in the financial services sector, including AI and cyber security, that are valuable in overseeing our technology initiatives and information security function.

2021 Proxy Statement 7

Proposal 1 - Election of Directors

Debra Hess
Committees: ■Audit ■Finance and Investment
Ms. Debra Hess, 56, served as Chief Financial Officer of both NorthStar Asset Management Group, a global asset management firm focused on strategically managing real estate and other investment platforms, and NorthStar Realty Finance Corp., a publicly-traded real estate investment company, from July 2011 until January 2017. Additionally, from 2011 until 2015, Ms. Hess held various other positions, including Chief Financial Officer and Treasurer for NorthStar’s non-publicly traded companies. Prior to joining NorthStar, from August 2008 to June 2011, Ms. Hess served as Chief Financial Officer of H/2 Capital Partners, a privately-owned fund sponsor that invests in real estate related assets. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group (“Fortress”), an investment management firm, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed REIT. Prior to joining Fortress, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Ms. Hess currently serves on the board of directors of AG Mortgage Investment Trust, Inc., a publicly-traded mortgage REIT, where she chairs the audit committee and serves as a member of the compensation committee. She also serves on the board of CenterPoint Properties Trust, an acquiror, developer and manager of industrial real estate and transportation infrastructure, where she chairs the audit committee and serves as a member of the compensation committee. Ms. Hess also currently serves on the board of Zell Holdings, a private company that deploys capital in real estate in the United States. She has been a director of Radian since March 2019.

Skills and Qualifications
Ms. Hess’ extensive banking, finance and real estate asset management experience gives her valuable insight into our businesses, the industries in which we operate and the various factors impacting our strategic direction. In addition, her roles as the Chief Financial Officer of various publicly-traded companies and her executive management experience with companies in the financial services and mortgage and real estate sectors provide her with significant financial, accounting and compliance expertise in areas that are valuable to the Board’s oversight responsibilities and in supporting our strategic focus.

Lisa W. Hess
Committees: ■Finance and Investment (Chair) ■Compensation and Human Capital Management ■Governance
Ms. Lisa Hess, 65, served as President and Managing Partner of SkyTop Capital Management LLC (“SkyTop”), an investment fund, from October 2010 through July 2020. From October 2002 to December 2008, she was the Chief Investment Officer of Loews Corporation, a diversified holding company, where she was responsible for managing approximately $50 billion in assets. Ms. Hess was a Founding Partner of Zesiger Capital Group, a diversified money manager, and also has held positions at First Boston Corporation, an investment bank, Odyssey Partners, a private equity firm, and Goldman, Sachs & Co. She has served on the U.S. Treasury Debt Advisory Committee and the Federal Reserve Bank of New York Investors Advisory Committee. Since June 2009, Ms. Hess has been a Trustee of Teachers Insurance and Annuity Association (“TIAA”), a financial services organization. She has been a director of Radian since February 2011.

Skills and Qualifications
Ms. Hess’ extensive experience managing financial assets, including her recent leadership role with SkyTop, and previously as Chief Investment Officer of Loews Corporation, and as a member of various investment and advisory committees, gives her a broad range of expertise with respect to finance, investments and the capital markets that is particularly beneficial to the Board and in her role as Chair of the Finance and Investment Committee of our Board. In addition, her experience serving on the corporate governance committee at TIAA brings an added perspective and insight to the Board’s consideration of corporate governance issues and the concerns of institutional shareholders.

8 2021 Proxy Statement

Proposal 1 - Election of Directors

Lisa Mumford
Committees: ■Audit ■Finance and Investment
Ms. Mumford, 57, served as the Chief Financial Officer of Ellington Financial LLC (“Ellington Financial”), a publicly-traded asset management company, and as CFO of Ellington Financial Management LLC (Ellington Financial’s external manager), from October 2009 through her retirement in March 2018. Ms. Mumford also served as the Chief Financial Officer of Ellington Residential Mortgage REIT, a publicly-traded real estate investment trust, from April 2013 until her retirement in March 2018. From August 2008 to October 2009, Ms. Mumford served as Chief Financial Officer of ACA Financial Guaranty Corporation, a monoline bond insurance company, and prior to this, from 2003 until August 2008, Ms. Mumford served as the Chief Accounting Officer of ACA Capital Holdings, Inc. (“ACA”), a publicly-traded holding company providing financial guaranty insurance products and asset management services. Prior to joining ACA, and beginning in 1988, Ms. Mumford was with ACE Guaranty Corp., a financial guaranty company, where she held the positions of Chief Financial Officer and Controller. Ms. Mumford currently serves as a member of the board of directors of Ellington Financial. She has been a director of Radian since February 2020.

Skills and Qualifications
Ms. Mumford brings recent and highly valuable C-suite level experience and insight that benefits the Board in overseeing virtually all aspects of our business. Her extensive public company experience in finance and real estate management provides her with valuable knowledge about the industries in which we operate, and her ongoing service on another public company board provides additional perspectives on board leadership and governance that complement the Board’s collective strengths. In addition, her past experience as the Chief Financial Officer of insurance company enterprises provides her with extensive risk management experience, which is a core area of focus for Radian.

Gaetano Muzio
Committees: ■Compensation and Human Capital Management (Chair) ■Finance and Investment ■Governance
Mr. Muzio, 67, is a Principal and co-founder of Ocean Gate Capital Management, LP (“Ocean Gate”), an investment fund. For 27 years prior to founding Ocean Gate, Mr. Muzio worked at Goldman, Sachs & Co. in various positions, including serving as a Managing Director from 1996 until 2004. In 1986, he became the first Global Mortgage and Asset Backed Sales Manager responsible for creating the sales team and strategy for, and was also one of the founding members of, Goldman’s Mortgage and Asset Backed Department. In 1990, he became a general partner and Co-Head of Goldman’s Mortgage Department, with responsibilities for overseeing trading, risk management, sales, research, structured finance and compliance for the department. He has been a director of Radian since May 2012.

Skills and Qualifications
Mr. Muzio possesses a broad understanding of the mortgage industry. His significant experience in finance, risk management, corporate governance and strategy gives him extensive expertise in several areas that are valuable to the Board’s oversight responsibilities. Additionally, his roles overseeing significant functions at a large financial services institution provide him with strong operational and talent management experience that is particularly useful in his role as Chair of the Compensation and Human Capital Management Committee of our Board.

2021 Proxy Statement 9

Proposal 1 - Election of Directors

Gregory V. Serio
Committees: ■Governance (Chair) ■Audit ■Credit Management
Mr. Serio, 59, has served as a partner with Park Strategies, LLC (“Park Strategies”), a management and government relations consulting firm, since January 2005. He currently serves as the head of Park Strategies’ risk and insurance management practice group. He is also a partner in the D’Amato Law Group, a New York-based legal practice. Prior to joining Park Strategies, Mr. Serio served as Superintendent of Insurance for the State of New York from May 2001 to January 2005. From January 1995 until his appointment as Superintendent in 2001, Mr. Serio served as First Deputy Superintendent and General Counsel of the New York Insurance Department. Mr. Serio also has served as the Chairman of the Government Affairs Task Force of the National Association of Insurance Commissioners (“NAIC”) and as a member of and NAIC representative on the Financial Services and Banking Information Infrastructure Committee of the United States Treasury. He was also a commissioner of the International Commission on Holocaust Era Insurance Claims. He is also a trustee of the Senior Health Insurance Plan Trust and director of the Senior Health Insurance Company of Pennsylvania, two positions to which he was appointed by the Commissioner of Insurance of the Commonwealth of Pennsylvania. In 2019, he was appointed to the board of the Capital District Physicians Health Plan, a not-for-profit healthcare organization in New York. He has been a director of Radian since May 2012.

Skills and Qualifications
From both his private and public sector roles, Mr. Serio possesses extensive knowledge and experience in the insurance industry and insurance regulatory matters in particular. His in-depth understanding of insurance regulatory matters, including financial and market conduct examinations and other compliance-related matters, combined with his experience in risk management and corporate governance matters, further strengthens the Board’s oversight and perspective in these areas. He is a Board Leadership Fellow of the National Association of Corporate Directors, which, together with his current and past work experiences, provides him with insights and expertise that are especially valuable in his role as Chair of the Governance Committee of our Board.

Noel J. Spiegel
Committees: ■Audit (Chair) ■Credit Management ■Governance
Mr. Spiegel, 73, was a partner at Deloitte & Touche, LLP (“Deloitte”) where he practiced from September 1969 until May 2010. In his career at Deloitte, he served in numerous management positions, including as Deputy Managing Partner; a member of Deloitte’s Executive Committee; Managing Partner of Deloitte’s Transaction Assurance practice, Global Offerings and International Financial Reporting Standards practice and Technology, Media and Telecommunications practice (Northeast Region); and as Partner-in-Charge of Audit Operations in Deloitte’s New York Office. Mr. Spiegel currently serves as Lead Independent Director and chairs the audit committee of American Eagle Outfitters, Inc., a publicly-traded retail company. Mr. Spiegel also currently serves on the board and chairs the audit committee of vTv Therapeutics, Inc., a publicly-traded clinical stage pharmaceutical company. He has been a director of Radian since February 2011.

Skills and Qualifications
Mr. Spiegel’s significant prior service as a partner at Deloitte and his current experience as chair of the audit committees of other publicly-traded companies provide him with a depth of experience in management, financial reporting, risk management, public accounting and finance that is of significant value and relevance to the Board and in particular to his role as Chair of the Audit Committee of our Board. In addition, his work with many public companies as an independent auditor provides him with a unique perspective and depth of insight with respect to corporate governance, board leadership and corporate strategy. In October 2020, the National Association of Corporate Directors ("NACD") named Mr. Spiegel to the 2020 NACD Directorship 100, an annual award that recognizes the leading corporate directors, corporate governance experts, policymakers, and influencers who significantly impact boardroom practices and performance.

10 2021 Proxy Statement

Proposal 1 - Election of Directors

Richard G. Thornberry

Mr. Thornberry, 62, has served as Radian’s Chief Executive Officer since March 2017. Before joining Radian, from 2006 until 2017, Mr. Thornberry served as the Chairman and Chief Executive Officer of NexSpring Group, LLC (“NexSpring Group”), a company that he co- founded in 2006. NexSpring Group has provided mortgage industry advisory and technology services to private equity investors, mortgage lenders, financial institutions, mortgage investors and other mortgage industry participants. Mr. Thornberry also has served as the Chairman and Chief Executive Officer of NexSpring Financial, LLC, a fintech company that he co-founded to focus on improving the overall value proposition for all participants in a residential mortgage origination transaction. Prior to founding NexSpring Group, from 1999 until 2005, Mr. Thornberry served as President and Chief Executive Officer of Nexstar Financial Corporation, an end-to-end mortgage business process outsourcing firm, which he co-founded in 1999 and sold to MBNA Home Finance in 2005. Mr. Thornberry has also held executive positions with MBNA Home Finance from 2005 until 2006, Citicorp Mortgage Inc. from 1996 until 1998 and Residential Services Corporation of America/ Prudential Home Mortgage Company from 1987 until 1996. Mr. Thornberry currently serves on the board of directors of the Mortgage Bankers Association and as an executive council member of the Housing Policy Council. Mr. Thornberry began his career as a certified public accountant at Deloitte where he primarily worked with financial services clients and entrepreneurial businesses. He has been a director of Radian since March 2017.

Skills and Qualifications
Mr. Thornberry possesses a broad understanding of the mortgage and real estate industries and has significant experience leading innovative businesses in the mortgage and real estate industries. In addition, his past experiences provide him with financial management and risk management expertise that give him a unique perspective and set of skills to lead our Company and contribute to the Board.

Additional Information Regarding Directors
For additional information regarding our Board, its standing committees, and our standards for corporate governance and director independence, refer to the sections entitled “Corporate Governance and Board Matters” and “Compensation of Executive Officers and Directors—Director Compensation” below.

Recommendation
Radian's Board of Directors recommends a vote "FOR" each of the director nominees. Signed proxies will be voted "FOR" each of the director nominees unless a stockholder gives other instructions on the proxy card.

2021 Proxy Statement 11

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors and its Standing Committees
Our Board meets quarterly for regularly scheduled meetings and also holds regularly scheduled meetings to conduct strategic planning and to review and approve our business plan. In addition, the Board holds special meetings as and when necessary. Our full Board held five regularly scheduled meetings and eight special meetings during 2020. Our non-executive directors meet in executive session at the conclusion of each regularly scheduled Board meeting and frequently meet in executive session following special meetings of the Board. Each director participated in at least 75% of the meetings of the Board and the committees on which he or she served during 2020. Herbert Wender, non-executive Chairman of the Board, presides over all meetings of the Board, including meetings of the independent members of the Board. Our policy is that all of our director nominees are expected to attend our annual meeting and all of our director nominees who were serving as directors last year attended the 2020 annual meeting.
As discussed below under “—Director Independence,” all of our directors, except our Chief Executive Officer, Mr. Thornberry, satisfy the requirements for independent directors under the NYSE listing standards and SEC rules.
The current composition of the Board’s standing committees is as follows.

Director Name	Audit Committee	Compensation & Human Capital Management Committee	Credit Management Committee	Finance & Investment Committee	Governance Committee
Brad L. Conner		✓	✓
Howard B. Culang		✓	Chair		✓
Debra Hess (1)	✓			✓
Lisa W. Hess		✓		Chair	✓
Lisa Mumford (1)	✓			✓
Gaetano Muzio		Chair		✓	✓
Gregory V. Serio	✓		✓		Chair
Noel J. Spiegel (1)	Chair		✓		✓

(1)Audit Committee Financial Expert
The primary responsibilities of the Board’s standing committees are as follows:
Audit Committee. The current members of the Audit Committee each meet the additional NYSE independence criteria applicable to audit committee members and, as noted in the table above, our Board has determined that each of Mr. Spiegel, Mses. Debra Hess and Mumford qualifies as an “audit committee financial expert” under the SEC’s rules. This committee is primarily responsible for appointing and overseeing the work of our independent registered public accounting firm, reviewing our annual audited and interim financial results and reviewing our accounting and reporting principles and policies. The Audit Committee met eleven times during 2020. See “—Audit Committee Report” below for additional information regarding the work of this committee.
Compensation and Human Capital Management Committee. The current members of the Compensation and Human Capital Management Committee each meet the additional NYSE independence criteria applicable to compensation committee members. This committee is responsible for our human capital management and oversees compensation and benefits policies and programs for Radian and its subsidiaries, including compensation of the Company’s NEOs. This committee reviews the quality and depth of officers throughout Radian, as well as our management development and succession practices and programs. In addition, this committee has responsibility for reviewing the “Social” aspects of the Company’s ESG (Environmental, Social, Governance) programs. The Compensation and Human Capital Management Committee met seven times during 2020. See “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis” for additional information regarding the work of this committee.

12 2021 Proxy Statement

Corporate Governance and Board Matters
Credit Management Committee. The Credit Management Committee oversees the following aspects of our Mortgage business: credit-based risks, credit policies, pricing strategies, risk distribution strategies, credit-related modeling, and risk limits. This committee oversees our mortgage-related credit and risk management policies and procedures, including our procedures for identifying and responding to emerging mortgage credit-related matters and trends that could pose significant risk implications for Radian. Specifically, this committee monitors general compliance with mortgage insurance ("MI") underwriting and procedures, including our guidelines regarding credit diversification and counterparty exposures. The Credit Management Committee also oversees the management of allocated capital related to the Company’s mortgage risk-taking businesses and the development of new mortgage credit-based products. The Credit Management Committee met six times during 2020.
Finance and Investment Committee. This committee reviews and monitors the Company’s capital structure, capital sourcing and liquidity management and provides oversight with respect to our capital strategies and activities, including plans with respect to capital markets activities and capital structure optimization such as the impact of risk distribution. The Finance and Investment Committee also oversees the management of the Company’s investment portfolio and regularly reviews the performance of the investment advisors overseeing the portfolio to ensure adherence to our investment policy guidelines. The Finance and Investment Committee met four times during 2020.
Governance Committee. This committee oversees Board governance, which includes: recommending committee membership and chairperson appointments; ensuring compliance with our Guidelines of Corporate Governance; conducting regular Board and individual director assessments; providing guidance with respect to Board succession planning; identifying and recommending candidates to become members of our Board, including potential candidates who may be recommended by stockholders; and examining our overall corporate governance processes, including the “Governance” aspects of the Company’s ESG activities and programs. The Governance Committee met four times during 2020.
For a discussion of our Board nomination process, see “—Consideration of Director Nominees” below.
For a discussion of our Board and its committees’ roles in risk oversight of the Company, see “—Board and Board Committee Roles in Risk Oversight” below.

Board Leadership Structure
Our non-executive Chairman of the Board and Chief Executive Officer are separate positions. We believe that separating these positions enhances the independent oversight of the Company and the effective functioning of the Board, as well as the monitoring and objective evaluation of the Chief Executive Officer’s performance. In addition, the separation of the positions ensures that the Board is fully engaged in providing an objective perspective with respect to the Company’s strategy and can effectively evaluate its implementation.
Mr. Wender is the non-executive Chairman of our Board. He is independent of management and, as provided in our Guidelines of Corporate Governance, is responsible for the management, development and effective performance of the Board and for serving in an advisory capacity to the Chief Executive Officer and to other members of management on all matters concerning the interests of the Board. The non-executive Chairman of the Board sets the agenda for Board meetings and presides over meetings of the Board.
Mr. Thornberry, in his role as the Chief Executive Officer, is responsible for the strategic direction and day-to-day leadership and performance of the Company. As described in our Guidelines of Corporate Governance, the responsibilities of the Chief Executive Officer include:
■providing strong ethical leadership of the Company’s businesses;
■establishing the Company’s mission, culture, core values and corporate responsibility;
■determining corporate strategies and policies and managing the Company’s capital;
■ensuring complete and accurate disclosures of financial, operational and management matters to the Board;
■ensuring regulatory compliance and the integrity of all financial filings and other corporate communications; and
■communicating with the Board so it is informed with respect to Company, industry, and corporate governance matters.

2021 Proxy Statement 13

Corporate Governance and Board Matters

Board and Board Committee Roles in Risk Oversight
Our Board is actively involved in the oversight of risks that could affect the Company. The full Board is responsible for the general oversight of risks. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business, allocates responsibilities for the oversight of risks among the full Board and its committees, and reviews the systems and processes that management has in place to manage the current risks facing the Company, as well as those that could arise in the future. The Board regularly meets with management to receive reports from: (i) the Company’s enterprise risk management (“ERM”) function, which is designed to identify the risks we are facing, and to assess, manage and establish mitigation strategies for those risks and (ii) the Company’s information security function regarding cybersecurity risks and the Company’s efforts to mitigate such risks. The Board also receives a report directly from the Company’s head of compliance regarding the Company’s compliance function, including primary areas of focus and emerging compliance risks. As part of its risk oversight process, the Board considers the significant risks and exposures facing the Company and assesses the steps management is taking to minimize such risks. The full Board further considers current and potential future strategic risks facing the Company as part of its annual strategic planning session with management.
Throughout 2020, the Board exercised continuous oversight of the Company’s strategy and actions in response to the COVID-19 pandemic, meeting more frequently and receiving regular updates from management. These updates and regular discussions provided the Board with opportunities to effectively exercise its oversight function and to provide leadership, guidance and support to management during these unprecedented times.
The full Board oversees the Company’s businesses, operational, compliance and strategic risks, regulatory risks, risks related to our information technology activities and cybersecurity risks. As noted above, the Board conducts certain aspects of its risk oversight function through its committees. Each committee has full access to management, and has the ability to engage advisors as appropriate. Specifically, each committee is charged with the following risk oversight responsibilities:
■The Audit Committee regularly meets with and makes inquiries of management, the Company’s Chief Audit Executive and the Company’s independent auditors regarding significant risks or exposures facing the Company and the steps taken by management to minimize these risks. In particular, the Audit Committee reviews and discusses our financial risk exposures, including the risk of fraud, as well as legal and compliance risks.
■The Credit Management Committee provides oversight of our credit and risk management policies and procedures for our Mortgage businesses, including the potential effect of emerging risks and trends affecting our mortgage risk-taking businesses and overall mortgage credit profile. The Credit Management Committee regularly considers the Company’s significant mortgage credit-based risks and the steps management has taken to manage those risks, such as the Company’s risk distribution strategies, and assesses their potential impact on our capital, financial and risk positions.
■The Compensation and Human Capital Management Committee monitors our executive compensation programs to ensure that they are appropriately aligned with our compensation philosophy and are achieving their intended purposes without encouraging inappropriate risk-taking. See “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—I. Compensation Principles and Objectives.” In addition, the Compensation and Human Capital Management Committee annually reviews with management a risk assessment prepared by an independent compensation consultant of all of the Company’s primary compensation policies and practices. Based on its most recent review, the Committee has concluded that the Company’s compensation program does not encourage inappropriate risk-taking and is not reasonably likely to have a material adverse effect on the Company.
■The Finance and Investment Committee monitors risks associated with the Company’s capital structure and liquidity, and oversees the management of the Company’s investment portfolio. In addition, the Finance and Investment Committee regularly reviews compliance with our investment guidelines and monitors risk in our investment portfolio.
■The Governance Committee monitors risks associated with corporate governance practices and oversees our related person transaction policy to ensure that we do not engage in transactions that would create or otherwise give the impression of a conflict of interest that could result in harm to us. See “—Certain Relationships and Related Person Transactions.”

14 2021 Proxy Statement

Corporate Governance and Board Matters
Each committee chair provides regular reports to the full Board regarding the Committee’s risk oversight responsibilities as discussed above. The Board conducts its risk oversight responsibility in the areas discussed above through these reports, as well as through regular discussions and reports from management regarding any significant and other known risks, including regular reports regarding the Company’s ERM process, compliance function and cybersecurity risks and as part of the Company’s annual strategic planning session, as discussed above.

Director Independence
Our Guidelines of Corporate Governance provide that a substantial majority of our Board must consist of independent directors, as independence is determined under the NYSE’s listing standards and applicable SEC rules. In evaluating the independence of each of our directors, our Board, primarily through the Governance Committee, considers all relevant facts and circumstances that could impact a director’s independent judgement, viewed from the standpoint of the director, as well as from persons or organizations with which the director has an affiliation, including the Company. Our Board has determined that all of the members of the Board, except our CEO, Richard G. Thornberry, are “independent” under current NYSE listing standards and SEC rules. In determining that each of our non-executive directors is independent, the Board considered whether there were any facts and circumstances that might impair the independence of each director, as further discussed below. The Board concluded that no material direct or indirect relationship exists between the Company and any of its non-executive directors, other than those compensatory matters that are a direct consequence of serving on our Board and which are detailed below in “Compensation of Executive Officers and Directors—Director Compensation.”
In recommending to the Board that each of our non-employee directors is independent, the Governance Committee and the Board considered that certain director nominees hold board positions with other entities that are either Radian customers, potential Radian customers or otherwise involved in mortgage-related business or activities. Specifically, the Governance Committee considered the following relationships:
■Mr. Conner serves as a director of United Services Automobile Association ("USAA") and USAA is a current customer of Radian’s Mortgage and Real Estate businesses.
■Ms. Debra Hess serves on the board of directors of AG Mortgage Investment Trust, Inc., a publicly-traded mortgage REIT that owns a non-controlling interest in Arc Home LLC (“Arc”), Arc is a mortgage enterprise that, among other things, originates loans purchased by the GSEs and is a current customer of Radian’s Mortgage business.
■Ms. Lisa Hess serves as a trustee of TIAA, which owns TIAA Bank (formerly Everbank), and serves on the Board of TIAA Bank. TIAA Bank is a current customer of Radian’s Mortgage business.
With regard to each of the foregoing relationships, the Governance Committee determined that the dual board positions did not impair the director’s independence based on, among other factors, the current size of the relevant customer relationships, that the customer relationships are arms-length transactions on customary terms and the director's lack of oversight and compensation benefits related to the business relationships. Based on the recommendation of the Governance Committee, the Board considered these relationships and concluded, in each case, that it did not impair the applicable director’s independence.

Consideration of Director Nominees
Director Qualifications. Our Governance Committee recommends candidates for nomination to our Board based on a number of factors, including the following minimum criteria: (i) the highest standards of personal character, conduct and integrity and the intention and ability to act in the best interests of our stockholders; (ii) the ability to understand and exercise sound judgment on issues related to Radian and its businesses; (iii) the ability and commitment to devote the time and effort required to serve effectively on our Board, including preparation for and attendance at Board and committee meetings; (iv) the ability to draw upon relevant experience and expertise in contributing to Board and committee discussions; and (v) freedom from interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, actual or perceived.
Although the Board does not have a formal diversity policy, the Board considers diversity in a broad sense to mean, among other traits, differences of experience, skills, tenure, background, gender, race, ethnicity and age. The Board values diversity and believes it helps to generate a comprehensive discussion of issues from multiple perspectives, which contributes to effective decision making and oversight over our businesses to help drive our results. The Board and the Governance Committee consider diversity as an important factor in identifying and evaluating director nominees, as discussed below.

2021 Proxy Statement 15

Corporate Governance and Board Matters
Identifying and Evaluating Director Nominees. In evaluating candidates for the Board, the Governance Committee and the Board seek to foster a board that collectively possesses the qualifications discussed above and the appropriate mix of diversity, as viewed broadly by the Board, to oversee the Company’s businesses and support our strategic focus. The Governance Committee does not aim to find directors who represent a single category or trait, but seeks nominees who complement the breadth and depth of our Board’s diversity and expertise. See “Proposal 1—Election of Directors” for additional information.
When seeking and evaluating candidates for the Board, the Governance Committee considers all qualified candidates identified by members of the Governance Committee, by other members of the Board, by senior management, by stockholders (so long as the stockholders’ recommendations of candidates are submitted in accordance with the procedures described below), and by national search firms. In all cases, the Governance Committee will facilitate several interviews of a candidate if it believes the candidate to be suitable after an initial evaluation, and will perform a comprehensive background investigation on such candidate. The Governance Committee also may discuss a candidate at multiple meetings and have the candidate meet with members of senior management and the full Board.
Stockholder Nominations and Recommendations. Our By-Laws describe the procedures for stockholders to follow for nominating candidates to our Board. For our 2022 annual meeting of stockholders, stockholders may nominate a candidate for election to our Board by sending written notice to our Corporate Secretary at our principal office, which must be received on or before February 11, 2022, but no earlier than January 12, 2022 (except that if the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the stockholder must be received between the close of business on the 120th day and 90th day before the date of the 2022 annual meeting or, if the first public announcement of the date of the 2022 annual meeting is less than 100 days before the date of the meeting, then the notice by the stockholder must be received by the 10th day after the public announcement).
The notice to our Corporate Secretary must contain or be accompanied by the information required by Section 4.13 of our By-Laws, which includes, among other things: (i) the name, age, principal occupation, and business and residence address of each person nominated; (ii) the class and number of shares of our capital stock which are directly or indirectly beneficially owned by each person nominated; (iii) the name and record address of the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is made; (iv) the class and number of shares of our capital stock owned directly or indirectly by the stockholder making the nomination or the beneficial owner, if any, on whose behalf the nomination is made; and (v) a description of any direct or indirect compensation or other material monetary agreements, arrangements or understandings, or any other material relationships (including any familial relationships) between the stockholder giving notice (or the beneficial owner) and the nominee or any respective affiliates, associates or others with whom they are acting, as well as certain other information. A copy of the full text of the relevant By-Law provisions, which includes the complete list of the information that must be submitted to nominate a director, may be obtained upon written request directed to our Corporate Secretary at our principal office. A copy of our By-Laws is also posted on the Corporate Governance section of our website (www.radian.com).
In addition to a stockholder’s ability to nominate candidates to serve on our Board as described above, stockholders also may recommend candidates to the Governance Committee for its consideration. The Governance Committee is pleased to consider recommendations from stockholders regarding director nominee candidates that are received in writing and accompanied by sufficient information to enable the Governance Committee to assess the candidate’s qualifications, along with confirmation of the candidate’s consent to serve as a director if elected. Such recommendations should be sent to our Corporate Secretary at our principal office. Any recommendation received from a stockholder after January 1 of any year is not assured of being considered for nomination in that year.

16 2021 Proxy Statement

Corporate Governance and Board Matters

Evaluations of Board Performance
The Board recognizes that a constructive board evaluation is a component of good governance practices and promotes board effectiveness. In accordance with our Guidelines of Corporate Governance, the Governance Committee conducts an annual assessment of each director’s board performance and reviews the performance of the Board as a whole as well as the performance of each of its committees. The Board and each standing committee of the Board also perform an annual self-assessment. As part of its annual assessment, the Board often engages an independent governance consultant to facilitate the assessment process and provide an unbiased perspective on the effectiveness of the Board and its committees as well as director performance, board succession planning and board dynamics. The contributions of individual directors were considered by the Governance Committee as part of its determination of whether to recommend their nomination for reelection to our Board.

Compensation and Human Capital Management Committee Interlocks and Insider Participation
Messrs. Muzio (Chair), Conner, Culang and Ms. Lisa Hess served on the Compensation and Human Capital Management Committee during 2020. No member of the Compensation and Human Capital Management Committee during 2020: (i) has ever been an officer or employee of Radian or any of its subsidiaries or (ii) had any relationship with Radian or its subsidiaries during 2020 that would require disclosure under Item 404 of the SEC’s Regulation S-K.
During 2020, none of our executive officers served as a director or member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any other entity, one of whose executive officers is or has been a director of Radian or a member of our Compensation and Human Capital Management Committee.

Certain Relationships and Related Person Transactions
Our Board has adopted a written policy regarding related person transactions to document procedures pursuant to which such transactions are reviewed, approved or ratified. The policy applies to any transaction, other than certain excluded transactions (e.g., compensation arrangements with executive officers or directors that have been approved by the Compensation and Human Capital Management Committee), in which: (i) Radian or any of its subsidiaries was or is to be a participant and (ii) any related person had or will have a direct or indirect material interest. For purposes of this policy, a related person is any of our directors or nominees for director, any of our executive officers, any stockholder known to us to own in excess of 5% of our common stock, and any immediate family member of one of our directors, nominees for director or executive officers. Under the policy, our Governance Committee is responsible for reviewing and pre-approving or ratifying any related person transaction. The Governance Committee may delegate its pre-approval (but not ratification) authority under the policy to the chair of the committee.
The policy provides that the Governance Committee may approve or ratify a related person transaction (including, if applicable, as modified) only upon affirmatively concluding that the transaction: (i) is on terms no less favorable to the Company than those that could be obtained in arm’s length dealings with an unrelated third party; (ii) is consistent with the applicable independence rules of the SEC and NYSE; and (iii) does not create or otherwise give the impression of a conflict of interest that could result in harm to the Company. If the Governance Committee determines that an existing related person transaction has failed to meet this standard for ratification, the transaction must be unwound promptly unless the Governance Committee further determines that: (i) the transaction was entered into in good faith (i.e., in the absence of fraud and not with the intention of circumventing the pre-approval requirements of our related person transactions policy) and (ii) the risks to the Company of unwinding the transaction outweigh the risks associated with not unwinding the transaction.

2021 Proxy Statement 17

Corporate Governance and Board Matters

Anti-Hedging Policy
Radian’s Insider Trading Policy prohibits all Radian employees (including Radian’s NEOs), temporary or contract workers and Board members, while employed by or providing services to Radian, from engaging in any form of hedging or monetization transaction that allows a covered person to continue to own Radian securities without taking on the full risks and rewards of such ownership. This general prohibition of speculative transactions specifically includes: (i) short sales of Radian securities and (ii) buying or selling puts or calls of Radian securities. The Insider Trading Policy is available in the Corporate Governance section of Radian’s website (www.radian.com).

Information on Our Website
In addition to our Amended and Restated Certificate of Corporation and our Amended and Restated Bylaws, the Corporate Governance section of our website (www.radian.com) includes the following corporate governance materials, any of which are also available in print and free of charge upon request:
Board Committee Charters. Each of the standing committees of our Board operates under a written charter adopted by the full Board upon the recommendation of the Governance Committee. Each committee considers the need for amendments or enhancements to its charter at least annually and more frequently as necessary.
Guidelines of Corporate Governance. Upon the Governance Committee’s recommendation, our Board adopted our Guidelines of Corporate Governance. Among other things, these guidelines delineate the qualifications for our directors and the relative responsibilities of our Board, its standing committees, our non-executive Chairman, our Chief Executive Officer and our Corporate Responsibility Officer. The Governance Committee and Board consider the need for amendments or enhancements to our Guidelines of Corporate Governance at least annually and more frequently as necessary.
Code of Conduct and Ethics. Our Code of Conduct and Ethics (the “Code of Conduct”) is binding on all of our employees and directors, and includes a “code of ethics” applicable to our senior executive officers.
Certain provisions of the Code of Conduct also apply to former employees and directors. We intend to post on our website any amendments to, or waivers of, any provision of the Code of Conduct that applies to our Chief Executive Officer, principal financial officer or principal accounting officer or that relates to any element of the SEC’s definition of a “code of ethics.”
Stockholder Communications. We encourage stockholders to freely communicate with management and our Board. In that regard, we have established an email address that enables stockholders to convey their concerns, questions and comments to the members of our Board. The address is: directors@radian.com. In addition, interested persons may write to the non-executive Chairman at Radian Group Inc., 1500 Market Street, Philadelphia, Pennsylvania 19102 or to Edward J. Hoffman, General Counsel and Corporate Secretary, at the same address. This contact information also is available on our website.
Annual Report and Proxy Statement. This proxy statement and our 2020 Annual Report to Stockholders are available at www.radian.com/StockholderReports.
Any updated or amended versions of the items listed above will be posted to our website promptly after adoption. The information contained on our website is not deemed to be incorporated by reference into this proxy statement.

18 2021 Proxy Statement

Corporate Governance and Board Matters

Audit Committee Report
The functions of the Audit Committee are outlined in its charter posted on the Corporate Governance section of our website (www.radian.com) and include general responsibilities within the categories of oversight, audit and financial reporting, compliance and risk. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of an independent registered public accounting firm to audit our financial statements each year. The committee is also assigned other responsibilities, including, without limitation, to: (i) monitor the independent registered public accounting firm’s independence; (ii) monitor the professional services provided by the independent registered public accounting firm, including pre-approving all audit and permissible non-audit services provided by the independent registered public accounting firm in accordance with federal law and the rules and regulations of the SEC; (iii) review audit results with the independent registered public accounting firm; (iv) review and discuss with management and the independent registered public accounting firm our financial statements and other financial disclosures in our filings with the SEC; (v) establish procedures for receiving, retaining and treating complaints regarding our accounting and internal accounting controls or other auditing matters; (vi) review with management, the independent registered public accounting firm and our internal audit department our accounting and reporting principles, practices and policies and the adequacy of our internal control over financial reporting; and (vii) provide oversight regarding certain significant risks or exposures facing the Company, including in particular, financial, legal and regulatory risk exposures.
The Audit Committee discusses with the independent registered public accounting firm and the Company’s Chief Audit Executive the overall scope and plans for their respective audits and meets with them, with and without management present, to discuss their respective audits. Further, the Audit Committee meets in separate, executive sessions periodically with management, the independent registered public accounting firm and the Chief Audit Executive to discuss the adequacy and effectiveness of internal accounting and financial controls of the Company. In determining whether to reappoint PwC as the Company’s independent registered public accounting firm for 2021, the Audit Committee took into consideration a number of factors, including the length of time PwC had been engaged, PwC’s independence and objectivity, PwC’s capability and expertise, information with respect to audit quality, including recent Public Company Accounting Oversight Board (“PCAOB”) inspection reports of PwC, and the appropriateness of PwC’s fee.
Before the 2020 Annual Report on Form 10-K was filed with the SEC, the Audit Committee reviewed and discussed with management our audited Consolidated Financial Statements for the year ended December 31, 2020 and the notes thereto and other financial information included in the report, including the section of the report entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee also discussed with PwC, our independent registered public accounting firm for 2020, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC including, among other things, matters related to the conduct of the audit of our financial statements as well as PwC’s identification and communication of Radian’s critical audit matter in PwC’s report included in the 2020 Annual Report on Form 10-K. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from us.
Based on its reviews and discussions described in this report, the Audit Committee recommended to our Board that our audited financial statements be included in the 2020 Annual Report for filing with the SEC.
Members of the Audit Committee
Noel J. Spiegel (Chair)
Debra Hess
Lisa Mumford
Gregory V. Serio

2021 Proxy Statement 19

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION
OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEOs”), as disclosed in the “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis” section of this proxy statement (“CD&A”) and the accompanying tabular and narrative disclosures. This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation.
Based on our most recent advisory vote at our 2017 annual meeting of stockholders, it is our current policy to conduct an advisory vote on the compensation of our NEOs on an annual basis.
Our executive compensation program is designed under the direction of the Compensation and Human Capital Management Committee of our Board (the “Committee”) to attract, motivate and retain high quality executive officers and to align our pay-for-performance philosophy with our overall business and strategic objectives. This pay-for-performance philosophy is intended to ensure that our NEOs’ interests are aligned with those of our stockholders, while not encouraging inappropriate actions, including unnecessary or excessive risk taking.
In considering the compensation of our NEOs in connection with this Proposal 2, we believe it is important to note the following with respect to our 2020 executive compensation program:
NEO compensation is heavily weighted towards performance-based, variable compensation.
Fixed compensation continues to represent a limited portion of our NEOs’ total compensation. Base salary represented only 15% of Mr. Thornberry’s 2020 total target compensation and, on average, only 24% of the total target compensation for our other NEOs. The remaining target compensation for our CEO and other NEOs was tied to, and is contingent upon, Company and individual performance.
We did not change our compensation programs in light of the COVID-19 pandemic.
The COVID-19 pandemic had a significant impact on our financial results and the demand for certain of our products and services. This impact in turn had a negative impact on certain components of our executive compensation programs, including certain metrics under our 2020 STI program and our outstanding LTI awards. Throughout 2020, the Committee reviewed our compensation programs to ensure that they remained suitable for measuring performance and motivational for driving the performance of our NEOs. The Committee ultimately determined not to change our compensation programs in light of the COVID-19 pandemic. We believe the fact that our plans remained suitable, without alteration, for evaluating performance despite the significant disruptions caused by the COVID-19 pandemic is a strong validation of their design.
Our compensation program demonstrates a strong correlation between pay and performance. For 2020, the impact of the COVID-19 pandemic on our financial performance resulted in the lowest level of STI payouts since 2015.
■The Committee approved short-term incentive (“STI”) awards to our NEOs slightly above target due to our record level of NIW volume, strong NIW returns and exceptional strategic performance, including successfully navigating the COVID-19 pandemic.
Although the COVID-19 pandemic had a significant negative impact on our results of operations, with the increase in COVID-19 pandemic-related defaults driving a 268% year-over-year increase in our provision for losses, we believe 2020 represented an exceptionally strong performance year for our NEOs. Operating under the unifying strength of our One Radian brand, the Company wrote a record level of NIW on a flow basis, grew insurance-in-force and book value per share, improved Radian Guaranty’s capital position under the PMIERs and the Company’s overall financial strength and flexibility, and remained focused on returning value to stockholders through share repurchases and by significantly increasing the quarterly dividend. Strategically, we continued to diversify our businesses. We grew Real Estate revenues in a difficult operating environment, including by building strong momentum in the Title business and investing in growing and optimizing our other Real Estate businesses. In our Mortgage business, we also were able to leverage our RADAR Rates pricing platform to quickly respond to the changing economic and competitive environment and successfully shift the profile of 2020 NIW towards stronger risk characteristics with lower levels of layered risk. Most importantly, we reacted quickly to the unprecedented environment created by the COVID-19 pandemic, keeping our employees safe and engaged while we supported homeowners impacted by the COVID-19 pandemic by aligning our policies and procedures with GSE initiatives and demonstrated the strength and resilience of our business model as a permanent source of first-loss, through-the-cycle risk protection for mortgage credit and a facilitator of real estate transactions, regardless of the economic and operating environment. In recognition of these achievements, the Committee awarded STI awards to

20 2021 Proxy Statement

Proposal 2 - Advisory Vote To Approve The Compensation Of The Company’s Named Executive Officers
our NEOs at slightly above target levels. See “Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—IV. Primary Components of Compensation—B. Short-Term Incentive Program—2020 Short-Term Incentive Analysis” for additional information regarding the 2020 STI awards.
■Sixty percent of our annual LTI awards consist of performance-based equity that require strong absolute growth in book value. Failure to perform over the long-term would significantly diminish our NEOs’ realized pay.
Our 2020 LTI awards provide for meaningful payouts only if the Company produces strong growth in book value. The performance-based restricted stock units (“performance-based RSUs”) granted to the NEOs in 2020, which represent 60% of the total target value of our NEOs’ LTI awards, have an absolute book value growth metric. The Company must achieve at least a 25% increase in LTI Book Value per Share (as defined below in the CD&A) over a three-year performance period for a NEO to be eligible to receive an award at target.
We have implemented strong governance and compensation practices, and we do not engage in problematic pay practices.
In addition to heavily weighting NEO compensation towards performance-based, variable compensation we: (1) utilize a fully independent compensation committee and compensation consultant in overseeing NEO compensation; (2) do not pay dividends on equity awards that have not vested (dividend equivalents accrue but are not paid until awards have vested) and our equity plan prohibits liberal share recycling; (3) impose a “double trigger” for change-of-control payments; (4) do not provide gross-ups for excise taxes upon a change of control; (5) prohibit hedging or other speculative transactions in our stock; (6) impose a strong compensation clawback policy; (7) impose rigorous stock ownership and share retention requirements; (8) provide limited perquisites to our NEOs; (9) do not employ retirement plans exclusively for executive officers; and (10) encourage and solicit feedback regarding our executive compensation program.

We urge you to read the CD&A in its entirety. While this vote is advisory and non-binding, our Board values the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation matters. We are asking our stockholders to indicate their support for the compensation of our NEOs by voting “FOR” this proposal and the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

Recommendation
Radian's Board of Directors recommends a vote "FOR" approval of the compensation of the Company's Named Executive Officers as disclosed in this proxy statement. Signed proxies will be voted "FOR" approval unless a stockholder gives other instructions on the proxy card.

2021 Proxy Statement 21

PROPOSAL 3 – APPROVAL OF RADIAN GROUP INC. 2021 EQUITY
COMPENSATION PLAN
We are asking our stockholders to approve the Radian Group Inc. 2021 Equity Compensation Plan (the “Equity Plan”).
The purpose of the Equity Plan is to attract, motivate and retain highly qualified officers, directors, employees and other individuals. We believe that the Equity Plan is necessary so that the Company can continue to further these objectives by providing these individuals, in most cases as a core component of their compensation, with an opportunity to acquire a direct proprietary interest in the future success of the Company. The Equity Plan will enable us to incentivize these individuals to execute our strategic plan and grow and diversify our businesses with a primary overall objective of enhancing long-term value for stockholders. As a result, we believe the Equity Plan is critical to continue to closely align the interests of Equity Plan participants with those of our stockholders.
The terms of the Equity Plan will apply only to awards granted on or after May 12, 2021, the effective date of this Equity Plan (the “Effective Date”), and awards granted prior to the Effective Date will continue to be governed by the applicable grant letters and the terms of our current equity compensation plan, the Radian Group Inc. Equity Compensation Plan that was approved by our stockholders on May 10, 2017, as amended (the “2017 Equity Plan”), as well as our prior equity plans, as applicable. The 2017 Equity Plan amended and restated the Radian Group Inc. 2014 Equity Compensation Plan which was a successor to the Radian Group Inc. Amended and Restated 2008 Equity Compensation Plan (the “2008 Equity Plan"). The 2008 Equity Plan, the 2017 Equity Plan and any other prior equity compensation plan of the Company are referred to as the “Prior Equity Plans.”

Determination of Shares to be Available for Issuance
Our Board believes that our executive compensation program, and particularly the granting of equity awards, allows us to align the interests of officers, directors, employees and other individuals who are selected to receive awards with the long-term interests of our stockholders. The Equity Plan is designed to enable us to formulate and implement a compensation program that will attract, motivate and retain officers and other employees who we expect will contribute to our financial success. Our Board believes that awards granted pursuant to the Equity Plan are a vital component of our compensation program and, accordingly, that it is important that an appropriate number of shares of stock be authorized for issuance under the Equity Plan. See "Compensation of Executive Officers and Directors—Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. Long-Term Incentive Program.”
If this Proposal 3 is approved by our stockholders at the Annual Meeting, the maximum aggregate number of new shares of common stock that may be issued under the Equity Plan with respect to awards granted on or after the Effective Date is 8,300,000 shares of common stock. In addition, (i) any shares of common stock that remain available for awards under the 2017 Equity Plan as of the Effective Date may be issued with respect to awards under the Equity Plan and (ii) any shares of common stock subject to outstanding awards under Prior Equity Plans as of the Effective Date that are payable in shares and that terminate, expire or are cancelled without having been exercised, vested, or settled in full, as applicable, on or after the Effective Date, may be issued with respect to awards under the Equity Plan. The aggregate number of shares that may be issued under the Equity Plan is subject to adjustments under the Equity Plan, as described in “Adjustment Provisions; Change of Control of Radian” below.
In determining the number of shares to reserve for issuance under the Equity Plan, we considered many factors, including our share availability under the 2017 Equity Plan, our historical grant levels or "burn rate" and our projected burn rate under the Equity Plan, as well as the potential costs and benefits to our stockholders of the share request under the Equity Plan.
Dilution Analysis
The table below shows our potential dilution (often referred to as overhang) levels based on the shares of our common stock outstanding combined with our total equity awards outstanding, the shares currently available for grant under the 2017 Equity Plan and our proposal for 8,300,000 new shares of our common stock to be available for awards under the Equity Plan. The 8,300,000 new shares represent potential dilution of approximately 3.98% of the Total Potential Overhang plus Shares of Common Stock Outstanding as of December 31, 2020, as described in the table below. We believe that this number of shares of common stock under the Equity Plan represents a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards in furtherance of the Company's objectives and the goals of our equity compensation program, including our performance-based compensation practices.

22 2021 Proxy Statement

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan

Potential Overhang as of December 31, 2020 with 8,300,000 New Shares
Stock Options Outstanding as of December 31, 2020	773,519
Weighted Average Exercise Price of Stock Options Outstanding as of December 31, 2020	$10.73
Weighted Average Remaining Term of Stock Options Outstanding as of December 31, 2020	3.2 years
Outstanding Phantom Stock Units(1), Time-Based Restricted Stock Units (“RSUs”) and Performance-Based RSUs as of December 31, 2020(2)	4,424,452
Total Equity Awards Outstanding as of December 31, 2020(3)	5,197,971
Shares Available for Grant under the 2017 Equity Plan as of December 31, 2020(4)	3,478,075
Shares Requested	8,300,000
Total Potential Overhang under the Equity Plan (including all Prior Equity Plans) as of December 31, 2020	16,976,046
Shares of Common Stock Outstanding as of December 31, 2020	191,606,509
Total Potential Overhang plus Shares of Common Stock Outstanding as of December 31, 2020	208,582,555
Potential Dilution of 8,300,000 shares as a Percentage of the sum of Total Potential Overhang plus Shares of Common Stock Outstanding as of December 31, 2020	3.98%
(1)Phantom Stock Units represent units awarded to our non-employee directors prior to 2009.
(2)The Outstanding Phantom Stock Units, Time-Based RSUs and Performance-Based RSUs represents the number of outstanding phantom stock units, time-based RSUs and performance-based RSUs (performance-based RSUs are also referred to herein as performance stock units), with the performance stock units measured at target (performance stock units can be paid at, above or below target), and includes accrued dividend equivalents on phantom stock units that are payable in shares of common stock with respect to awards granted to our non-employee directors.
(3)Represents the number of shares issuable pursuant to outstanding equity awards under Prior Equity Plans.
(4)The Shares Available for Grant reflects the number of shares remaining available for grant under the 2017 Equity Plan, after subtracting the number of shares underlying outstanding grants, taking into account the 1.31 to one share counting provision for full value shares under the 2017 Equity Plan and assuming solely for purposes of this calculation that performance stock units are earned at maximum. The number of performance stock units earned under outstanding performance-based RSU awards will depend on actual performance, as measured against the performance metrics established for such awards.
Based on our current equity award practices, we estimate that the authorized shares under the Equity Plan may be sufficient to provide us with an opportunity to grant equity awards for approximately five years, in amounts determined appropriate by the Compensation and Human Capital Management Committee of the Board (the “Committee”), which will administer the Equity Plan. This is only an estimate, and circumstances could cause the share reserve to be used more quickly or more slowly. These circumstances include, but are not limited to, the future price of shares of our common stock, the type of equity instruments we issue as long-term incentive compensation, any change to our compensation program that involves a different percentage mix of equity-based compensation compared to cash-based compensation, payouts of performance-based awards in excess of target in the event of superior performance, hiring activity, and promotions.
Burn Rate
The table below sets forth the following information regarding the awards granted under the Prior Equity Plans: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows:
(i)the number of stock options, time-based RSUs, and performance stock units granted in the applicable year divided by
(ii)the weighted average number of shares of our common stock outstanding for the applicable year.

Dividend equivalents under outstanding awards granted to employees and non-employee directors for each of the last three calendar years are not included in the burn rate calculation because they are paid in cash.
For completeness, we have also included in the table below a burn rate calculation based on the number of stock options granted, time-based RSUs granted and performance stock units earned in the applicable year, divided by the weighted average number of shares of our common stock outstanding for the applicable year.

2021 Proxy Statement 23

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan

Element	2020	2019	2018	Three-Year Average
Time-Based RSUs granted	763,608	380,568	462,725	535,634
Performance Stock Units granted	839,330	486,540	595,320	640,397
Total Full Value Awards granted	1,602,938	867,108	1,058,045	1,176,030
Stock Options granted	—	—	—	—
Total Full Value Awards and Stock Options granted	1,602,938	867,108	1,058,045	1,176,030
Weighted Average Number of Shares of Common Stock Outstanding as of December 31	195,443,000	208,773,000	214,267,000	206,161,000
Burn Rate (Stock Options, Time-Based RSUs, and target Performance Stock Units granted)	0.82%	0.42%	0.49%	0.58%
Total Time-Based RSUs granted, Stock Options granted, and Performance Stock Units earned	1,354,726	1,753,408	465,055	1,191,063
Burn Rate (Stock Options and Time-Based RSUs granted, and earned Performance Stock Units)	0.69%	0.84%	0.22%	0.58%
The burn rate means that we used a three-year average of less than 1% of the weighted average shares outstanding for awards granted over the past three years under the Prior Equity Plans and less than 1% of the weighted average shares outstanding for Time-Based RSUs and Stock Options granted and Performance Stock Units earned over the past three years under the Prior Equity Plans.

Description of the Equity Plan
The following is a description of the Equity Plan, which is qualified by reference to the full text of the Equity Plan set forth on Appendix A to this proxy statement. If the Equity Plan is approved by our stockholders at the Annual Meeting, it will become immediately effective. If the Equity Plan is not approved by our stockholders, the 2017 Equity Plan will continue as currently in effect.
Shares Subject to the Plan. Subject to adjustments set forth in the Equity Plan and described in “Adjustment Provisions; Change of Control of Radian” below, the maximum aggregate number of new shares of common stock that may be issued under the Equity Plan with respect to awards granted on or after the Effective Date is 8,300,000. In addition, subject to adjustments set forth in the Equity Plan and described in “Adjustment Provisions; Change of Control of Radian” below, (i) any shares of common stock that remained available for awards under the 2017 Equity Plan as of the Effective Date may be issued with respect to awards under the Equity Plan, and (ii) any shares of common stock subject to outstanding awards under Prior Equity Plans as of the Effective Date that are payable in shares and that terminate, expire or are cancelled without having been exercised, vested, or settled in full, as applicable, on or after the Effective Date, may be issued with respect to awards under the Equity Plan. The aggregate number of shares reserved for issuance under the Equity Plan as of the Effective Date as described above in this paragraph is referred to as the “2021 Equity Plan Reserve”.
To the extent shares of common stock are issued under the Equity Plan with respect to dividend equivalents that are credited on outstanding phantom stock units under a Prior Equity Plan on or after the Effective Date, such shares will count against the 2021 Equity Plan Reserve.
Share Counting Rules under the Equity Plan. Each stock option or stock appreciation right (“SAR”) (other than a SAR providing for settlement solely in cash) granted under the Equity Plan on or after the Effective Date will reduce the 2021 Equity Plan Reserve by one share for each share subject to such grant. Each grant of restricted stock or RSUs (other than a grant providing for settlement solely in cash) under the Equity Plan on or after the Effective Date will reduce the 2021 Equity Plan Reserve by 1.31 shares for each share subject to such grant. Any shares subject to stock options or SARs that are restored to the 2021 Equity Plan Reserve because of termination, expiration or cancellation of such award, will increase the 2021 Equity Plan Reserve by one share for each share so restored. Any shares subject to a grant of restricted stock or RSUs under the Equity Plan that are restored to the 2021 Equity Plan Reserve because of forfeiture, termination or cancellation without being vested or settled in full, will increase the 2021 Equity Plan Reserve by 1.31 shares for each share so restored. Stock-based awards that are settled solely in cash will not count against the 2021 Equity Plan Reserve. Other shares, such as shares not issued as a result of the net settlement of a stock-settled SAR, shares tendered in payment of a stock option exercise price or withheld for taxes, or shares repurchased on the open market with the proceeds of the exercise price of any grant, will not be restored to the 2021 Equity Plan Reserve.

24 2021 Proxy Statement

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan
Treatment of Prior Plans Awards for purposes of determining the 2021 Equity Plan Reserve. A “Prior Plan Award” is an award granted under a Prior Equity Plan in the form of either a stock option, a RSU, or a phantom stock unit award that is payable in shares and that is outstanding as of the Effective Date. A Prior Plan Award that is a stock option that terminates, expires or is cancelled or forfeited on or after the Effective Date will increase the 2021 Equity Plan Reserve by one share for each such stock option. A Prior Plan Award that is a RSU or a phantom stock unit award that terminates, expires or is cancelled on or after the Effective Date will increase the 2021 Equity Plan Reserve based on the applicable formula used under the Prior Equity Plan (1.31 shares for such grants under the 2017 Equity Plan, 1.19 shares for such grants under the 2008 Equity Plan made on or after May 11, 2011, and 1.14 shares for such grants made on or after May 13, 2009 and before May 11, 2011). Other shares subject to Prior Plan Awards, such as shares tendered in payment of a stock option exercise price or withheld for taxes, or shares repurchased on the open market with the proceeds of the exercise price of any grant, will not be restored to the 2021 Equity Plan Reserve.
Administration of the Plan. The Equity Plan is administered by the Committee, with grant decisions made by at least two non-employee directors, each of whom is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and otherwise an independent director under the rules and regulations of the NYSE or such other securities exchange on which our common stock is then listed. The Committee has been appointed by the Board to administer the Equity Plan. Except as otherwise provided in the Equity Plan, the Committee has the sole authority to determine:
■who will receive grants under the Equity Plan;
■the type, size and terms of each grant;
■when the awards will be granted and the duration and terms of any exercise, vesting or restriction periods, including whether terms of any exercise, vesting or restriction periods will be based upon the achievement of specific performance goals;
■any restrictions on resale applicable to the shares to be issued or transferred pursuant to a grant;
■whether any grant will be subject to any non-competition, non-solicitation, confidentiality, clawback or other covenants or conditions; and
■any other matters arising under the Equity Plan.
The Committee has authority to delegate to the Chief Executive Officer the authority to make grants under the Equity Plan to employees, independent contractors, consultants, and advisors who are not subject to the restrictions of Section 16(b) of the Exchange Act. All grants must be made in accordance with appropriate parameters set by the Committee. Any delegation of authority will be subject to the conditions and limitations as may be determined by the Committee and will be subject to applicable law, including Delaware law, and the rules of the NYSE or such other securities exchange on which our common stock is then listed.
Grants. Awards under the Equity Plan may consist of stock options that are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), restricted stock grants, RSUs, stand-alone SARs, and SARs granted in conjunction with all or part of any stock option. Incentive awards granted under the Equity Plan are hereinafter referred to collectively as “Grants.”
Eligibility for Participation; Individual Limits. The Company’s approximately 1,700 employees, including its eight executive officers, and nine non-employee directors are eligible to participate in the Equity Plan. Although our independent contractors, consultants and advisors are eligible to participate in the Equity Plan, historically we have not awarded grants to these potential participants under any of the Prior Equity Plans and we have no current plans to award any Grants to independent contractors, consultants or advisors under the Equity Plan. If we later decide to award Grants to our independent contractors, consultants or advisors under the Equity Plan, we expect that it would only be in limited circumstances for a limited number of such potential participants. The Company’s executive officers and directors have an interest in approval of the Equity Plan because it relates to the issuance of equity awards for which they may be eligible.
The maximum aggregate number of shares of our common stock that any grantee (other than a non-employee director) may receive pursuant to Grants may not exceed 1,500,000 shares in any calendar year. This limitation applies whether the Grants are paid in shares or in cash and is subject to certain adjustments as set forth in the Equity Plan.
The maximum grant date fair value of shares subject to Grants awarded to any non-employee director of the Company during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered as a non-employee director during the calendar year, will not exceed $750,000 in total value.
For purposes of the Equity Plan, unless provided otherwise by the Committee in the grant letter, a participant’s employment or service will not be deemed to have terminated merely because of a change in the capacity in which the participant renders service to the Company as an employee, non-employee director, independent contractor, consultant

2021 Proxy Statement 25

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan
or advisor, or a change in the Company entity for which the participant renders such service, provided that there is no interruption or termination of the participant’s continuous employment or service to the Company. Likewise, certain leaves of absence will not be deemed a termination or interruption of continuous employment. The provisions of the Equity Plan that refer to “retirement” and “disability” will not apply to a grantee who is an independent contractor, consultant or advisor.
No Repricing. Except in connection with a corporate transaction such as a merger, spin-off or reorganization, the Company may not, without first obtaining stockholder approval: (i) amend the terms of outstanding stock options or SARs to reduce their exercise price; (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with a lower exercise price; or (iii) cancel outstanding stock options or SARs with an exercise price above the current stock price in exchange for cash or other securities.
Stock Options: Exercise Price, Term, Vesting and Method of Exercise. The Equity Plan provides that the exercise price of a stock option may not be less than the fair market value of our common stock on the date the stock option is granted. Holders of stock options will not have any rights as a stockholder with respect to any share of common stock subject to the stock option unless and until such holder becomes the holder of record of such share.
The Committee will determine the exercise period for each stock option, up to a 10-year maximum. The Committee will determine the vesting terms for stock options, including, without limitation, whether stock options will vest based upon the achievement of specific performance goals. The Committee may provide in the grant letter to what extent a stock option would vest in certain circumstances, including in the event of the grantee’s termination of employment or service, retirement, disability or death, or a change of control. For additional information, see “Adjustment Provisions; Change of Control of Radian” below.
Payment of the stock option exercise price and applicable tax withholding upon the exercise of a stock option may be made (i) in cash, (ii) by authorizing a third party to sell shares of common stock acquired upon exercise of the stock option and remitting to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise, or (iii) if so permitted by the Committee, by tendering shares of common stock owned by the grantee, by having shares of common stock that are subject to the exercisable stock option withheld to pay the exercise price and applicable tax withholding, or by any combination of the foregoing payment methods.
Restricted Stock and RSUs. The Committee may issue shares of our common stock in the form of a restricted stock grant, or grant the right to receive shares of our common stock (or cash equal to the fair market value of the shares) under a grant of RSUs. Unless otherwise specified by the Committee, holders of restricted stock will have the rights of a stockholder with respect to the shares that are subject to the restricted stock grant, including the right to vote the shares and, subject to the conditions described below, the right to receive any cash dividends. Any dividends on restricted stock grants will accrue and be subject to the same restrictions as the underlying restricted stock grant, and those restrictions will lapse when the restrictions on the underlying restricted stock grant lapse, and, except as provided otherwise in a grant letter, the vested dividends will be payable when the restrictions on the underlying restricted stock grant lapse (unless the dividends are deferred pursuant to Section 409A of the Code). Unless otherwise specified in the grant letter, accrued dividends will not accrue interest.
Conversely, holders of RSUs do not have any rights of a stockholder with respect to the shares that are subject to the grant of RSUs, including voting or dividend rights. Holders of RSUs are unsecured creditors of the Company. The Committee may provide in the grant letter, however, that, subject to the conditions described below, the holder is entitled to dividend equivalent rights, which would result in dividend equivalents on the underlying RSUs being credited to a bookkeeping account as and when dividends are payable on our common stock. The restrictions with respect to any dividend equivalents on RSUs will lapse when the restrictions on the underlying RSUs lapse, and, except as provided otherwise in a grant letter, vested dividend equivalents will become payable when the restrictions on the underlying RSUs lapse and the RSUs become payable (unless the payment of dividend equivalents is deferred pursuant to Section 409A of the Code). Unless otherwise specified in the grant letter, deferred dividend equivalents will not accrue interest.
All restrictions imposed under a restricted stock grant or RSU grant lapse after the date or dates as the Committee may specify, and may be based upon the achievement of specific performance goals, as determined by the Committee. Unless otherwise provided in the applicable grant letter, if a grantee’s employment or service relationship with the Company terminates while shares or units are subject to restrictions, the restricted stock grant or RSU grant will terminate with respect to all shares that are subject to restrictions, and such shares or units will be immediately forfeited.
Notwithstanding the foregoing, the Committee may provide in the grant letter to what extent the restriction period or restrictions may lapse in certain circumstances, including in the event of the grantee’s termination of employment or service, retirement, disability or death, or a change of control. For additional information, see “Adjustment Provisions; Change of Control of Radian” below.

26 2021 Proxy Statement

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan
While shares or units are subject to restrictions, a grantee may not sell, assign, transfer, pledge or otherwise dispose of them, except to a successor grantee in the event of the grantee’s death.
SARs. The Committee may grant either stand-alone SARs or SARs in conjunction with all or part of a stock option. Holders of SARs will not have any rights as a stockholder with respect to any share of common stock subject to the SAR unless and until such holder becomes the holder of record of such share.
The Committee will determine the exercise period for each SAR, up to a 10-year maximum. The Committee will determine the vesting terms for SARs, including, without limitation, whether SARs will vest based upon the achievement of specific performance goals. The Committee may provide in the grant letter to what extent a SAR would vest in certain circumstances, including in the event of the grantee’s termination of employment or service, retirement, disability or death, or a change of control. For additional information, see “Adjustment Provisions; Change of Control of Radian” below.
Upon a grantee’s exercise of some or all of his or her SARs, the grantee will receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash or shares of our common stock or a combination thereof, as the Committee may determine and as specified in the grant letter. The stock appreciation for a SAR is the amount by which the fair market value of the underlying common stock on the date of exercise of the SAR exceeds the exercise price of the SAR. The exercise price of a SAR will be at least equal to the fair market value of a share of our common stock on the grant date of the SAR. No shares of common stock or cash will be issued upon the exercise of a SAR unless the exercise price and applicable tax withholding are paid in full at the time of exercise.
Performance Goals. The Committee has the sole authority to determine the vesting or restriction periods applicable to Grants, including whether terms of any exercise, vesting or restriction periods will be based upon the achievement of specific performance goals.
Performance goals established by the Committee may be based on one or more of the following criteria, or derivations of such criteria or such other criteria as determined by the Committee: stock price, earnings per share, price-earnings multiples, stock price to book value multiple, net earnings, operating earnings, operating pre-tax earnings, revenue or revenue growth, productivity, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), net capital employed, return on assets, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, losses incurred, losses paid, loss ratio (including as may be measured and reported over a specified period), paid loss ratio, gains to losses on sales of assets or investments, market share, market value added, capital management, margin growth, contribution margin, labor margin, EBITDA margin, stockholder return, operating profit or improvements in operating profit, improvements in asset or financial measures (including working capital and the ratio of revenues to working capital), credit quality, risk/credit characteristics (including FICO, debt to income, or loan to value), early default experience, expense management and expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, book value, book value per share, book value growth, or comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, employee retention rates, customer retention rates, customer attraction rates, geographic business expansion goals, cost targets or goals relating to acquisitions, or divestitures.
The performance goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. To the extent applicable and unless the Committee determines otherwise, the determination of the achievement of performance goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles ("GAAP"), and in a manner consistent with the methods used in the Company’s audited financial statements. The Committee may provide for adjustment as it deems appropriate, including but not limited to for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; severance, contract termination, and other costs related to exiting, modifying, or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; stock compensation costs and other non-cash expenses; unrealized gains and losses relating to fair valuations of derivatives; any unusual or infrequently occurring items, as defined in the Financial Accounting Standards Board Accounting Standards Codification and/or as described in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; business or other structural changes in the total shareholder return peer group; and any other specified non-operating items as determined by the Committee in setting performance goals.

2021 Proxy Statement 27

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan
Amendment and Termination of the Equity Plan. Our Board may amend or terminate the Equity Plan at any time. However, our stockholders must approve any amendment to the extent required by applicable law or the regulations of the SEC or NYSE or such other securities exchange on which our common stock is then listed.
The Equity Plan will terminate on May 11, 2031, unless terminated earlier by our Board or further extended by the Board with the approval of our stockholders.
Amendment and Termination of Outstanding Grants. A termination or amendment of the Equity Plan that occurs after a Grant is made will not terminate or amend the Grant unless the grantee consents or unless the Committee revokes or modifies a Grant that is contrary to applicable law. The grantee’s consent is not required for an amendment to a Grant that merely accelerates the vesting or extends the post-termination exercise period of a Grant or that does not adversely affect the rights of the grantee with respect to the Grant.
Transferability of Awards. Grants under the Equity Plan are generally not transferable, and all rights with respect to an award granted to a participant generally will be available only to the participant during a participant’s lifetime. The Committee may not implement any program that would give participants the opportunity to transfer for value any outstanding Grants without stockholder approval.
Adjustment Provisions; Change of Control of Radian. The number or kind of shares of our common stock available for Grants or subject to outstanding Grants, as well as the exercise price of any stock option or SAR grants, may change as a result of changes made to our common stock, for example by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, or any other change in capital structure made without receipt of consideration. Notwithstanding the foregoing, no adjustment will be made for dividends or dividend equivalents paid in cash with respect to Grants.
If any such event occurs, then unless such event or change results in the termination of all outstanding Grants under the Equity Plan, the Committee will preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Equity Plan to reflect the effect of such event or change in the Company’s capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding Grant, any performance goals, and other terms, as applicable.
A change of control of the Company occurs when:
■a person (other than an employee or his or her family, the Company, any Company or affiliate employee benefit plan, any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all affiliates or associates of such person, acquires 40% or more of our shares then outstanding and entitled to vote for directors generally;
■any person (other than an employee and his or her family), together with all affiliates or associates of such person, purchases substantially all of the assets of the Company; or
■the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by our stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.
Notwithstanding the foregoing, if a Grant constitutes nonqualified deferred compensation subject to Section 409A of the Code and provides for payment upon a change of control, then, for purposes of such payment provisions, no change of control will be deemed to have occurred upon an event described above unless the event would also constitute a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code.
Unless otherwise set forth in a grant letter, if there is a change of control of the Company:
■if Grants remain outstanding after the change of control (or are assumed by, or converted to similar awards with equivalent value as of the date of the change of control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Company or its successor terminates a grantee’s employment without cause (as defined in the grant letter) during the 90 days before, or upon or within one year after, the change of control, then (i) the grantee’s outstanding stock options and SARs will vest and become exercisable; (ii) any restrictions on restricted stock grants will lapse; (iii) other Grants will become payable; and (iv) Grants that are based on

28 2021 Proxy Statement

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan
performance goals will vest and be payable in accordance with the terms set forth in the applicable grant letter; and
■if Grants do not remain outstanding after the change of control (and are not assumed by, or converted to similar awards with equivalent value as of the date of the change of control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), then (i) all outstanding stock options and SARs will immediately vest and become exercisable; (ii) any restrictions on restricted stock grants will lapse; (iii) all other Grants will become payable as of the date of the change of control; and (iv) Grants that are based on performance goals will vest and be payable at their target value (unless otherwise set forth in a grant letter).
Notwithstanding the foregoing, the Committee may also establish such other terms and conditions relating to the effect of a change of control on Grants as the Committee deems appropriate. For example, upon a change of control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants, without the consent of any grantee: (i) the Committee may determine that outstanding stock options and SARs will be fully exercisable, restrictions on outstanding restricted stock grants will lapse, and other Grants will become payable upon the change of control or upon specified terminations of employment or service, including retirement, death or disability, or at such other time as the Committee determines; (ii) the Committee may require that grantees surrender their outstanding stock options and SARs for cancellation and the grantees will receive one or more payments, in cash, common stock or other property, in an amount equal to the amount, if any, by which the then fair market value of the shares of our common stock subject to the unexercised stock options and SARs exceeds the exercise price; (iii) after giving grantees an opportunity to exercise their stock options and SARs, any or all unexercised stock options and SARs may be terminated; or (iv) with respect to grantees holding RSUs, the Committee may determine that such participants will receive one or more payments in settlement of such Grants, in such amount and form and on such terms as may be determined by the Committee. If the per share fair market value of the common stock does not exceed the per share exercise price of a stock option or SAR, the Company will not be required to make any payment to the participant upon surrender of the stock option or SAR.
Company Policies. All Grants will be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by our Board from time to time.
Tax Withholding. The Company has the right to deduct from all Grants paid in cash any federal, state, or local taxes required by law to be withheld. In the case of Grants paid in common stock, the Company will have the right to require the grantee to pay to the Company the amount of any taxes which the Company is required to withhold or to take whatever action it deems necessary to protect the interests of the Company with respect to such tax liabilities, including, without limitation, subject to any such terms as the Committee may approve, withholding a portion of the shares of our common stock otherwise deliverable pursuant to the Equity Plan.
Non-U.S. Grants. The Committee may modify the terms and conditions of Grants made to persons outside the United States, establish subplans for such persons with modified procedures, or otherwise take action to conform with the provisions of local laws and regulations or local practices and policies in foreign countries.

Federal Income Tax Consequences
The following summarizes the U.S. federal income tax consequences to grantees and to us of Grants made under the Equity Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws. This discussion is intended for the information of the stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who will participate in the Equity Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.
Stock Options. All stock options are non-qualified stock options. There are no federal income tax consequences to grantees or to us upon the grant of a stock option. Upon the exercise of stock options, grantees will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares when exercised over the exercise price of the stock option. The Company generally will be entitled to a corresponding income tax deduction, subject to the limit on deductible compensation for “covered employees” (as defined below) under Section 162(m) of the Code. Grantees who are employees will be subject to applicable tax withholding requirements. Upon the sale of shares acquired upon exercise of a stock option, a grantee will have a long-term or short-term capital gain or loss, depending on the length of time the grantee holds the shares prior to sale, in an amount equal to the difference between the amount realized upon the sale and the grantee’s basis in the shares.
Restricted Stock. A grantee normally will not recognize taxable income upon the grant of restricted stock, and the Company will not be entitled to a deduction, until such stock is transferable by the grantee or no longer subject to a

2021 Proxy Statement 29

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan
substantial risk of forfeiture, whichever occurs earlier. However, a grantee will recognize ordinary compensation income on amounts paid to the grantee as dividends on shares of restricted stock while the stock remains subject to restrictions. The Company generally will be entitled to a deduction in the same amount when such amount is included in the grantee’s income, subject to the limit on deductible compensation for covered employees under Section 162(m) of the Code. When restricted stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary compensation income in an amount equal to the difference between the fair market value of the common stock at that time and the amount paid by the grantee for the shares, if any, or the grantee’s other tax basis in the shares.
However, a participant, within 30 days of receiving restricted stock, may elect under Section 83(b) of the Code to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the difference between the fair market value of our common stock at that time, determined without regard to the restrictions, and the amount paid by the grantee for the shares, if any. In this event, subject to the limit on deductible compensation for covered employees under Section 162(m) of the Code, the Company generally will be entitled to a deduction in the same year.
Any gain or loss recognized by the grantee upon subsequent disposition of our common stock will be a long-term or short-term capital gain or loss, depending on the length of time the grantee holds the shares prior to sale. If, after making the election, any of the Company's common stock subject to a restricted stock grant is forfeited, or if the market value declines during the restriction period, the grantee is not entitled to any tax deduction or tax refund.
RSUs. There are no immediate tax consequences to a grantee upon receiving an award of RSUs under the Equity Plan. If the grantee is an employee, the RSUs will be taxable for purposes of the Federal Insurance Contributions Act (“FICA”) and the Federal Unemployment Tax Act when the RSUs are no longer subject to a substantial risk of forfeiture, regardless of whether the grantee has received a distribution with respect to such award at that time. A grantee who is awarded RSUs will recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee on the payment date. At that time, the grantee will be required to satisfy the tax withholding requirements applicable to such income. To the extent that the grantee has already paid FICA taxes with respect to the RSUs, no additional FICA amounts will be owed on the payment date. The Company generally will be entitled to a deduction in the same amount and at the same time as the grantee includes the recognized amount in ordinary income, subject to the limit on deductible compensation for covered employees under Section 162(m) of the Code.
SARs. The grantee will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the grantee will recognize ordinary compensation income in the amount of the cash and the fair market value of our shares of common stock received upon such exercise. The Company generally will be entitled to a corresponding income tax deduction, subject to the limit on deductible compensation for covered employees under Section 162(m) of the Code.
Section 162(m). Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation in excess of $1 million in any year that is paid to its chief executive officer, chief financial officer or any of its three other most highly compensated officers (“covered employees”), or other persons who have been covered employees after 2017. While deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation arrangements, it is not the sole or primary factor considered. We retain the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of the Company.
Section 280G. To the extent payments that are contingent on a change of control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax payable by the grantee and our deduction with respect to the associated compensation expense may be disallowed in whole or in part.
Section 409A. Certain awards under the Equity Plan, such as RSUs, may involve elements of deferred compensation, which is governed by Section 409A of the Code. In addition, the Committee may permit a grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered under the Equity Plan. The Committee may establish such rules and procedures as it may deem advisable in the event that Section 409A of the Code is implicated by any grant under the Equity Plan. If an amount constitutes “deferred compensation” under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied, the grantee may be subject to a 20% tax in addition to ordinary income tax inclusion at the time the award becomes vested, plus a penalty rate of interest. In addition, the Company may be subject to penalties for under-withholding, reporting or depositing taxes.

30 2021 Proxy Statement

Proposal 3 - Approval of Radian Group Inc. 2021 Equity Compensation Plan

Registration under the Securities Act of 1933
We intend to file with the SEC a Registration Statement on Form S-8 to register the additional shares of our common stock available for issuance under the Equity Plan as soon as practicable after receiving stockholder approval of the Equity Plan.

New Plan Benefits
The Committee has not granted any awards under the Equity Plan subject to stockholder approval of the Equity Plan. Participation and the types of awards under the Equity Plan are subject to the discretion of the Committee, consistent with the terms and limitations of the Equity Plan, and as a result, the benefits or amounts that will be received by any participant or groups of participants under the Equity Plan are not currently determinable. For information on awards made in 2020 to our NEOs, please refer to the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” under the heading “Executive Compensation” elsewhere in this proxy statement. The closing price of the Company’s common stock on the NYSE on March 15, 2021, the record date for the Annual Meeting, was $23.43 per share.

Equity Compensation Plan Information
The following table provides information about our current equity compensation plans and arrangements in the aggregate as of December 31, 2020, not including the shares that would be available under the Equity Plan under this Proposal 3. Each number of securities reflected in the table is a reference to shares of our common stock.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by stockholders (1)	5,197,971	(2)	$1.80	(3)	5,319,844	(4)
Equity compensation plans not approved by stockholders	—		$—		—
Total	5,197,971	(2)	$1.80	(3)	5,319,844	(4)
(1)These plans consist of the Radian Group Inc. 1995 Equity Compensation Plan, as amended, the 2008 Equity Plan, the 2017 Equity Plan and the Radian Group Inc. Employee Stock Purchase Plan, as amended.
(2)Represents 773,519 stock options and 119,323 shares of phantom stock issued under our Prior Equity Plans and 4,305,129 RSUs issued under our Prior Equity Plans. Of the RSUs included herein, 2,186,244 are performance-based stock-settled RSUs that could potentially pay out between 0% and 200% of this represented target.
(3)The shares of phantom stock and RSUs were granted at full value, and therefore, have a weighted average exercise price of $0. Excluding shares of phantom stock and RSUs from this calculation, the weighted average exercise price of outstanding non-qualified stock options was $10.73 at December 31, 2020.
(4)Includes 3,478,075 shares available for issuance under our 2017 Equity Plan and 1,841,769 shares available for issuance under the Radian Group Inc. Employee Stock Purchase Plan, as amended, in each case as of December 31, 2020. Between January 1, 2021 and March 31, 2021, we have awarded 33,700 shares subject to grants and issued 65,237 shares from the shares available for issuance under our 2017 Equity Plan and the Radian Group Inc. Employee Stock Purchase Plan, as amended, respectively.

Recommendation
Radian's Board of Directors recommends a vote "FOR" approval of the Radian Group Inc. 2021 Equity Compensation Plan. Signed proxies will be voted "FOR" approval unless a stockholder gives other instructions on the proxy card.

2021 Proxy Statement 31

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

General
The Audit Committee of our Board is responsible for selecting an independent registered public accounting firm to perform the annual audit of our financial statements. The Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2021 is being submitted to our stockholders for ratification. PwC has been Radian’s independent registered public accounting firm since 2007. The Audit Committee believes that the continued engagement of PwC as the Company's independent registered public accounting firm is in the best interests of the Company and its stockholders. A representative of PwC is expected to attend our Annual Meeting, will have an opportunity to make a statement if he or she desires, and will be available to respond to questions.
If the stockholders fail to ratify the appointment of PwC, the Audit Committee will reconsider whether to retain the firm. Regardless of whether the stockholders ratify the appointment of PwC at the Annual Meeting, the Audit Committee, in its discretion, may retain PwC or select a new independent registered public accounting firm at any time if it determines that doing so would be in the Company’s best interests and those of our stockholders.

Independent Registered Public Accounting Firm Fees and Services
The following is a summary of the fees billed for professional services rendered to Radian by PwC for the fiscal years ended December 31, 2020 and December 31, 2019.

Type of Fees	2020	2019
Audit Fees	$4,212,341	$4,072,122
Audit-Related Fees	530,340	429,790
Tax Fees	457,404	527,586
All Other Fees	2,880	2,880
Total	$5,202,965	$5,032,378
For purpose of the above table, in accordance with the SEC’s definitions and rules:
■“Audit Fees” are for professional services for the audit of the financial statements included in our Annual Report on Form 10-K (which includes an audit of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002), for the review of our financial statements included in our Quarterly Reports on Form 10-Q, for the review of registration statements filed under the Securities Act of 1933, as amended (the "Securities Act"), and for services that normally are provided in connection with statutory and regulatory filings.
■“Audit-Related Fees” are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” For both 2020 and 2019, these fees relate primarily to SOC (Service Organization Controls) reports, as well as agreed upon procedures performed in connection with our reinsurance transactions.
■“Tax Fees” are for professional services for tax compliance, tax advice and tax planning.
■“All Other Fees” are for products and services provided by PwC other than those services reported above. For both 2020 and 2019, these fees relate to licenses for accounting research software products.

32 2021 Proxy Statement

Proposal 4 – Ratification Of The Appointment Of Pricewaterhousecoopers LLP

Pre-Approval Policy
In addition to retaining PwC to audit our consolidated financial statements for 2020, we retained PwC to provide other auditing and advisory services as discussed above. We understand the need for PwC to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of PwC, our Audit Committee is required to pre-approve all non-audit work performed by PwC in accordance with applicable SEC rules and our pre-approval policy. All services provided by PwC and listed in the table above were approved by the Audit Committee in accordance with our pre-approval policy.
The Audit Committee considered the nature and proposed extent of the non-audit services provided by PwC and determined that those services were in compliance with the provision of independent audit services by the firm.

Recommendation
Radian's Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as Radian's independent registered public accounting firm for the year ending December 31, 2021. Signed proxies will be voted "FOR" ratification unless a stockholder gives other instructions on the proxy card.

2021 Proxy Statement 33

EXECUTIVE OFFICERS

The following information is provided with respect to each of our current executive officers other than our Chief Executive Officer whose information is set forth under “Proposal 1—Election of Directors.” Our executive officers are appointed by our Board to serve in their respective capacities until their successors are duly appointed and qualified or until their earlier resignation or removal.

J. Franklin Hall Senior Executive Vice President and Chief Financial Officer Age: 52
Mr. Hall joined Radian in December 2014 and became Radian’s Chief Financial Officer on January 1, 2015. Prior to joining Radian, Mr. Hall served in a number of different roles with First Financial Bancorp, a bank holding company based in Cincinnati, Ohio, including serving as Executive Vice President and Chief Financial Officer from 2005 until 2012, and then as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 2012 until 2013. From December 2006 until April 2010, Mr. Hall was also the President of First Funds, a family of proprietary mutual funds managed by a subsidiary of First Financial Bancorp, and President of First Financial Capital Advisors, a registered investment advisor and subsidiary of First Financial Bancorp. Mr. Hall is currently on the Audit, Risk and Compliance Committee of UC Health, a healthcare organization in Cincinnati, Ohio. Mr. Hall began his career at Ernst & Young LLP.

Derek V. Brummer President, Mortgage Age: 50

Mr. Brummer was appointed to his current role in February 2020 and oversees the strategic direction and operations for Radian's Mortgage businesses, including our mortgage insurance and mortgage risk services businesses. Prior to assuming his current role, Mr. Brummer served as Senior Executive Vice President, Mortgage Insurance and Risk Services, and Executive Vice President, Chief Risk Officer of the Company, and held several positions with Radian Asset Assurance, our former financial guaranty business, which was sold to Assured Guaranty Corp. in April 2015. Prior to joining Radian in 2002, Mr. Brummer was a corporate associate at Allen & Overy, and Cravath, Swaine & Moore, both in New York. Mr. Brummer currently serves as Chairman of the Board of U.S. Mortgage Insurers, a trade group for the private mortgage insurance industry.

Edward J. Hoffman Senior Executive Vice President, General Counsel and Corporate Secretary Age: 47
Mr. Hoffman was appointed General Counsel and Corporate Secretary of Radian in 2008. Mr. Hoffman also is responsible for the Company's government relations function and provided executive oversight for our human resources function from 2011 through 2020. Prior to joining Radian in 2005, Mr. Hoffman practiced in the Corporate and Securities Group of Drinker Biddle & Reath LLP in Philadelphia. Mr. Hoffman also currently serves as our Corporate Responsibility Officer.

Eric R. Ray Senior Executive Vice President, Chief Digital Officer and Co-Head of Real Estate Age: 59
Mr. Ray joined Radian in 2018 and is responsible for the overall vision, strategy and leadership for our enterprise-wide information technology and security functions and for co-leading the Company’s Real Estate businesses. Prior to joining Radian, Mr. Ray served in various roles with IBM Corporation (“IBM”) in Armonk, New York from 1983 until 2018. Most recently, Mr. Ray served as IBM’s General Manager, Global Technology Services from 2015 until 2018 and was responsible for the IBM North American technology consulting business, project-based services and enterprise-wide technology offerings. Prior to that, he served as IBM’s General Manager, Global Financial Services Sector from 2009 until 2014 and General Manager, Financial Services Sector from 2007 until 2009. Mr. Ray currently serves on the board of directors of the Mortgage Industry Standards Maintenance Organization, a wholly-owned subsidiary of the Mortgage Bankers Association.

34 2021 Proxy Statement

Executive Officers

Brien J. McMahon Senior Executive Vice President, Chief Franchise Officer and Co-Head of Real Estate Age: 61

Mr. McMahon was appointed to his current role in January 2020 and is responsible for leading Radian's enterprise-wide sales and co-leading the Company's Real Estate businesses. Mr. McMahon joined Radian in 2010 as Executive Vice President, Chief Franchise Officer. Before joining Radian, Mr. McMahon served as executive vice president for Realogy Franchise Group (“Realogy”), where he directed sales, training and administration for multiple premier real estate brands including: Better Homes and Gardens Real Estate, Century 21 Real Estate LLC, Coldwell Banker, Coldwell Banker Commercial, ERA, and Sotheby’s International Realty. Prior to Realogy, Mr. McMahon served 14 years with PHH US Mortgage in a variety of roles, including senior vice president of national sales.

Mary C. Dickerson Executive Vice President and Chief People Officer Age: 48

Ms. Dickerson joined Radian in January 2021 and is responsible for all aspects of human resources at Radian. From 2017 until 2020, Ms. Dickerson served as Executive Vice President, Human Resources at DLL Group, a subsidiary of Rabobank Group, where she worked to build the organization's diverse culture, globally connected workforce and learning and development program, and was responsible for overseeing the company's global human resources function. Prior to that, she served as Senior Vice President, Human Resources at XL Catlin plc from 2015 until 2017 and Executive Vice President, Human Resources at Accolade Inc. from 2012 through 2015. In her more than two decades of experience leading human resources teams at various organizations, Ms. Dickerson has held various roles for AIG, VisionQuest, Allied Irish Banks and Fitzpatrick Hotel Group.

Robert J. Quigley Executive Vice President, Controller and Chief Accounting Officer Age: 49

Mr. Quigley was appointed to his current role in August 2020, and has served as the Company’s principal accounting officer since November 2018. Mr. Quigley joined Radian in 2009 as Senior Vice President, Assistant Corporate Controller and has also served as Radian’s Senior Vice President, Financial Planning and Analysis during his time with the Company. Prior to joining Radian, Mr. Quigley spent 10 years with Capmark Financial Group, Inc., a global provider of financial services to investors in commercial real estate-related assets, where he held positions of increasing responsibility leading to his appointment as Senior Vice President, Chief Accounting Officer, North America. Mr. Quigley began his career in public accounting and auditing with KPMG US LLP and then Ernst & Young LLP.

2021 Proxy Statement 35

BENEFICIAL OWNERSHIP OF COMMON STOCK

Security Ownership of Management
The following table shows all shares of our common stock that were beneficially owned, as of March 15, 2021, by: (i) each of our current directors, nominees for director at the Annual Meeting and our NEOs and (ii) all of our current directors and executive officers as a group. In general, a person “beneficially owns” shares if he or she has, or shares with others, the right to vote or dispose of them, or if he or she has the right to acquire them within 60 days of March 15, 2021 (such as by the conversion of stock-settled RSUs or exercising options).

Name (1)	Shares Beneficially Owned (#) (2)	Percent of Class
Herbert Wender	568,232	*
Brad L. Conner	9,962	*
Howard B. Culang	252,153	*
Debra Hess	15,730	*
Lisa W. Hess	119,528	*
Lisa Mumford	12,657	*
Gaetano Muzio	95,899	*
Gregory V. Serio	108,694	*
Noel J. Spiegel	159,502	*
Richard G. Thornberry	391,943	*
Derek V. Brummer	242,713	*
J. Franklin Hall	132,593	*
Edward J. Hoffman	212,049	*
Eric R. Ray	31,635	*
All current directors and executive officers as a group (17 persons)	2,595,708	1.36%
*Less than one percent of class. Percentages are calculated in accordance with Rule 13d-3 under the Exchange Act.
(1)The address of each person listed is c/o Radian Group Inc., 1500 Market Street, Philadelphia, Pennsylvania 19102.
(2)Each individual (including each current executive officer) has or is entitled to have within 60 days of March 15, 2021, sole voting or dispositive power with respect to the shares reported as beneficially owned, other than: (i) Mr. Spiegel, whose spouse owns 10,004 of the shares reported as beneficially owned and as to which shares Mr. Spiegel disclaims beneficial ownership and (ii) Mr. Hoffman, who shares voting and dispositive power with his spouse with respect to 19,500 of the shares reported as beneficially owned. In addition to shares owned outright, the amounts reported include:
■Shares of our common stock allocable to our NEOs based on their holdings in the Radian Group Inc. Stock Fund under the Radian Group Inc. Savings Incentive Plan (the “Savings Plan”) as of March 15, 2021.
■Shares that may be acquired within 60 days of March 15, 2021 through the exercise of non-qualified stock options, as follows: Mr. Brummer—48,520 shares; Mr. Hall—20,520 shares; and Mr. Hoffman—73,860 shares; and all current directors and executive officers as a group—237,950 shares.
■Shares that may be acquired within 60 days of March 15, 2021 upon the conversion of stock-settled RSUs awarded to our non-employee directors and executive officers as follows: Mr. Wender—316,197 shares; Mr. Conner—9,962 shares; Mr. Culang—183,436 shares; Ms. Debra Hess—15,730 shares; Ms. Lisa Hess—119,528 shares; Ms. Mumford— 9,962 shares; Mr. Muzio—90,899 shares; Mr. Serio—108,694 shares; Mr. Spiegel—129,490 shares; Mr. Thornberry—251,186 shares; Mr. Brummer—54,156 shares; Mr. Hall—46,655 shares; Mr. Hoffman—46,665 shares; Mr. Ray—16,176 shares; and all current directors and executive officers as a group—1,442,303 shares.
■For our directors, the amounts referenced in the table for the conversion of stock-settled RSUs include shares payable upon: (1) the vesting of time-based RSUs issued in 2020; (2) the conversion of vested RSUs for which conversion remains subject to a director’s departure from the Board; and (3) for those directors who are or will be eligible to retire within 60 days of March 15, 2021, the conversion of unvested RSUs for which conversion remains subject to a director's departure from the board. For Mr. Wender, Ms. Lisa Hess and Mr. Muzio, excludes 27,044, 9,962, and 17,795 RSUs, respectively, that have been deferred pursuant to the Radian Voluntary Deferred Compensation Plan For Directors and with respect to which Mr. Wender, Ms. Lisa Hess and Mr. Muzio have no voting or investment power until such shares are distributed in accordance with the plan.
■For our executive officers, the amounts referenced in the table for the conversion of stock-settled RSUs include shares payable upon: (1) the vesting of time-based RSUs and (2) the conversion of vested RSUs subject to a one-year post vest hold.

36 2021 Proxy Statement

Beneficial Ownership of Common Stock
■Shares that may be issued within 60 days of March 15, 2021 upon the conversion of phantom stock awards granted to our non-employee directors as follows: Mr. Wender—59,365 shares; Mr. Culang—60,667 shares; and all current directors and executive officers as a group—120,032 shares. All vested phantom stock awards granted to a director will be converted into shares of our common stock upon the director’s departure from our board.

Security Ownership of Certain Stockholders
The following table provides information concerning beneficial ownership of our common stock by the only persons shown by our records or the SEC’s public records as beneficially owning more than 5% of our common stock. For purposes of determining the existence and identity of, and the amount of common stock owned by, any stockholder, we rely on filings with the SEC of Schedules 13D, 13F and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of our common stock.

Name and Business Address	Shares Beneficially Owned (#)	Percent of Class*
FMR LLC (1) 245 Summer Street Boston, MA 02210	17,220,405	8.99%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	17,174,864	8.97%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	16,235,333	8.50%
*Based on shares of common stock outstanding at December 31, 2020.
(1)Based on a Schedule 13G/A filed with the SEC on February 5, 2021. These securities are beneficially owned by FMR LLC and various investment management subsidiaries and affiliates of FMR LLC. FMR LLC reports that it has sole dispositive power with respect to 17,220,405 shares and sole voting power with respect to 2,307,480 shares. Members of the Johnson family, including Abigail P. Johnson, a Director, Chairman and the Chief Executive Officer of FMR LLC, may be deemed to control FMR LLC.
(2)Based on a Schedule 13G/A filed with the SEC on February 8, 2021, The Vanguard Group reports that it has sole dispositive power with respect to 16,820,624 shares, shared dispositive power with respect to 354,240 shares and shared voting power with respect to 194,863 shares. These shares are beneficially owned by funds and accounts managed by The Vanguard Group, Inc. and its subsidiaries.
(3)Based on a Schedule 13G/A filed with the SEC on February 5, 2021, BlackRock, Inc. reports that it has sole dispositive power with respect to 16,235,333 shares and sole voting power with respect to 15,302,141 shares. These shares are beneficially owned by funds and accounts managed by BlackRock, Inc. and its subsidiaries.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish copies of these reports to us. Based on our review of the copies of the reports we have received, and written representations received from our executive officers and directors with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made during 2020 were made on a timely basis except: two Form 4s for each of Messrs. Wender and Culang that were each filed one day late reporting dividend equivalents accrued on previously awarded phantom stock units, and one Form 4 for each of our NEOs and Messrs. McMahon and Quigley in connection with the vesting of one tranche of time-based restricted stock units and associated tax withholding of shares which transactions were subsequently reported on a Form 5 filed on behalf of each of the NEOs and Messrs. McMahon and Quigley.

2021 Proxy Statement 37

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

CD&A Roadmap
I.	Compensation Principles and Objectives	38
The following Compensation Discussion and Analysis includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events and are not a guarantee of future performance. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Cautionary Note Regarding Forward Looking Statements—Safe Harbor Provisions and the Risk Factors detailed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of this Compensation Discussion and Analysis. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

II.	Executive Summary	39
III.	Compensation Process and Oversight	45
IV.	Primary Components of Compensation	49
V.	Other Compensation	60
VI.	Severance Agreements	60
VII.	Compliance with Internal Revenue Code Section 162(m)	61
VIII.	Anti-Hedging, Clawbacks and Pledging of Securities	61
In this CD&A, we discuss the executive compensation program for our NEOs, including our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers. For 2020, our NEOs were as follows:

Our Named Executive Officers*
Richard G. Thornberry Chief Executive Officer (principal executive officer)	J. Franklin Hall Senior EVP, Chief Financial Officer (principal financial officer)	Derek V. Brummer President, Mortgage	Edward J. Hoffman Senior EVP, General Counsel and Corporate Secretary	Eric R. Ray Senior EVP, Chief Digital Officer and Co-Head of Real Estate
*Please see “Executive Officers” above for additional information regarding our NEOs.
I. Compensation Principles and Objectives
Our executive compensation program is designed under the direction of the Compensation and Human Capital Management Committee of our Board (the “Committee”) to attract, motivate and retain high quality executive officers and to align our pay-for-performance philosophy with our overall business and strategic objectives. This pay-for-performance philosophy is intended to ensure that our NEOs’ interests are aligned with those of our stockholders, while not encouraging inappropriate actions, including unnecessary or excessive risk taking. The Committee has developed a set of principles and objectives to guide decisions about how to compensate executive officers appropriately for their contributions toward achieving our strategic, operational and financial objectives. Specifically, the Committee believes our executive compensation program should:
■Support the execution of our business strategy and performance, taking into consideration our ESG related initiatives and objectives;
■Focus executives on long-term performance that aligns with stockholders’ interests;
■Maintain an appropriate balance between short-term and long-term compensation, while weighting total compensation in favor of longer-term variable pay;
■Manage risk with appropriate protection and controls;
■Maintain pay practices that are externally competitive and reasonable; and
■Remain flexible to respond to changes in our businesses, strategies and current market developments.

38 2021 Proxy Statement

Compensation of Executive Officers and Directors
II. Executive Summary
As background for the discussion that follows, we provide the following highlights regarding our 2020 performance and the material decisions affecting the 2020 compensation program for our NEOs.
Our 2020 Financial Performance

$393.6 million Net Income

41% decrease compared to net income of $672.3 million in 2019. The COVID-19 pandemic had a significant negative impact on our 2020 results of operations, primarily driven by losses associated with a material increase in mortgage insurance defaults, substantially all related to defaults of loans subject to mortgage forbearance programs implemented in response to the COVID-19 pandemic

		11.0 million Shares Repurchased	Purchased $226 million or 11.0 million shares of Radian Group common stock before the onset of the COVID-19 pandemic in 2020
		$105.0 billion New Insurance Written	47% increase compared to $71.3 billion in 2019. New Insurance Written ("NIW") for the full year 2020 set a Company record for the fifth consecutive year for NIW written on a flow basis
$2.00 Diluted Net Income Per Share	38% decrease compared to diluted net income per share of $3.20 in 2019	$246.1 billion Primary Insurance in Force	2% increase compared to $240.6 billion as of December 31, 2019
$1.74 Adjusted Diluted Net Operating Income Per Share (1)	46% decrease compared to adjusted diluted net operating income per share of $3.21 in 2019	11% increase in Book Value per Share

Book value per share of $22.36 as of December 31, 2020, compared to $20.13 as of December 31, 2019

In addition, dividends and dividend equivalents declared in 2020 were $98.8 million, or 2.4% of book value per share as of December 31, 2019

9.4% Return on Average Equity	Compared to 17.8% return on equity in 2019	$1.1 billion Available Holding Company Liquidity	Compared to $652.6 million as of December 31, 2019. Available liquidity includes the minimum liquidity requirement under the Company's unsecured revolving credit facility of $35 million
8.2% Adjusted Net Operating Return on Average Equity (1)	Compared to 17.9% adjusted net operating return on equity in 2019	$1.3 billion PMIERs Excess Available Assets (2)	Compared to $804.1 million as of December 31, 2019
(1)On a consolidated basis, adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity are non-GAAP financial measures. See pages 82 through 84 of our Annual Report on Form 10-K for the year ended December 31, 2020, for definitions of our non-GAAP financial measures, including reconciliations of the most comparable GAAP measures of consolidated pretax income, diluted net income per share and return on equity, to our non-GAAP financial measures of adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, respectively.
(2)Represents Radian Guaranty’s excess of Available Assets over its Minimum Required Assets (MRA) or “cushion,” calculated in accordance with the PMIERs financial requirements in effect for each date shown.

2021 Proxy Statement 39

Compensation of Executive Officers and Directors
Our 2020 Strategic Performance
Navigated COVID-19 Pandemic
We Kept our Employees Safe and Engaged. We seamlessly transitioned almost our entire workforce to a work-from-home model, launched new employee communications and engagement channels, revised our benefits programs, and focused on employee well-being through surveys, town-halls and CEO-led roundtables. We adjusted our talent development and recruiting strategies, ultimately hiring over 700 positions virtually. We also proactively addressed the myriad of complex issues presented by the social unrest in 2020 by further advancing our Diversity, Equity and Inclusion Initiative, encouraging dialogue and reconstituting our Employee Resources Groups.
We Supported Mortgage Borrowers. To support borrowers impacted by COVID-19, we aligned our policies and procedures with GSE initiatives, including mortgage forbearance programs, foreclosure and eviction moratoriums, changes to underwriting documentation requirements, and flexibilities related to home appraisals and loan closings. In our Real Estate businesses, we restructured our offices to allow our essential workers to continue to process real estate and mortgage closings safely, while adopting innovative solutions such as remote notarizations and “drive-through” closings.
We Served our Corporate Purpose. Our business model is designed to withstand economic cycles by continuously serving as a permanent source of first-loss risk protection for mortgage credit and a facilitator of real estate transactions, regardless of the environment. There was no better test of this model than in 2020, during which we were confronted with the unprecedented economic volatility caused by the COVID-19 pandemic as well as the largest mortgage market in history. Our business model effectively managed these dueling stresses, as we successfully absorbed significant losses while continuing to produce earnings and returning capital to stockholders, and at the same time, wrote the most annual NIW on a flow basis ($105.0 billion) in our history.
Maintained our Focus on Risk Management
We Grew our Insured Portfolio with Record, High-Quality NIW. In our Mortgage business, we leveraged our RADAR Rates pricing platform to quickly respond to the changing economic and competitive environment, successfully shifting the profile of 2020 NIW towards stronger risk characteristics with lower levels of layered risks. We made these changes without sacrificing volume (writing a record of $105.0 billion of NIW on a flow basis) or projected returns on required capital (15.6% on 2020 NIW), resulting in a growth in insurance-in-force in 2020 to $246.1 billion and an increase in the overall economic value of our insured portfolio.
Managed our Capital and Liquidity Positions
We Improved our Capital and Liquidity Positions. At the onset of the pandemic, recognizing the significant future uncertainty it presented, we reacted with urgency by temporarily suspending our share repurchase program, issuing $525 million in new senior debt, extending our credit facility into 2022 and working with the GSEs to develop an appropriately tailored amendment to the PMIERs to reflect the unprecedented economic environment. We further enhanced our capital position in 2020 by distributing risk through two mortgage insurance-linked note transactions of approximately $879 million and a new quota share reinsurance transaction for our single premium policies. As a consequence, we finished 2020 with $1.1 billion in available holding company liquidity and $1.3 billion of Available Assets in excess of PMIERs requirements at Radian Guaranty.
We Remained Focused on Returning Value to Stockholders. Prior to the onset of the COVID-19 pandemic, we used $226.3 million to purchase 11.0 million shares of our outstanding common stock and increased our quarterly dividend significantly to $0.125 per share. We maintained this dividend throughout the pandemic, ultimately issuing $97.5 million in dividend payments to stockholders in 2020.
Executed our Strategy to Grow and Diversify our Businesses
and Digitally Transform our Businesses
We Continued to Grow our Real Estate Market Presence and Capabilities. Despite a challenging pandemic environment, we grew our Real Estate revenues by 14% in 2020, with strong momentum in our Title business, including a 238% year-over-year increase in closed title insurance orders and a strong sales pipeline of large customers going into 2021. We remained focused on optimizing and validating our Real Estate businesses by driving competitively differentiated, data-driven, digital products and services to our target customers and by eliminating products and services, including our loan due diligence business and our traditional appraisal business, that were not well aligned with our strategy.
We Embraced Technology to Enhance the User Experience and Drive Process Efficiencies. We continued to prioritize digital transformation across our businesses by completing a long-term Mortgage operating platform modernization project to retire legacy systems and databases, enhancing our RADAR Rates MI pricing platform, launching myRadian

40 2021 Proxy Statement

Compensation of Executive Officers and Directors
(a new digital platform for customers to access our entire suite of Valuation and Asset Management services), launching the Radian Home Price Index a home price analysis platform, implementing and increasing our use of Robotic Process Automation to drive automation and efficiency in our real estate businesses, market testing innovative technology solutions in our Real Estate business and redesigning and launching a new One Radian website.
Please see “—IV. Primary Components of Compensation—B. Short-Term Incentive Program—2020 Short-Term Incentive Analysis” for additional information regarding our 2020 performance.
Our 2020 Executive Compensation Program
We Did Not Change our Compensation Programs in light of the COVID-19 Pandemic.
The COVID-19 pandemic had a significant impact on our financial results and the demand for certain of our products and services. This impact in turn had a negative impact on certain components of our executive compensation programs, including certain metrics under our 2020 STI program and our outstanding LTI awards. Throughout 2020, the Committee reviewed our compensation programs to ensure that they remained suitable for measuring performance and motivational for driving the performance of our NEOs. As discussed below under “—IV. Primary Components of Compensation—B. Short-Term Incentive Program—2020 Short-Term Incentive Analysis” the Committee used the existing discretion available within our 2020 STI program to account for the impact of the COVID-19 pandemic on our financial results and in assessing our strategic performance under the 2020 STI program, but the Committee made no structural changes to our 2020 STI program or to our outstanding LTI award as a result of the COVID-19 pandemic and the unprecedented economic, market and operational environments it produced. We believe the fact that our 2020 STI program remained suitable for evaluating performance despite the significant disruptions caused by the COVID-19 pandemic is a strong validation of its design, including importantly, the limited flexibility built into the 2020 STI program, which allows for a modest amount of discretion to address unplanned events impacting overall performance.
We Have Implemented Strong Governance and Compensation Practices; We Do Not Engage in Problematic Pay Practices.

What We Do		What We Don't Do
✓	Heavily weight NEO compensation towards performance-based, variable compensation	V	Do not provide gross-ups for excise taxes
✓	Utilize a fully independent compensation committee and compensation consultant to oversee NEO compensation	V	Do not allow hedging or other speculative transactions in Radian stock
✓	Impose a “double-trigger” for payments upon a change of control	V	Do not employ retirement plans exclusively for executive officers
✓	Impose a strong compensation clawback policy in the event of a material restatement of the Company’s financial results and for other reasons	V	Do not provide for liberal share recycling under our equity incentive plan
✓	Impose rigorous stock ownership and share retention requirements, including a one-year post- vest hold for performance-based equity awards	V	Do not pay dividends on unvested equity awards (dividends are accrued until awards have vested)
✓	Provide limited perquisites
✓	Encourage and solicit stockholder feedback regarding our executive compensation program
NEO Compensation Heavily Weighted Towards Performance-Based, Variable Compensation.
Fixed compensation continues to represent a limited portion of our NEOs’ total compensation. Base salary represented only 15% of Mr. Thornberry’s 2020 total target compensation and, on average, only 24% of the total target compensation for our other NEOs. The remaining target compensation of our NEOs was tied to, and is contingent upon, Company and individual performance. The following charts highlight, for the CEO and our other NEOs, the percentage of 2020 total target compensation that was attributable to each primary component of compensation (average of each

2021 Proxy Statement 41

Compensation of Executive Officers and Directors
component for the other NEOs). The information presented is based on components of compensation at target, and therefore, is not directly comparable to amounts set forth in the 2020 Summary Compensation Table.

CEO's Percentage
of Total Target Compensation
Base
Salary
15%
Short-Term
Incentive
Target
26%
Long-Term
Incentive
Target
59%
At Risk: 85%

Other NEOs' Percentage
of Total Target Compensation
Base
Salary
24%
Long-Term
Incentive
Target
50%
Short-Term
Incentive
Target
26%
At Risk: 76%

2020 STI Awards Funded Slightly Above Target, Reflecting Record Level of NIW Volume, Strong NIW Returns and Exceptional Strategic Performance, Including Successfully Navigating the COVID-19 Pandemic.
As discussed above, the COVID-19 pandemic had a significant negative impact on our results of operations, with the increase in COVID-19 pandemic-related defaults driving a 268% year-over-year increase in our provision for losses. Despite these financial results, we believe 2020 represented an exceptionally strong performance year for our NEOs. Operating under the unifying strength of our One Radian brand, we wrote a record level of NIW on a flow basis of $105.0 billion, grew our insurance-in-force to $246.1 billion and our book value per share by 11%, improved Radian Guaranty’s capital position under the PMIERs and our overall financial strength and flexibility, and remained focused on returning value to stockholders by significantly increasing our quarterly dividend and repurchasing 11.0 million of our common shares. Strategically, we continued to diversify our businesses. We grew our Real Estate revenues by 14% in a difficult operating environment, built strong momentum in our Title business, and continued to invest in growing and optimizing our other Real Estate businesses. Our core enterprise risk management competencies were instrumental in addressing the COVID-19 pandemic environment. In our Mortgage business, we were able to leverage our RADAR Rates pricing platform to quickly respond to the changing economic and competitive environment and successfully shift the profile of 2020 NIW towards stronger risk characteristics with lower levels of layered risks. Most importantly, we reacted quickly to the unprecedented environment created by the COVID-19 pandemic, keeping our employees safe and engaged while we supported homeowners impacted by the COVID-19 pandemic by aligning our policies and procedures with GSE initiatives, and demonstrated the strength and resilience of our business model as a permanent source of first-loss, through-the-cycle risk protection for mortgage credit and a facilitator of real estate transactions, regardless of the economic and operating environment. In recognition of these achievements, the independent directors awarded Mr. Thornberry a STI award of 116% of target and the Committee awarded STI awards to our other NEOs of between 116% and 117% of target. See “—IV. Primary Components of Compensation—B. Short-Term Incentive Program—2020 Short-Term Incentive Analysis” for additional information regarding the 2020 STI awards.
STI Awards Have Consistently Demonstrated Strong Correlation Between Pay and Performance. For 2020, the Impact of the COVID-19 Pandemic on our Financial Performance Resulted in Lowest Level of STI Payouts Since 2015.
As demonstrated in the following chart, over the past ten years, the Committee's decisions regarding STI awards as a percentage of target have demonstrated a strong correlation between pay and performance throughout various business cycles.

42 2021 Proxy Statement

Compensation of Executive Officers and Directors

Recovering from Financial Crisis (1)	Growing Traditional MI (2)	Growing and Diversifying (3)
2009 - 2011	2012 - 2014	2015 and Ongoing

250%
200%
150%
100%
50%
0%
STI Payout (as % of Target)
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
CEO (Current and Former)
Other NEOs
Cumulative TSR

(1)Recovering from Financial Crisis. This period followed the 2008 Financial Crisis and was characterized by overcoming significant losses, preserving capital and flexibility, retaining customer relationships and GSE eligibility and protecting employee morale and motivation. STI awards during this period generally reflected our poor financial performance following the financial crisis. In 2009, following the financial crisis, the Committee replaced our short-term bonus plan with the Radian Group Inc. Short-Term and Medium Term Incentive Plan for Executive Employees (the “STI/MTI Plan”). The STI/MTI Plan includes short-term cash incentive awards and provides the Committee with the flexibility to include medium-term cash incentive awards (an "MTI component") based on a medium-term (two-year) performance period, during which our executive officers would continue to have pay at risk associated with actions taken (e.g., the credit performance and projected profitability of insurance written) during the short-term performance period. The Committee included an MTI component in our cash-based incentive programs for awards granted in 2009 through 2017. See “IV. Primary Components of Compensation—B. Short-Term Incentive Program—Overview of Annual Program Design.”
(2)Growing Traditional MI. This period was characterized by rebuilding customer relationships, divesting our former financial guaranty business, improving financial strength and flexibility, modernizing our operations and technology, enhancing our risk capabilities to take into consideration lessons learned from the 2008 Financial Crisis and new data sources and technologies, and growing our talent base. STI awards during this period generally reflected: (1) a return to operating profitability; (2) on-going compliance with PMIERs; and (3) improvement in our capital and liquidity positions and corresponding rating agency upgrades.
(3)Growing and Diversifying. This period is characterized by: (1) continuing to enhance our traditional Mortgage business through innovative customer solutions, operational excellence and service; (2) applying our mortgage credit expertise to pursue opportunities outside of traditional mortgage insurance; (3) expanding our presence throughout the mortgage and real estate value chain to include Title and other real estate services; and (4) unifying the collective strength of our products and services under the One Radian brand to provide unique, data- and analytics- driven solutions to our customers that differentiate us in the marketplace. Other than in 2015 when we underperformed relative to our financial plan, STI awards during this period generally have reflected: (i) growth in our insured portfolio (multiple years of record-breaking volumes of flow NIW) and the transformation of our traditional Mortgage business to succeed in the evolving and dynamic pricing and competitive landscape; (ii) significant enhancements to our capital and liquidity positions, including enhanced risk distribution strategies to increase returns on capital and reduce “through the cycle” volatility; and (iii) our

2021 Proxy Statement 43

Compensation of Executive Officers and Directors
ongoing efforts to diversify our revenue sources, including through acquisitions aimed at increasing our presence throughout the mortgage, title and real estate value chain.
Sixty-Percent of 2020 Annual LTI Awards are Performance-Based, Requiring Strong Absolute Growth in Book Value.
Our 2020 LTI awards provide for meaningful payouts only if we produce strong growth in book value. The performance-based RSUs, which represent 60% of the total target value of our NEOs' 2020 LTI awards, have an absolute book value growth metric. The Company must achieve at least a 25% increase in LTI Book Value per Share (as defined below in “—IV. Primary Components of Compensation—C. Long-Term Incentive Program—LTI Awards Granted in 2020—2020 Performance-Based RSUs”) over a three-year performance period for a NEO to be eligible to receive an award at target.
Time-Based RSUs vs Performance-Based RSUs
2020 Performance-Based RSUs
Book Value Per Share Growth Measures
beginning 3/31/2020
Failure to Perform Over the Long-Term Significantly Diminishes our NEOs’ Realized Pay.
A failure to achieve our long-term objectives will have a significant, negative effect on our NEOs’ realized pay. For example, the performance-based RSUs granted to our NEOs in 2013 and 2015 resulted in no payout at the end of their three-year performance periods in 2016 and 2018, respectively, and those granted in 2014 resulted in only a 4% of target payout for our NEOs upon the conclusion of the three-year performance period in 2017. Because these performance-based RSUs represented between 31% and 42% of 2013 through 2015 total target compensation for the CEO and between 24% and 32% of such compensation, on average, for our other NEOs who received these grants, realized pay for these NEOs was well below target compensation for these years. The following table illustrates, for the most recent five years, the payout levels (as a percentage of target payout) of our NEOs’ performance-based LTI awards following the conclusion of the three-year performance period in the years presented.

44 2021 Proxy Statement

Compensation of Executive Officers and Directors
III. Compensation Process and Oversight
A. Committee Process and Role
The Committee provides direction and oversight for our compensation and human resources programs, processes and functions. The Committee is supported by our Chief People Officer (“CPO”) and our General Counsel, who serve as liaisons to the Committee. The Committee has the sole authority to engage and terminate consulting firms and legal counsel as it deems appropriate to advise it and the Board with respect to executive compensation and human resources matters, including the sole authority to approve the compensation and other terms related to their engagement. The Committee currently retains Korn Ferry as its sole independent compensation consultant. Korn Ferry provides compensation advisory services to the Committee relating to the compensation of executive officers and non-executive directors. Generally, these services include advising the Committee on the principal aspects of our compensation programs and evolving industry practices and providing market information, risk assessments and other analyses regarding our program design and incentive plan practices, including our CEO performance assessment process. Other than this work, Korn Ferry performs no services for the Company. The Committee chair approves the payment of all work performed by the independent compensation consultant for the Company, and the Committee annually reviews the independence and performance of Korn Ferry. The Committee also engages, from time to time, external legal counsel to provide legal advice in connection with executive compensation matters. In 2020, the Committee assessed the independence of Korn Ferry and the Committee’s primary external counsel and concluded that the work performed by these advisors does not raise any conflict of interest. For a complete discussion of the responsibilities delegated by our Board to the Committee, please see the Committee charter, which is available on our website at www.radian.com.
B. Consideration of Stockholder Input Regarding our Executive Compensation Program
As part of our commitment to engage with our investors, management frequently meets with stockholders to discuss matters of significance to them, including our executive compensation program. These meetings are conducted in the ordinary course of business regardless of the level of stockholder support we receive for our executive compensation program in any given year. In addition, to the extent stockholders indicate a concern with respect to any aspects of our executive compensation program (through negative say-on-pay votes or otherwise), management will seek to identify those stockholders and better understand their concerns. This may occur as part of our solicitation efforts in connection with our annual meeting of stockholders or by other means.
Through our stockholder engagement process, we learn about our stockholders’ voting considerations, influences and processes, as well as their perspectives and priorities with respect to executive compensation, human capital management and other matters, including their perspectives on ESG and how our programs are designed to support our corporate purpose. Management shares this information with the Committee and with our Governance Committee, as relevant, and our Board committees regularly report to the full Board. Management and the Committee consider the outcome of our most recent say-on-pay vote and the information we learn from our solicitation and outreach efforts in

2021 Proxy Statement 45

Compensation of Executive Officers and Directors
designing our executive compensation program each year. At our 2020 Annual Meeting of Stockholders, approximately 97.5% of the votes cast were voted in support of our executive compensation program. We very much appreciate this support from our stockholders.
C. Setting Compensation
To set compensation for the NEOs, we utilize different compensation tools, including external benchmarking, internal equity, and wealth accumulation analyses. These collectively represent our “primary compensation tools” for establishing appropriate compensation levels for our NEOs. In addition, when evaluating a NEO’s compensation, the Committee typically will assess the NEO’s overall performance, skill sets, experience and current and potential future career path within the Company. For the compensation of the NEOs other than the CEO, the main participants in our compensation process are the Committee, its independent compensation consultant and two members of management—the CEO and the CPO. The Committee has ultimate authority over compensation decisions for the NEOs other than the CEO. The process for establishing the compensation of our NEOs other than the CEO is as follows.
We believe that management’s participation in the compensation process is critical to an equitable program that is effective in motivating our NEOs, and to ensure that the process appropriately reflects our pay-for-performance culture, current strategies and our focus on risk management. Our NEOs annually develop a set of shared performance goals and associated metrics, which are predominantly based on the Company’s annual operating plan that is approved by our Board, including those annual objectives that are intended to further drive our long-term strategic vision. In addition, each NEO develops a set of individual performance goals and presents them to the CEO, who reviews and adjusts them, as necessary, and then presents them to the Committee. These shared and individual performance goals and metrics serve as the primary basis for determining a NEO’s STI award. The process for assessing performance against these objectives is discussed in greater detail below. See “—IV. Primary Components of Compensation—B. Short-Term Incentive Program—2020 Short-Term Incentive Analysis.”
With respect to the CEO, the independent directors of our Board have the ultimate authority over compensation decisions. The process for establishing the compensation of our CEO is as follows.
Benchmarking Compensation
We consider external benchmarking to be an important analytical tool to help us establish competitive points of reference for evaluating executive compensation. We benchmark each executive officer position annually and, if necessary, when a search for a new executive officer position is undertaken. It has been our practice to collaborate with

46 2021 Proxy Statement

Compensation of Executive Officers and Directors
the Committee’s independent compensation consultant in this process to apply a consistent and disciplined approach in our benchmarking methodology and philosophy.
For 2020 compensation, we benchmarked each of the primary components of our 2020 compensation program, as well as the 2020 total target cash and direct compensation for each NEO, to external market reference points. In benchmarking a NEO’s total target cash compensation, we consider base salary plus cash-based short-term incentives. Total target direct compensation consists of target cash compensation plus the annualized accounting value of long-term incentives. To the extent information was available, our NEOs’ compensation was benchmarked against similarly situated executive positions at other companies using one or all of the following three reference points (collectively referred to as the “benchmark references”), as appropriate:
Primary Compensation Peer Group. On an annual basis, management prepares, and the Committee reviews and approves, a group of peer companies to serve as the primary compensation peer group that is relevant for evaluating executive officer compensation. For 2020 benchmarking, the Committee made the following changes to, and approved, the following peer group.
2020 Peer Group Changes

Changes from 2019 Peer Group	Rationale
Removed: Fidelity National Financial, Inc.	The Committee concluded that removing Fidelity National Financial, Inc. would improve the equivalence of the peer group to the Company from a revenue prospective and that the remaining Title peer companies would be sufficient for comparative purposes.
Added: Assured Guaranty Ltd.
The Committee concluded that adding Assured Guaranty was appropriate given its size, business focus, and their overall exposure to mortgage credit. The Committee also noted that Assured Guaranty was a commonly referenced peer among the Company’s peers.

2020 Peer Group

2020 Peer	Mortgage Insurance Competitor	Real Estate and Other Competitor	List Radian as a Peer	Business
Assured Guaranty Ltd.		X		Insurance & Other Real Estate Services
Arch Capital Group Ltd.	X		X	Mortgage Insurance
Black Knight, Inc.		X		Mortgage & Real Estate Services
CoreLogic, Inc.		X	X	Mortgage & Real Estate Services
Essent Group Ltd.	X		X	Mortgage Insurance
First American Financial Corporation		X		Title & Other Real Estate Services
Genworth Financial, Inc.	X		X	Mortgage Insurance
MGIC Investment Corporation	X		X	Mortgage Insurance
Mr. Cooper Group, Inc.		X	X	Mortgage Servicing & Lending
NMI Holdings, Inc.	X		X	Mortgage Insurance
Old Republic Title Insurance Group, Inc.		X		Title & Other Real Estate Services
PennyMac Loan Services, LLC		X	X	Mortgage Servicing & Lending
Stewart Information Services Corp.		X	X	Title & Other Real Estate Services

(in millions)	2020 Peer Median (1)	Radian (1)
Revenue	$1,452	$1,345
Market Cap	$4,402	$4,753
(1)Determined as of August 2019 in connection with the Committee's assessment of our Primary Compensation Peer Group for benchmarking 2020 compensation.
We believe the companies included within our 2020 primary compensation peer group were appropriate to consider in evaluating 2020 compensation based on the following:
■In most cases, the roles and responsibilities of our NEOs were sufficiently similar to the equivalent executive positions within the primary compensation peer group;

2021 Proxy Statement 47

Compensation of Executive Officers and Directors
■They represented our primary competition for talent; and
■We considered them a primary competitor of our Mortgage or Real Estate businesses, or otherwise having significant operations in the mortgage and real estate industry.
From time to time, third parties such as proxy advisory institutions establish peer groups for the Company for the purpose of assessing the Company’s relative performance and compensation. The Committee reviews these peer groups in the ordinary course but does not utilize these peer groups for the purpose of evaluating our NEOs’ compensation and the Company’s performance, mainly because the Committee believes the primary compensation peer group approved by the Committee represents the most appropriate compensation peer group for the Company for the reasons discussed above.
Financial Services and General Industry Reference Points. Because we compete for talent in markets other than those in which we compete for business, we also use broader financial services and general industry compensation reference points.
For benchmarking 2020 compensation, the financial services data and the general industry data were compiled by Willis Towers Watson, an independent third-party, from 224 organizations that participate in Willis Towers Watson’s Financial Services Executive Compensation Database (Financial Services) and from 811 organizations across a range of industries that participate in Willis Towers Watson’s General Industry Executive Compensation Database (General Industry).
For these two benchmark references, we used pre-established subsets of companies contained in the databases of Willis Towers Watson, so that we compared our NEOs’ compensation to that of companies of reasonably similar size to us. The subsets were based on standard revenue ranges that are provided in published compensation surveys. We did not select or have any influence over the companies that participated in these surveys, and we were not made aware of the companies that constituted these reference points. The subset of companies we used consists of a broad array of companies in the financial services industry, including property/casualty insurance, life/health insurance, and investment, brokerage and retail and commercial bank organizations. The financial services data was focused on companies with assets of less than $15 billion and revenues of less than $2 billion, while the general industry data was composed of companies with revenues of less than $3 billion.
We use benchmarking to identify a competitive compensation range for each executive officer position. From a quantitative perspective, we generally consider an executive officer’s compensation to be market competitive if it is within a 15% range of the median of the applicable benchmark references. However, because executive officer roles and responsibilities often vary within the industries in which we participate and in the broader financial services segment, our benchmarking process is tailored for each executive officer position, with an emphasis on benchmark data for comparable positions and, in particular, comparable positions in our primary compensation peer group, if available. For each executive officer, the Committee may use one or more of the three benchmark references or, in some cases, a subset of the primary compensation peer group, depending on its judgment concerning the comparability of executive officer roles to these benchmark references. As a result, the Committee’s assessment of market competitiveness, in addition to the quantifiable benchmark data, may take into consideration other factors such as the scale and scope of the companies as well as specific roles against which our executive officer positions are being compared and the potential market demand for such positions.
For each of the NEOs, the results of the benchmarking conducted by the independent compensation consultant in November 2019 for the purpose of setting 2020 total target direct compensation (expressed as a percentile of the benchmarked group) were as follows.

Executive Officer	Primary Compensation Peer Group Reference Point	Financial Services Reference Point	General Industry Reference Point
Mr. Thornberry	Below 50th	At 50th	Between 50th and 75th
Mr. Hall	Below 50th	Below 50th	At 50th
Mr. Brummer	Below 50th	Between 50th and 75th	Between 50th and 75th
Mr. Hoffman	Below 50th	Between 50th and 75th	Above 75th
Mr. Ray	N/A (1)	Between 50th and 75th	Above 75th
(1) Positions within the relevant benchmarked group were not sufficiently similar to the NEO’s role to provide an appropriate benchmark for compensation evaluation purposes.
As our benchmarking process for 2020 illustrates, while the Committee considers benchmarking a valuable reference point for assessing the competitiveness of the NEOs’ compensation, the Committee does not set compensation for the NEOs to adhere strictly to any specific benchmarked reference point.

48 2021 Proxy Statement

Compensation of Executive Officers and Directors
Internal Equity
While external benchmarking is important in assessing the overall competitiveness of our executive compensation program, we believe that our compensation program must also be internally consistent and equitable to reflect an executive’s responsibilities and contributions to value creation and to ensure teamwork and coordination across the organization. As a result, in addition to benchmarking, our CEO and the Committee have sought to achieve internal equity among our executive officer group, as appropriate, when setting the components of compensation.
For 2020 compensation, the Committee compared the compensation for each NEO (other than the CEO) against his peers in the executive officer group, making changes as appropriate to preserve internal equity among the executive officers other than the CEO. Although we monitor the difference in pay between the CEO and the other executive officers, given the uniqueness of the CEO position and the breadth of his responsibilities, we do not perform a formal internal equity analysis of the CEO relative to other executive officer positions.
Wealth Accumulation
The Committee regularly reviews “total reward” tally sheets for each of the NEOs and considers the current value and potential future value of existing equity awards as factors in evaluating a NEO’s compensation.
IV. Primary Components of Compensation
Our executive compensation program provides a balanced mix of pay through the following primary components, as highlighted by our CEO’s pay mix:

CEO 2020 Compensation

Base Salary (15% of CEO’s target compensation)
•Established to provide a competitive level of compensation for day-to-day performance of job responsibilities

Short Term Incentive (26% of CEO's target compensation)
•100% performance-based
•Ensures that significant portion of annual compensation is at risk
•Performance metrics designed to incent achievement of short-term corporate and individual performance goals that are critical to our strategic plan

Long-Term Incentive (59% of CEO's target compensation)
•Designed to drive sustained business performance, encourage retention, and align executives' interests with stockholders’ long-term interests through time-based and performance-based RSUs
•Performance-based RSU awards (60% of LTI) are payable in stock and only if performance targets are met
•Time-based RSU awards (40% of LTI) vest in equal installments over three years

A. Base Salary
Base salaries are paid to executive officers to provide them with a competitive level of compensation for the day-to-day performance of their job responsibilities. As discussed above, base salaries for the NEOs primarily are established based on competitive market compensation data and internal equity.

2021 Proxy Statement 49

Compensation of Executive Officers and Directors
The following table provides the 2020 and current base salaries for each of the NEOs.

Executive Officer	2020 Base Salary (1)	2021 Base Salary (2)
Mr. Thornberry	$900,000	$1,000,000
Mr. Hall	$450,000	$475,000
Mr. Brummer	$500,000	$525,000
Mr. Hoffman	$450,000	$475,000
Mr. Ray	$425,000	$450,000
(1)Mr. Thornberry’s salary was increased for 2020 to improve competitiveness against the primary compensation peer group established for 2020 compensation. Mr. Brummer’s salary was increased for 2020 to reflect his additional responsibilities following his promotion to President, Mortgage. Base salaries for Messrs. Hall and Hoffman were increased in 2020 to improve market competitiveness against our 2020 primary compensation peer group and to reflect an increase in their responsibilities.
(2)Each of the NEO's salary was increased for 2021 to continue to improve competitiveness against the primary compensation peer group established for 2021 compensation benchmarking, as discussed above.
B. Short-Term Incentive Program
This discussion refers to the 2020 performance objectives for the Company and the NEOs as well as to the Company’s and NEOs’ actual 2020 performance results. These objectives and results are disclosed in the limited context of our compensation programs. We specifically caution investors not to apply these statements to other contexts.
Overview of Annual Program Design
Each year, the Committee brings a fresh perspective to designing our STI program, with a primary focus on creating a program that appropriately motivates the NEOs to achieve those financial and strategic objectives that are critical to driving long-term value for our stockholders. In designing the STI program each year, the Committee is guided by the following principles:
■Metrics should align with and support our strategic plan, taking into consideration our ESG initiatives and objectives
■Metrics should be appropriately tailored to drive long-term value creation, and should not incent excess risk-taking
■STI metrics should not overlap with LTI metrics
■To ensure a continuity of focus, we should avoid significant year-to-year changes, unless changes are necessary to align our compensation programs with changing business needs and priorities
■We should avoid unnecessary complexity wherever possible to increase transparency and a line-of-sight for the NEOs and others
■Discretion should be limited and used only where necessary
Our STI/MTI Plan allows the Committee to design cash incentive programs for performance periods of up to two years, with the STI period covering the first calendar year in which the award is granted, and if included, an MTI period covering the full two-year performance period (from January 1 of the year of grant through December 31 of the second performance year). Management and the Committee annually assess whether to include an MTI component as part of this cash incentive program. Consistent with its approach over the last two years, for 2020, the Committee determined not to include an MTI component, primarily to avoid the discretion and complexity associated with MTI and to promote a unified and consistent “One Radian” approach for all of our business lines.
2020 Short-Term Incentive Analysis
2020 STI Corporate Funding Level
The Committee (or the independent directors in the case of the CEO) retains ultimate authority with respect to amounts awarded to the NEOs under the STI/MTI Plan. The NEOs’ STI awards are determined based on the Company’s financial and strategic performance over the performance period (represented by the “STI Corporate Funding Level”) and each NEO’s performance against their individual performance goals. See “—III. Compensation Process and Oversight—C. Setting Compensation” above for a discussion of how each NEO’s individual performance objectives are established.
As discussed below for 2020 STI awards, each year, the Committee approves the STI Corporate Funding Level based on the NEOs’ collective performance against a shared set of financial and strategic goals approved by the Committee. The STI Corporate Funding Level serves as a baseline payout level for the NEOs’ STI awards, and therefore, is the

50 2021 Proxy Statement

Compensation of Executive Officers and Directors
primary consideration for the amount to be awarded to each NEO. However, the amount of STI ultimately awarded to each NEO is determined based on how the NEO performs against their individual performance objectives. In making this determination for each NEO, the Committee or the independent directors may weigh the NEO’s various performance objectives differently in light of the NEO’s role, giving appropriate consideration to the degree to which each NEO impacted our performance and contributed to the STI Corporate Funding Level. Based on this assessment, the Committee or the independent directors may, depending on the circumstances, award the NEO an STI award at a level relative to the NEO’s target that is different than the STI Corporate Funding Level. See “2020 STI Payouts for NEOs” below for more information.
For 2020, the STI Corporate Funding Level for the NEOs’ STI awards was determined based on the Committee’s assessment of the Company’s performance against a shared set of financial and strategic performance metrics. As compared to the 2019 STI program, the Committee made the following changes to the 2020 STI program:
■Further reduced discretion in the program by increasing the weighting of the financial performance metrics to 70% (as compared to 65% in 2019) and decreasing the weighting of the strategic performance metrics to 30% (as compared to 35% in 2019);
■Emphasized that the value of the NIW we produce depends on both the amount of NIW we write and the returns on required capital that we expect to achieve on this NIW by equally weighting these financial performance metrics under “Value Achieved on NIW.” We believe that balancing these key components, rather than relying solely on volume, is critical to an effective Mortgage business strategy that is appropriately tailored to drive the economic value of our insured portfolio. The weightings of these metrics within the financial performance metrics were increased from 20% to 25%;
■Reduced the complexity of the STI program by:
■Reducing our financial performance metrics by eliminating Adjusted Operating Leverage and relying on Adjusted Diluted Net Operating EPS as the primary financial performance metric for driving expense management. The weighting for Adjusted Diluted Net Operating EPS within the financial performance metrics was increased from 40% to 50% in recognition of this greater reliance and focus.
■Consolidating our strategic performance metrics from five to three metrics and emphasizing the Company's focus on executing our strategic plan to grow and diversify our businesses.
Financial Performance Metrics
The following table highlights: (i) the 2020 metrics with corresponding targets and weightings; (ii) the Company’s actual performance against these targets; and (iii) the percentage payout for each area of performance.

Performance Area and Weighting	Metric	2020 Performance Level (1)					2020	Metric	% of
		Threshold	Target: Low End	Target	Target: High End	Maximum	Result	Weighting	Target Achievement
Financial Performance Metrics (70% Weighting)	Adjusted Diluted Net Operating EPS	$2.19	$2.80	$3.02	$3.10	$3.30	$1.74	50%	0%
	Value Achieved on NIW
	NIW Volume	$40B	$55B	$60B	$65B	$70B	$107B	25%	200%
	Return on Capital	10%	14%	15%	16%	18%	15.6%	25%	106%

Plan Permitted Discretionary Adjustment (2):									7.5%
Final Achievement of Financial Performance Metrics:									84%
Weighted Achievement of Financial Performance Objectives (84% x 70%):									59%
(1)Measured quantitatively, with performance relative to target resulting in the following funding levels: at or below Threshold = 0%; Target Low End = 90%; Target = 100%; Target High End = 110%; at or above Maximum = 200%. Funding percentages are interpolated for results between the referenced funding levels.
(2)For the financial performance metrics, within the parameters of the annual STI program design structure, the Committee has discretion to adjust the quantitative results negatively or positively by up to 15%, primarily to reflect factors impacting results that were not contemplated at the time targets were established. For 2019, the Committee used this structural program discretion to reduce the quantitative performance results by 5% to account for certain unplanned events that positively impacted our financial results. For 2020, the Committee again chose to utilize this structural program discretion, applying a 7.5% positive adjustment to our quantitative results to reflect the Company’s efforts in driving Adjusted Diluted Net Operating EPS throughout 2020. The 7.5% positive adjustment equates to a modest 15% of target achievement for Adjusted Diluted Net Operating EPS. In making this adjustment, the Committee recognized that absent the significant

2021 Proxy Statement 51

Compensation of Executive Officers and Directors
negative impact of the COVID-19 pandemic on our MI loss provision, which as discussed above was primarily driven by mortgage defaults related to COVID-19 forbearance programs, the Company would have achieved its financial plan objectives for Adjusted Diluted Net Operating EPS.

Adjusted Diluted Net Operating EPS (0% Achievement)
Measured as (A) adjusted pretax operating income attributable to common stockholders, net of taxes computed using the Company’s statutory tax rate, divided by (B) the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding.
On a consolidated basis, adjusted pretax operating income and adjusted diluted net operating income per share are non-GAAP financial measures. See pages 82 to 84 of our 2020 Form 10-K for definitions of our non-GAAP financial measures including reconciliations of the most comparable GAAP measures of consolidated pretax income and diluted net income per share to our non-GAAP financial measures of adjusted pretax operating income and adjusted diluted net operating income per share.

2020 Target Setting
The target for 2020 STI ($3.02 per share) represented a 6% decrease over our 2019 actual performance of $3.21 per share, based on a corresponding projected decrease of $51 million in adjusted pretax operating income for 2020 over 2019.
Before consideration of the impacts of the COVID-19 pandemic, our 2020 target was expected to be particularly challenging given: (1) our aggressive targeted reduction in operating expenses to support investment in new business initiatives; (2) the positive impact on our 2019 Adjusted Diluted Net Operating EPS from a one-time adjustment to our earned premiums; and (3) the favorable loss development in 2019 that was not expected to continue for 2020. In evaluating our 2019 STI program, the Committee applied a 5% negative adjustment to our financial performance results given, among other factors, the one-time adjustment to our earned premiums in 2019.

Value Achieved on NIW — NIW Volume (200% Achievement)
Measured as new, traditional Mortgage business and the NIW equivalent of new insurance written through non-traditional Mortgage executions such as our participation in the GSEs credit risk transfer transactions.

2020 Target Setting
NIW targets for any particular year are not directly comparable to actual NIW performance in the immediately prior year given that NIW expectations largely are reset each year based on the projected size and composition of the mortgage market, among other variables.
The NIW target for 2020 STI ($60 billion) represented a 16% decrease compared to our 2019 actual performance of $73 billion. Our target for 2020 was established primarily based on: (i) the projected size of the mortgage market (using an average of estimates from the Mortgage Bankers Association, Fannie Mae and Freddie Mac), which projected a 5% decrease in total mortgage originations; (ii) our estimate of the private MI industry’s share of the mortgage origination market (i.e., the use of private MI as compared to FHA or other forms of credit enhancement); (iii) our projection regarding our market share, taking into consideration competition in the MI industry and our strategic focus on writing only NIW that we viewed as generating an acceptable level of economic value.

52 2021 Proxy Statement

Compensation of Executive Officers and Directors

Value Achieved on NIW — Return on Capital (106% Achievement)
Measured as the after-tax, projected return on PMIERs-required capital with respect to traditional mortgage insurance after giving effect to projected investment income and the impact of reinsurance that is in place at the time the insurance was written, but excluding debt leverage.

2020 Target Setting
The target for 2020 STI of 15% represented a decrease compared to our 2019 actual performance of 20%. Our 2019 returns were benefited significantly by our execution of ILN reinsurance on a portion of our 2019 NIW, which increased our overall returns for 2019 NIW above our 2019 targeted level of 15%. As noted above, for 2020 STI awards, we excluded from our Return on Capital calculation the impact of reinsurance that is not in place at the time NIW is originated, effectively eliminating the potential benefit of ILN risk distribution transactions, which as currently conducted, provide reinsurance on NIW that is already in place. As a result, our 2020 STI target is not directly comparable to 2019 actual performance.

Strategic Objectives
Strategic objectives are measured qualitatively, taking into consideration the various factors that influence our NEOs’ decision-making throughout the performance period. The following tables highlight: (i) the strategic performance metrics and their weightings; and (ii) the percentage payout achieved for each performance metric.

Performance Area and Weighting	Metric	Metric Weighting	% of Target Achievement
Strategic Objectives (30% Weighting)	Strategic Execution(1)	33.3%	175%
	Risk Management(2)	33.3%	200%
	Capital and Liquidity(3)	33.3%	200%

Achievement of Strategic Objectives:			192%
Weighted Achievement of Strategic Objectives (192% x 30%):			57%
(1)Defined as execution of the Company’s strategic plan to grow and diversify the Company’s Mortgage and Real Estate businesses through innovative business models that leverage the power of “One Radian” and the exponential value of operating excellence.
(2)Defined as ensuring the Company maintains comprehensive enterprise risk management, including credit, operational, underwriting, and counterparty risk/return discipline based on sound data and analytics, with an emphasis on risk culture, positive economic value, compliance and long-term profitability.
(3)Defined as optimizing our capital and liquidity to achieve strategic objectives by ensuring ongoing compliance with PMIERs, increasing our financial flexibility and aligning our credit ratings with our business objectives.
Please see “II. Executive Summary—Our 2020 Strategic Performance” above for information regarding our 2020 strategic performance.
Total 2020 STI Corporate Funding Level
The STI Corporate Funding Level for the 2020 STI awards was derived based on the combined percentages achieved for the financial performance metrics and strategic performance objectives, weighted 70% and 30%, respectively. As described above regarding 2020 performance against the metrics, the 2020 STI Corporate Funding Level was calculated as follows.

2020 STI Corporate Funding Level (as a percent of target)
Financial Performance Objectives	+	Strategic Performance Objectives	=	STI Corporate Funding Level
84% x 70% = 59%		192% x 30% = 57%		116%
2020 STI Payouts for NEOs
The amount of STI awarded to a NEO is based on the NEO’s achievement of specified performance goals for the applicable year. Corporate and business unit/departmental goals are established each year in the context of our annual business planning process and are approved by our Board. Using these objectives, individual performance goals are

2021 Proxy Statement 53

Compensation of Executive Officers and Directors
established by each NEO and adjusted and approved by the CEO and the Committee (or the independent directors in the case of the CEO), as discussed in “—III. Compensation Process and Oversight” above. By tying the STI award to our annual operating plan, the Committee aims to ensure accountability, focus and alignment throughout the Company with respect to those matters determined to be most critical to driving long-term stockholder value.
At the end of each performance year, each NEO (other than the CEO) provides a performance self-assessment to the CEO and the CEO provides a similar self-assessment to the Committee, in each case including his level of attainment of the specified performance goals. The CEO reviews the performance of each NEO (other than himself) against his respective performance goals and makes specific recommendations to the Committee regarding the amount of STI, if any, to be awarded. Maximum achievement can result in an STI award of up to 200% of the target amount, while performance below expectations can result in a below-target award or no award.
The following tables set forth, for each NEO: (i) the maximum amount that could have been awarded under the STI/MTI Plan for 2020 STI performance; (ii) the NEO’s target 2020 STI award; (iii) the total amount actually awarded to the NEO based on 2020 STI performance; and (iv) individual performance highlights for each NEO supporting their 2020 STI award relative to the STI Corporate Funding Level.
2020 STI Awards

Name	2020 Maximum STI Award	2020 Target STI Award	2020 Total Amount Awarded	2020 Total Amount Awarded (% of Target)*
Mr. Thornberry	$3,000,000	$1,500,000	$1,745,000	116%
Mr. Hall	$900,000	$450,000	$525,000	117%
Mr. Brummer	$1,300,000	$650,000	$760,000	117%
Mr. Hoffman	$900,000	$450,000	$525,000	117%
Mr. Ray	$850,000	$425,000	$495,000	116%
* Differences in percentage payout of target for NEOs is the result of rounding of award amounts.
2020 Individual Performance Highlights

Name	Performance Highlights
Mr. Thornberry
Mr. Thornberry received an award at the 2020 STI Corporate Funding Level based on his leadership in overseeing:
■The Company’s drive to achieve strong operating results and the successful execution of our strategic priorities, despite the challenges and the financial impact of the COVID-19 pandemic, including incremental costs;
■The delivery of a record-breaking level of high-quality flow NIW at highly attractive projected returns, growing the size of our large mortgage insurance portfolio;
■The continued execution and refinement of our strategic plan by growing key business sectors and executing the sale of our loan due diligence business in January 2020 and exiting our traditional appraisal business in the fourth quarter of 2020;
■The growth of our Title revenues by 56% and the material expansion of our lender customer base for Title services, positioning us for continued growth in 2021 and beyond;
■The effective management of our capital and liquidity positions during 2020 by executing two ILN risk distribution transactions, extending our credit facility to 2022, and issuing new senior debt to strengthen our balance sheet upon the onset of the COVID-19 pandemic, while also significantly increasing our quarterly dividend and repurchasing over 11 million shares of our common stock;
■Maintaining the safety and engagement of our employees, including the successful transition of employees to a predominantly virtual working model, allowing operations to continue safely and securely; and
■Continued improvement to strengthen our corporate culture and engagement of our employees to maximize organizational performance consistent with our core values, through expanded execution of our Diversity, Equity and Inclusion Initiative, transparent communication and dialogue with employees, enhanced transparency of our performance and clear management accountability at all levels, enhanced performance of our management processes and employee recognition programs across the entire employee base.
See “—Our 2020 Financial Performance" and "—Our 2020 Strategic Performance” within "—II. Executive Summary" and “—IV. Primary Components of Compensation—B. Short-Term Incentive Program—2020 Short-Term Incentive Analysis” for additional information regarding our performance.

54 2021 Proxy Statement

Compensation of Executive Officers and Directors

Name	Performance Highlights
Mr. Hall
Mr. Hall received an award at the 2020 STI Corporate Funding Level based on his efforts in managing the impact of the COVID-19 pandemic on our employees and his:
■Efforts to drive expense management and enhance our financial flexibility, including reacting quickly to the uncertainty presented by the COVID-19 pandemic;
■Effective management of our capital and liquidity positions at our holding company and operating companies during 2020 by overseeing execution of two ILN risk distribution transactions, increasing the amount of collateral available for borrowings through the Federal Home Loan Bank lending program; extending our credit facility to 2022, and issuing new senior debt to strengthen our balance sheet upon on the onset of the COVID-19 pandemic, while also significantly increasing our quarterly dividend and repurchasing 11.0 million shares of our common stock;
■Continued efforts to enhance the Company’s internal controls environment and culture to enhance model governance, data governance and controls over management reporting to ensure the information underlying key management decisions are strong, timely, accurate and technology enabled where appropriate; and
■Focus on aligning our enterprise risk management functions with the business needs in business compliance, data governance and model governance to create better organizational alignment and efficiency.

Mr. Brummer
Mr. Brummer received an award at the 2020 STI Corporate Funding Level based on his efforts in managing the impact of the COVID-19 pandemic on our employees and his:
■Successful leadership of our Mortgage business through unprecedented economic and mortgage environments, including leveraging our RADAR Rates risk-based pricing platform to capture a meaningful share of the large mortgage origination market, while shifting the profile of our 2020 NIW toward stronger risk characteristics, improving the economic value of insured portfolio and increasing our insurance-in-force by writing a record level of new flow NIW;
■Oversight in successfully structuring, marketing, and executing two ILN risk distribution transactions and implementing a new quota share reinsurance transaction to effectively manage Radian Guaranty’s capital position and projected returns on PMIERs capital;
■Improvement of MI underwriting productivity and implementation of extensive credit and underwriting policy updates to address specific issues presented by the COVID-19 pandemic, including numerous policy updates to align with GSE initiatives to support homeowners impacted by the COVID-19 pandemic; and
■Overseeing the successful implementation of a long-term Mortgage operating platform modernization project to retire legacy systems and databases and further developing our use of data analytics to support our core expertise in managing mortgage risk.

Mr. Hoffman
Mr. Hoffman received an award at the 2020 STI Corporate Funding Level based on his efforts in managing the impact of the COVID-19 pandemic on our employees and his:
■Overseeing several important litigation and regulatory matters and examinations, ongoing enhancements in the Company’s federal compliance function, development of the Company’s IP strategy, and legal aspects of the sale of the Company’s loan due diligence business;
■Legal oversight during the COVID-19 pandemic, including compliance with rapidly evolving state and local requirements; addressing novel health, labor and employment related issues; managing relationships with the Company’s primary regulators, including supporting initiatives aimed at helping borrowers suffering COVID-19 hardships; efforts to strengthen the Company’s capital and liquidity positions; and ensuring transparency in the Company’s public disclosures regarding the risks and expectations resulting from the COVID-19 pandemic;
■Executive oversight for Human Resources during the COVID-19 pandemic, including the rapid transition to a virtual work environment; health monitoring and development of in-person policies and protocols to ensure employee safety and well-being; ensuring an ongoing focus on corporate culture and morale; conducting a large-scale virtual recruitment and onboarding strategy; and the reshaping of the Company’s benefits programs in light of the COVID-19 pandemic environment;
■Oversight over Government Relations and the myriad of legislative and regulatory matters presented by the COVID-19 pandemic, U.S. Presidential Election, and various consequential housing finance related laws and regulations enacted or proposed in 2020, as well as various interactions with the GSEs related to the COVID-19 pandemic; and
■Support of the Board in overseeing the matters referenced above and the Board’s ongoing succession planning efforts, including the onboarding of two new directors in 2020.

2021 Proxy Statement 55

Compensation of Executive Officers and Directors

Name	Performance Highlights
Mr. Ray
Mr. Ray received an award at the 2020 STI Corporate Funding Level based on his efforts in managing the impact of the COVID-19 pandemic on our employees and his:
■Successfully completing the sale of our loan due diligence business and positioning our Title and other Real Estate businesses for long term growth and contribution by appropriately scaling the business units, investing in advanced technology to drive down operating costs and launching agile processes to develop digitally delivered products;
■Leadership in growing our Real Estate revenues by 14% in 2020, including a 238% year-over-year increase in closed Title insurance orders and development of a strong sales pipeline of large customers going into 2021;
■Overseeing the digital transformation across our businesses, including a long-term Mortgage operating platform modernization project to retire legacy systems and databases, enhancing our RADAR Rates MI pricing platform, launching myRadian, a new digital platform for customers to access our entire suite of Valuation and Asset Management services, launching the Radian Home Price Index, a home price analysis platform, implementing and increasing our use of Robotic Process Automation to drive automation in our Title businesses, and redesigning and launching a new One Radian website;
■Oversight of the technological infrastructure to allow our businesses to rapidly transition to a virtual, work-from-home operating model during the COVID-19 pandemic without interruption; and
■Contributions to our corporate culture and engagement, including by co-chairing our Diversity, Equity and Inclusion council.

In prior years, we reported the STI awards paid to our NEOs as a “Bonus” in the Summary Compensation Table included in this proxy statement due to the nature of the performance objectives and degree of discretion that potentially could be exercised by the Committee. In more recent years, the STI awards have become more formula-based and are conditioned upon the achievement of performance targets that are pre-established and communicated to the executive officer, and the outcome with respect to the relevant performance targets is substantially uncertain at the time the targets are established. Accordingly, beginning with the 2019 awards, the STI awards are no longer classified as “Bonus” and instead are reflected as “Non-Equity Incentive Plan Compensation.”
C. Long-Term Incentive Program
Each year, in designing the annual LTI awards for the NEOs, the Committee reviews and assesses the types of awards that would best complement our existing LTI program to enhance long-term stockholder value. As part of its assessment, the Committee considers, among other things, the following factors:
■Whether the awards will effectively motivate the NEOs to achieve rigorous, performance-based objectives in line with our long-term strategic vision for the Company;
■Whether the awards will remain motivational and retentive through various economic cycles;
■The potential financial, accounting and tax impact of the awards;
■Whether the award objectives will be clear to the NEOs, stockholders and other constituencies;
■The potential impact of the awards on risk behavior; and
■Input from our stockholders with respect to the form and performance metrics for our awards.

56 2021 Proxy Statement

Compensation of Executive Officers and Directors
LTI Awards Granted in 2020
For 2020, the Committee granted annual LTI awards to our NEOs comprising the following.
For 2020, the Committee chose these LTI components to:
■Focus our NEOs on driving growth in our book value, which more than any other performance metric, best reflects our ultimate success in executing upon our strategic plan; and
■Ensure that the annual LTI awards continue to include a retention component through various business and economic cycles.
The Committee chose the mix of time-based and performance-based awards to ensure the award was predominantly performance-based, but also to ensure that a meaningful number of RSUs would vest annually for our NEOs, creating an on-going retention element to our LTI program that would persist through various business and economic cycles. See “—II. Executive Summary–Our 2020 Executive Compensation Program—Failure to Perform Over the Long-Term Would Significantly Diminish our NEOs’ Realized Pay” above.
2020 Performance-Based RSUs
The 2020 Book Value RSU (“BV RSU”) awards will vest on May 13, 2023, based on the attainment of specified performance goals, subject to certain conditions that could accelerate their vesting. Each vested BV RSU will be payable in one share of the Company’s common stock.
On the vesting date, each NEO will become vested in a number of BV RSUs (from 0% to 200% of his BV RSU target, the “BV Performance Level”) based on how the Company’s cumulative growth in LTI Book Value per Share (as defined below) over a three-year performance period from March 31, 2020 through March 31, 2023 compares to the following reference points:

3-Year LTI Book Value per Share Growth (1)		BV Performance Level (1) (% of BV RSU Target)
≥40%		200%
25%		100%
<10%	(2)	0%
(1)If the Company’s cumulative growth in LTI Book Value per Share falls between two referenced percentages, the BV Performance Level will be interpolated.
(2)If the Company’s cumulative growth in LTI Book Value per Share is less than 10%, the BV Performance Level will be zero, and accordingly, no BV RSUs would vest.
The Company’s “LTI Book Value per Share” is defined as: (A) book value, adjusted to exclude: (1) accumulated other comprehensive income; and (2) the impact, if any, during the three-year performance period from declared dividends on common shares; divided by (B) basic shares of common stock outstanding.
The BV RSUs include a one-year holding period after vesting, such that the vested BV RSUs will not be convertible into shares (other than shares withheld to pay taxes due at vesting) until the one-year anniversary of the vesting date of the BV RSUs. However, as set forth in the applicable grant instrument, the post-vesting holding period will not apply in certain circumstances, such as: (i) the Executive’s death or disability; (ii) an Involuntary Termination (as defined below) in connection with a change of control before the end of the performance period; or (iii) the occurrence of a change of control after the end of the performance period.

2021 Proxy Statement 57

Compensation of Executive Officers and Directors
The treatment of the BV RSU awards upon the occurrence of certain employment termination events is described under “—Termination of Employment Events” below, and the BV RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company before the end of the three-year performance period, absent an Involuntary Termination (as defined below), the BV RSUs will become vested at the end of the three-year performance period in an amount equal to the projected BV Performance Level for the full performance period, estimated as of the end of the fiscal quarter immediately prior to the change of control (the “CoC Performance Level”).
NEOs are entitled to receive dividend equivalents on their BV RSU awards as described below under “Dividends on LTI Awards.”
2020 Time-Based RSUs
The Time-Based RSUs are scheduled to vest in pro rata installments on each of the first three anniversaries of the grant date (i.e., May 13, 2021, May 13, 2022 and May 13, 2023), as long as the NEO is an employee of Radian on the vesting date.
The treatment of the Time-Based RSUs upon the occurrence of certain employment termination events is described under “—Termination of Employment Events” below. NEOs are entitled to receive dividend equivalents on their Time-Based RSU awards as described below under “Dividends on LTI Awards.”
Termination of Employment Events
Generally, the 2020 LTI awards would be treated as follows if the NEO’s employment is terminated for the following reasons:

Termination Event	BV RSUs	Time-Based RSUs
Voluntary Termination	All unvested BV RSUs are forfeited	All unvested Time-Based RSUs are forfeited
Involuntary Termination* (No Change of Control)
■Except as set forth below, the target number of BV RSUs will be prorated for the number of months served between the grant date and date of termination, with vesting occurring on the original vesting date at the BV Performance Level
■If terminated within six months of the grant date, the BV RSUs will be forfeited
■If terminated during the six-months prior to the original vesting date, the target BV RSUs will not be prorated (NEO is eligible for full value of award)

■If terminated on or before the first anniversary of the grant date, 33% of the Time-Based RSUs will automatically vest, and the remaining Time-Based RSUs will be forfeited
■If terminated after the first anniversary of the grant date, any unvested Time-Based RSUs will automatically vest on the date of termination

Involuntary Termination* (Occurring 90 Days Before or Within One Year After Change of Control)	Accelerate vesting of BV RSUs as of the termination date (or, if later, on the date of the Change of Control) at the CoC Performance Level	Accelerate vesting of Time-Based RSUs in full on the termination date (or, if later, on the date of the Change of Control)
Death / Disability	Accelerate vesting of BV RSUs as of the date of death or disability at the BV RSU Target or CoC Performance Level if a change of control has occurred	Accelerate vesting of Time-Based RSUs in full on date of death or disability
Retirement	BV RSUs are not forfeited and vest on the original vesting date at the BV Performance Level, or if a change of control has occurred, on the retirement date (or, if later, on the date of the change of control) at the CoC Performance Level
Accelerate vesting of Time-Based RSUs in full on retirement date
*An “Involuntary Termination” is generally defined as a termination of the NEO’s employment by the Company other than for “cause” or an Executive’s termination of employment for “good reason.”
The 2020 LTI awards include a provision that prohibits the NEO from competing with the Company and from soliciting the Company’s employees or customers for the “Restricted Period” (a period of 18 months with respect to

58 2021 Proxy Statement

Compensation of Executive Officers and Directors
Mr. Thornberry and a period of 12 months for each of the other NEOs) following termination of the NEO’s employment for any reason.
Dividends on LTI Awards
2020 LTI Awards
NEOs are entitled to receive dividend equivalents on their 2020 LTI awards. In general, the 2020 LTI awards provide that upon the declaration and payment by the Company of a cash dividend on its common stock, each NEO will be entitled to receive a cash amount equal to the per-share cash dividend paid by the Company (a “Dividend Equivalent”), multiplied by the total number of BV RSUs and Time-Based RSUs subject to such award, with the number of BV RSUs initially measured at target and adjusted at vesting based on performance under the award. Any Dividend Equivalents credited to a 2020 LTI Award are subject to the same vesting, payment, forfeiture and other terms and conditions as the related award, including, as it relates to the BV RSUs, the requirement that certain specified performance conditions be met.
Dividend Equivalents will accrue on unvested 2020 LTI Awards in a non-interest bearing book account and will not be paid to the NEOs prior to vesting of the 2020 LTI Awards. Unless the 2020 LTI Award is otherwise deferred under a deferred compensation plan, such Dividend Equivalents, as adjusted to take into account achievement of the applicable performance goals with respect to the BV RSUs, will be paid when the 2020 LTI Awards vest. If and to the extent that the underlying 2020 LTI Awards are forfeited, all related Dividend Equivalents will be forfeited. With respect to the BV RSUs, which are subject to a one-year holding period after vesting, Dividend Equivalents will be paid following the vesting of the BV RSUs when dividends are paid on the underlying common stock of the Company.
Outstanding LTI Awards
In February 2020, the Committee and Board approved an amendment of outstanding LTI awards held by eligible employees, including the NEOs, to add Dividend Equivalent rights to such awards (the “Equity Amendment”). The Equity Amendment was made in conjunction with the Board’s approval of an increase in the quarterly dividend to the Company’s stockholders from $0.0025 per share to $0.125 per share, effective for the first quarter of 2020. The Committee approved the Equity Amendment to further align the Company’s long-term incentive compensation program, including outstanding LTI awards, with the interests of its stockholders.
In general, the Equity Amendment provides for the payment of cash dividends on outstanding LTI awards in the same manner and subject to the same conditions as described above with respect to the 2020 LTI awards.
The Equity Amendment does not apply to certain LTI awards granted in 2016 and 2017 to (i) currently identified “covered employees,” within the meaning of Section 162(m) of the Internal Revenue Code and (ii) LTI awards granted to the Company’s Chief Financial Officer, because these awards may be “grandfathered” under the rules applicable to Section 162(m). Having considered the potential tax impact to the Company if the deductibility of these “grandfathered” awards was altered, the Committee chose to exclude these outstanding awards from being subject to the Equity Amendment, which effectively prevents the NEOs from receiving dividends on these awards.
Set forth below are the LTI awards held by the NEOs that are subject to the Equity Amendment as of February 11, 2020 (the effective date of the amendment).

Named Executive Officer	Performance- Based RSUs (#)*	Time-Based RSUs (#)
Richard G. Thornberry	264,070	152,788
J. Franklin Hall	53,480	20,292
Derek V. Brummer	64,210	28,184
Edward J. Hoffman	53,480	23,706
Eric R. Ray	—	—
*Represents the target number of RSUs awarded. The number of RSUs that actually vest, if any, will depend on the level of achievement of certain performance conditions specified in the terms of the award.
Stock Ownership
Consistent with our compensation philosophy, we believe that executive management, including the NEOs, should have a significant equity investment in the Company to further align their interests and actions with the long-term interests of our stockholders.
Under our stock ownership guidelines, within three years of being designated an executive officer, Mr. Thornberry and the other NEOs are required to hold shares with a minimum aggregate market value equal to 7 times base salary and

2021 Proxy Statement 59

Compensation of Executive Officers and Directors
2.5 times base salary, respectively. In addition, our 2016 through 2020 performance-based RSUs include a one-year, post-vesting share retention period applicable to all NEOs.
As of December 31, 2020, each of our NEOs was in compliance with our stock ownership guidelines. A NEO’s failure to comply with the guidelines will be considered by the Committee in determining subsequent equity compensation awards to the NEO, including potentially reducing or eliminating future equity awards and making awards otherwise paid in cash, such as STI awards, payable in stock and subject to these guidelines. Willful or intentional violations may also be considered “cause” for purposes of termination from employment.
V. Other Compensation
In addition to the primary components of their compensation, the NEOs receive additional compensation through their participation in our benefit plans as well as, to a very limited extent, through perquisites.
A. Retirement Compensation
We are committed to providing all of the Company’s employees with competitive benefits that make sense for their financial security.
Savings Plan
The Savings Plan serves as the primary retirement savings plan for the NEOs and other employees. The Savings Plan, among other things, provides for quarterly matching contributions by Radian equal to 100% of employee contributions (up to 6.0% of eligible pay for 2020). Each of the NEOs participated in the Savings Plan in 2020.
Benefit Restoration Plan
We maintain the Radian Group Inc. Benefit Restoration Plan (“BRP”) to provide additional retirement benefits to our employees who are eligible to participate in the Savings Plan and whose benefits under the Savings Plan are limited by applicable IRS limits on eligible compensation. See “—Nonqualified Deferred Compensation” below. We believe the BRP is an appropriate plan for employees and stockholders for the following reasons:
■Participation is predominately based on compensation earned rather than an employee’s title or position. All employees whose eligible pay exceeds the IRS compensation limit ($285,000 for 2020) are eligible to participate in the BRP in the same year in which they exceed the IRS limit. The Company makes annual contributions to each participant’s account based on eligible compensation;
■The same formula for calculating benefits under the BRP is used for all participants, creating alignment throughout the organization; and
■In determining benefits under the BRP, bonus and commissions will affect a participant’s contribution only for the year in which they occur. As a result, compensation in one year is not locked into the benefit formula going forward.
B. Deferred Compensation
We maintain a voluntary deferred compensation plan for the Company’s executive officers. The deferred compensation plan allows executive officers to defer (or if amounts were previously deferred, to re-defer subject to certain limitations) receipt of all or a portion of cash received under their STI/MTI awards and the shares associated with the vesting of RSUs. Deferring cash compensation allows executive officers to invest such amounts during the deferral period. The deferred compensation program complies with the requirements of applicable IRS regulations. See “—Nonqualified Deferred Compensation” below.
C. Perquisites
In the ordinary course, perquisites generally represent an immaterial component of our NEOs’ compensation. In 2020, Mr. Thornberry received no perquisites, and the perquisites for each of our other NEOs represented less than 1% of total salary.
VI. Severance Agreements
The Committee believes that maintaining severance arrangements is a necessary means for recruiting, motivating and retaining executive officers in the competitive industries in which we participate. We want our NEOs’ sole focus to be on our business and the interests of our stockholders. Further, we believe it is important to be transparent with respect to

60 2021 Proxy Statement

Compensation of Executive Officers and Directors
amounts that the NEOs could receive in the event of their termination. We believe our existing severance agreements, including the benefits provided, are consistent with, and in some cases more conservative than, current market practice.
The Committee regularly evaluates the ongoing need for severance agreements for the NEOs. We have designed and implemented a termination pay strategy for the Company with the primary purposes of:
■Responsibly tailoring termination payment levels based on current market standards;
■Providing clarity regarding future potential severance payments to the NEOs;
■Applying a consistent approach to severance among the Company’s executive officers;
■Imposing certain restrictive covenants that are important to the Company; and
■Avoiding excessive payouts on an executive officer’s termination in connection with a change of control of the Company.
Consistent with these objectives, we have put in place for each of the NEOs a consistent and reasonable approach to severance. In general, our current agreements provide each NEO with a multiple of the sum of their base salary and target incentive award under our STI/MTI Plan (two times for Mr. Thornberry and 1.5 times for all other NEOs) as well as a pro-rated target STI/MTI incentive award for the year of termination. Under these agreements, there is no accelerated or enhanced payment in the event of a change of control absent termination of employment and no gross-up for taxes.
See “—Potential Payments upon Termination of Employment or Change of Control” below for a detailed discussion, including a quantification of, potential payments to the NEOs in connection with a termination event.
VII. Compliance with Internal Revenue Code Section 162(m)
Prior to 2018, Section 162(m) of the Code limited the deductibility of compensation over $1 million paid to a company’s chief executive officer and three next most highly compensated executive officers (other than the chief financial officer). To qualify for deductibility under Section 162(m), compensation in excess of $1 million per year paid to each of these executive officers generally must have been “performance-based” compensation as determined under Section 162(m). In general, to be performance-based compensation, the material terms of the performance goals under which the compensation is to be paid must have been disclosed to and approved by our stockholders before the compensation is paid. To the extent determinable and as one of the factors in its consideration of compensation matters, the Committee considered the anticipated tax treatment to the Company and to the executive officers of various payments and benefits.
Effective since 2018, the exemption from Section 162(m)’s deduction limit for performance-based compensation was repealed. As a result, compensation in excess of $1 million paid to a Company’s chief financial officer and any executive officers covered by 162(m) in any taxable year after December 31, 2016, is no longer deductible unless it qualifies for transition relief (i.e., grandfathering) applicable to certain arrangements in place as of November 2, 2017. Management and the Committee have evaluated these changes to 162(m) and take them into consideration, along with such other factors as discussed above in “I. Compensation Principles and Objectives,” when structuring future incentive awards for our NEOs and when making decisions regarding existing awards that may be subject to grandfathering. For instance, as discussed above under “—IV. Primary Components of Compensation—C. Long-term Incentive Program—Dividends on LTI Awards,” the Committee determined not to provide for dividends on certain outstanding RSU awards held by our NEOs in order to preserve the 162(m) transition relief that applies to these awards.
VIII. Anti-Hedging, Clawbacks and Pledging of Securities
Our Code of Conduct specifically prohibits our employees and directors from engaging in all forms of speculative transactions in Radian securities. Please see “Corporate Governance and Board Matters—Anti-Hedging Policy” for additional information. The Board has also adopted a clawback policy that:
(1)requires the Committee to seek recoupment of incentive compensation in the event of a material restatement of the Company’s financial results; and
(2)authorizes the Committee, in its discretion, to seek recoupment in the event of a determination that the level of achievement of an objectively quantifiable financial performance measure or goal was materially overstated.
The clawback policy applies to the Company’s executive officers under Section 16 of the Exchange Act (including the NEOs) and any other officer who engaged in fraud or other misconduct in connection with a restatement or overstatement. The clawback policy covers all incentive compensation paid to an officer during the three-year period preceding the restatement or overstatement.

2021 Proxy Statement 61

Compensation of Executive Officers and Directors

Compensation and Human Capital Management Committee Report
The Compensation and Human Capital Management Committee of our Board has reviewed the “Compensation Discussion and Analysis” section included above and discussed that analysis with our management. Based on its review and discussions with management, the Committee has recommended to our Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2020. This report is provided by the following independent directors, who constitute the Committee:
Members of the Compensation and
Human Capital Management Committee

Gaetano Muzio (Chair)
Brad Conner
Howard B. Culang
Lisa W. Hess

Director Compensation
Each year, the Committee reviews and discusses the form and amount of our non-executive director compensation and recommends changes to the Board when it deems them appropriate. As part of this process, the Committee engages the Committee’s independent compensation consultant to perform an annual analysis of the competitive positioning of our director compensation program and to suggest changes, as necessary. In evaluating director compensation, the Committee is guided by the following principles:
■director compensation should be in proportion to the amount of work required of directors in companies of a comparable size and/or complexity to that of the Company, and in light of the current business environment;
■directors’ interests should be aligned with the long-term interests of our stockholders;
■the structure of the compensation should be transparent so that it can be easily understood by our stockholders; and
■compensation should be consistent with director independence.
Our non-executive director compensation structure currently is as follows:

Annual Cash Retainer (1)
Non-Executive Chairman	$250,000
Other Non-Executive Directors	$110,000
Committee Chair Additional Retainer
Audit	$25,000
Compensation & Human Capital Management	$25,000
Credit Management	$25,000
Governance	$15,000
Finance & Investment	$15,000
Board Meeting Fee (2)	n/a
Annual Equity Compensation (3)
Non-Executive Chairman	$250,000
Other Non-Executive Directors	$130,000
(1)All non-executive directors receive an annual fee for their Board service, and the chairpersons of our standing committees receive an additional annual fee for their chair services.
(2)Separate meeting fees for attending Board and committee meetings were eliminated in 2019.
(3)Non-executive directors receive an annual equity award to compensate them for services rendered as well as to further align their long-term interests with those of our stockholders. The amounts in the table represent the grant date fair value of awards granted to our non-executive directors. See “—Equity Compensation” below.
Equity Compensation
Each year, the Committee considers and recommends to our Board the form of annual equity awards to be granted to our non-executive directors. The form of annual equity awards may include any equity instrument that is available for issuance to non-executive directors under the Company's equity plan. The terms of the awards (e.g., cash vs. share

62 2021 Proxy Statement

Compensation of Executive Officers and Directors
settled, vesting, change of control, retirement) are approved by the Board, following a recommendation by the Committee. For the last several years, the annual equity awards granted to non-executive directors have been in the form of time-based RSUs. Unless the Committee determines otherwise (before the beginning of the year for which equity awards are earned), we anticipate that future equity awards will continue to be granted in the form of time-based RSUs.
Vesting of Awards
Beginning with the 2018 annual equity awards, RSUs granted to non-executive directors vest in their entirety one-year from the grant date or earlier upon the director’s retirement, death or disability. RSUs granted to non-executive directors prior to 2018 vest in their entirety three years from the grant date or earlier upon the director’s retirement, death or disability.
Messrs. Wender, Culang, Muzio and Spiegel and Ms. Lisa Hess currently are retirement eligible (defined as age 65 and five years of service or age 55 and 10 years of service). In addition, the Committee, in its discretion, may accelerate vesting under certain circumstances if the non-executive director has a separation from service, including a separation from service following a change of control.
Conversion of Awards into Shares
Beginning with the annual equity award granted to non-executive directors in 2020, RSUs granted to our non-executive directors are expected to be convertible into shares at the time they vest (generally one-year from the date of grant). The equity awards granted to our non-executive directors prior to 2020, which represent all other outstanding equity awards granted to our non-executive directors, generally are not converted into shares until the director’s termination of service with us, notwithstanding the earlier vesting of these awards. Each phantom share or RSU is convertible into one share of our common stock. The outstanding equity awards do not entitle our non-executive directors to voting rights. Separately, in order to ensure that directors continue to have substantial pay at risk associated with their annual equity awards for the full tenure of their service to the Company, effective November 2019, the Board increased the non-executive directors’ stock ownership requirements to a multiple of five times the applicable cash retainer. See “—Stock Ownership Requirements” below. This increased ownership requirement is in addition to the structural ownership requirement for our independent directors’ outstanding RSUs granted prior to 2020, which remain non-convertible into shares until the director’s termination of service with us, as discussed above.
Dividends
In February 2020, the Board approved an amendment of outstanding RSUs held by non-executive directors to add dividend equivalent rights to such awards (“Director Equity Amendment”). The Director Equity Amendment was made in conjunction with the Board’s approval of an increase in the quarterly dividend to the Company’s stockholders from $0.0025 per share to $0.125 per share, effective for the first quarter of 2020. The Board approved the Director Equity Amendment to further align the compensation of directors with the interests of the Company’s stockholders. The Director Equity Amendment resulted in a modest increase in the fair value of the outstanding RSUs subject to the amendment, which incremental value is reflected in the “Stock Awards” column of the 2020 Director Compensation Table below.
For the non-executive directors’ outstanding equity awards, including RSUs granted in 2020, dividend equivalents will be credited in an amount equal to the per-share cash dividend paid by the Company multiplied by the total number of RSUs subject to such award when dividends are paid on shares of the Company common stock. Dividend equivalents will accrue on unvested equity awards in a non-interest-bearing book account and will not be paid to non-executive directors before vesting of the awards. The dividend equivalents will be paid in cash when the equity awards vest. Any dividend equivalents credited to an RSU award are subject to the same vesting, payment, forfeiture and other terms and conditions as the related award. If and to the extent that the underlying equity awards are forfeited, all related dividend equivalents will be forfeited. For vested equity awards that remain subject to post-vesting holding until a director’s termination of service, dividend equivalents will be paid in cash when dividends are paid on the underlying common stock of the Company, unless the equity award is deferred under the Company’s deferred compensation plans as discussed below.
Any director who joins the Board prior to, or in connection with, the Company’s annual meeting of stockholders is entitled to a full annual equity award at the regularly scheduled quarterly Board meeting immediately following the Company’s annual meeting. Effective through December 31, 2019, directors who left the Board other than for cause (including in the event of retirement, death or disability) were entitled to a pro-rated cash award for the period of time served since the Company’s last annual meeting of stockholders. This award was calculated by dividing the number of days served since the last annual meeting of stockholders by 365 and multiplying this percentage by the fair market value of the annual equity award to non-executive directors.

2021 Proxy Statement 63

Compensation of Executive Officers and Directors
Nonqualified Deferred Compensation
We maintain a voluntary deferred compensation plan for our non-executive directors. The voluntary deferred compensation plan allows non-executive directors to defer (or if amounts were previously deferred, to re-defer subject to certain limitations) receipt of all or a portion of their cash compensation and shares underlying equity awards, including accrued dividends on such shares. Our non-executive directors are not entitled to participate in our retirement plans. See “Executive Compensation—Nonqualified Deferred Compensation” below for more information.
Stock Ownership Requirements
Our Board views equity ownership in Radian as an important means of aligning directors’ and stockholders’ interests, and it has adopted meaningful stock ownership guidelines for the Company’s non-executive directors. As discussed above, effective November 2019, the Board increased the stock ownership requirements from $350,000 (approximately 3xs cash retainer) for non-executive directors other than our non-executive Chairman to a multiple of five times his/her annual cash retainer. The stock ownership requirements for our non-executive Chairman (previously $1,500,000) also were changed to a multiple of five times his cash retainer. Each non-executive director has a period of five-years, measured from the time he or she joined the Board, to comply with the ownership requirement. Unless a director holds more than the applicable ownership requirement, that director is not permitted to sell shares of the Company, subject to certain limited exceptions. Giving effect to the compliance period, each of our non-executive directors is currently in compliance with our stock ownership requirements.
Other Items
In addition to the amounts reported above, we also pay for or reimburse directors for travel expenses related to attending Board, committee or other company business meetings and approved educational seminars.
The following table provides information about compensation paid to each of our non-executive directors in 2020.
2020 Director Compensation

Name	Fees Earned or Paid in Cash ($)		Stock Awards (1) ($)	Change to Nonqualified Deferred Compensation Earnings (2) ($)	All Other Compensation ($)		Total ($)
Herbert Wender	250,000		252,949	—	—		502,949
David C. Carney (3)	83,468		1,557	—	10,000	(4)	95,025
Brad L. Conner	69,493		130,000	—	—		199,493
Howard B. Culang	135,000		131,557	—	—		266,557
Debra Hess	110,000		130,692	—	—		240,692
Lisa W. Hess	125,000	(5)	131,557	—	—		256,557
Lisa Mumford	69,493		130,000	—	—		199,493
Gaetano Muzio	135,000		131,557	—	—		266,557
Gregory V. Serio	125,000		131,557	—	—		256,557
Noel J. Spiegel	119,543		131,557	—	—		251,100
(1)Grant Date Fair Value of 2020 Equity Awards. Represents the grant date fair value of awards computed in accordance with the accounting standard regarding share-based compensation payments. Each non-executive director who was elected at our 2020 Annual Meeting of Stockholders was awarded 9,962 RSUs (stock settled) on May 13, 2020, with a grant date fair value of $130,000. In addition, Mr. Wender received an additional award of 9,196 RSUs (stock settled) with a grant date fair value of $120,000 for his service as non-executive Chairman. For a discussion of the assumptions used in calculating the grant date fair values, see Note 17, “Share-Based Compensation and Other Benefit Programs,” of Notes to Consolidated Financial Statements in our 2020 Annual Report on Form 10-K.

64 2021 Proxy Statement

Compensation of Executive Officers and Directors
(2)Incremental Fair Value of Outstanding Equity Awards. The amounts in this column also include the incremental fair value, computed in accordance with FASB Topic 718, associated with an amendment to the non-executive directors’ outstanding equity compensation awards as of February 2020 to add dividend equivalent rights to these awards. See “Equity Compensation—Dividends” above for more information regarding this amendment. This incremental fair value with respect to each director is as follows: Mr. Wender - $2,949; Mr. Carney - $1,557; Mr. Conner - $0; Mr. Culang - $1,557; Ms. Debra Hess - $692; Ms. Lisa Hess - $1,557; Ms. Mumford - $0; Mr. Muzio - $1,557; Mr. Serio - $1,557; and Mr. Spiegel - $1,557. No incremental fair value is reflected for Mr. Conner or Ms. Mumford, who each joined our Board in February 2020 and therefore did not have any outstanding equity compensation awards at the time of the amendment.

As of December 31, 2020, each of our current non-executive directors held the following number of shares of phantom stock and RSUs:

Name	Shares of Phantom Stock* (#)	Restricted Stock Units (#)
Mr. Wender	59,365	343,241
Mr. Conner	—	9,962
Mr. Culang	60,667	183,436
Ms. Debra Hess	—	15,730
Ms. Lisa Hess	—	129,490
Ms. Mumford	—	9,962
Mr. Muzio	—	108,694
Mr. Serio	—	108,694
Mr. Spiegel	—	129,490
* Includes dividend equivalents to be issued in stock upon conversion of the phantom shares accrued through March 10, 2020.

(3)We do not pay above-market or preferential interest or earnings on amounts deferred under the Radian Director Deferred Compensation Plan.
(4)Mr. Carney retired from the Board on May 13, 2020.
(5)Represents a charitable contribution made by the Company to the Tucson Symphony Orchestra on behalf of Mr. Carney upon his retirement in recognition of his service to the Company.
(6)Of this amount, Ms. Lisa Hess deferred $93,750, or 100% of her cash compensation paid during 2020 for meetings held during 2020, pursuant to the Radian Voluntary Deferred Compensation Plan for Directors. The remaining amount represents fees paid in arrears for meetings held during the fourth quarter of 2019.

2021 Proxy Statement 65

Compensation of Executive Officers and Directors

Executive Compensation
The following table describes our compensatory and other arrangements with: (1) Mr. Thornberry, our principal executive officer; (2) Mr. Hall, our principal financial officer; and (3) Messrs. Brummer, Hoffman, and Ray, our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) serving as executive officers at December 31, 2020.
2020 Summary Compensation Table

Name/Title	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Richard G. Thornberry Chief Executive Officer (Principal Executive Officer)	2020	931,923	(5)	—	5,175,383	—	1,745,000	91,921	7,944,227
	2019	800,000		—	4,317,074	—	3,000,000	80,800	8,197,874
	2018	800,000		2,775,000	4,800,169	—	1,078,125	80,397	9,533,691
J. Franklin Hall Senior Executive V.P., Chief Financial Officer (Principal Financial Officer)	2020	466,635	(5)	—	1,296,403	—	525,000	34,998	2,323,036
	2019	425,000		—	1,048,641	—	850,000	31,875	2,355,516
	2018	425,000		735,000	825,345	—	287,500	31,839	2,304,684
Derek V. Brummer President, Mortgage	2020	518,558	(5)	—	1,506,474	—	760,000	45,167	2,830,199
	2019	475,000		—	1,233,435	—	1,050,000	43,273	2,801,708
	2018	475,000		975,000	1,012,570	—	353,625	46,656	2,862,851
Edward J. Hoffman Senior Executive V.P., General Counsel and Corporate Secretary	2020	466,635	(5)	—	1,296,829	—	525,000	40,645	2,329,109
	2019	425,000		—	1,048,641	—	850,000	39,683	2,363,324
	2018	425,000		785,000	825,345	—	313,375	35,900	2,384,620
Eric R. Ray (6) Senior Executive Vice President, Chief Digital Officer and Co-Head of Real Estate	2020	441,346	(5)	—	1,166,772	—	495,000	43,702	2,146,820
(1)For 2018, represents the STI award paid to each of our NEOs for 2018 performance. Beginning with 2019, our NEOs' STI awards are reported in the “Non-Equity Incentive Plan Compensation” column for the year earned, as further described in “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—B. Short-Term Incentive Program.”
(2)Grant Date Fair Value of 2020 Equity Awards. Represents the grant date fair value of the awards computed in accordance with the accounting standard regarding share-based compensation payments. For a discussion of the assumptions used in calculating the grant date fair values, see Note 17, “Share-Based Compensation and Other Benefit Programs,” of Notes to Consolidated Financial Statements in our 2020 Annual Report on Form 10-K. In accordance with SEC rules, the amounts in the “Stock Awards” column include the grant date fair values of the BV RSUs granted in 2020, 2019 and 2018, taking into account our perspective, as of the applicable grant date, regarding the probability for payout of the awards (140%, 135% and 175% for the 2020, 2019 and 2018 awards, respectively). The actual value that may be received by our NEOs will depend on our performance against the applicable performance conditions at the end of the applicable performance period.

66 2021 Proxy Statement

Compensation of Executive Officers and Directors
If the value of the BV RSU awards for 2020 were shown assuming the highest level of the applicable performance conditions were achieved (200%), the amounts reflected for this column in the table above would have been:

	2020 Stock Awards (a)
Name	Probable Outcome ($)	Highest Level of Performance ($)
Richard G. Thornberry	4,588,079	5,920,113
J. Franklin Hall	1,178,153	1,520,212
Derek V. Brummer	1,364,115	1,760,145
Edward J. Hoffman	1,178,153	1,520,212
Eric R. Ray	1,054,214	1,360,270
(a)The incremental fair value associated with the February 2020 amendment to certain of the NEOs’ outstanding LTI awards, as further described below, did not apply to the BV RSU awards for 2020 and is therefore excluded from these amounts.

Incremental Fair Value of Outstanding Equity Awards. For 2020, the amounts in this column also include the incremental fair value, computed in accordance with FASB Topic 718, associated with an amendment to certain of the NEOs’ outstanding LTI awards as of February 2020 to add dividend equivalent rights to these awards. The assumptions used in calculating the grant date incremental fair value associated with the modification adding dividend equivalent rights are the same as those used for calculating the grant date fair value of the related underlying awards which are discussed in Note 17, “Share-Based and Other Compensation Programs,” of Notes to Consolidated Financial Statements in our 2020 Annual Report on Form 10-K. This incremental fair value with respect to each NEO is as follows: Mr. Thornberry - $587,304; Mr. Hall - $118,250; Mr. Brummer - $142,359; Mr. Hoffman - $118,676; and Mr. Ray - $112,558. No additional RSUs were awarded as part of this modification. In accordance with FASB Topic 718, the grant date fair value of LTI awards granted in 2020 factors in the dividend equivalent rights. See “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. Long-term Incentive Program—Dividends on LTI Awards” for more information on dividend equivalent rights and the related amendment.
(3)Represents 100% of the STI award paid to each of our NEOs for 2020 and 2019 performance and the MTI award paid to each of our NEOs in 2018 pursuant to the MTI award established for the NEOs in 2017. As described in footnote (1) above, beginning in 2019, STI awards paid to our NEOs are reflected as “Non-Equity Incentive Plan Compensation.” For more information on this change in the classification of our STI awards and the Committee's decision to discontinue MTI awards after the 2017 MTI award, see “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—B. Short-Term Incentive Program.”
(4)For 2020, “All Other Compensation” includes the following amounts:

Name	Savings Plan Contributions ($)	Benefit Restoration Plan Contributions ($)	Imputed Income for long-term disability insurance ($)	Imputed income for life insurance ($)	Other ($)		Tax Gross-Ups ($)	Total ($)
Richard G. Thornberry	17,100	52,794	4,056	17,971	—		—	91,921
J. Franklin Hall	17,100	17,898	—	—	—		—	34,998
Derek V. Brummer	17,100	21,792	2,018	2,457	1,800	(a)	—	45,167
Edward J. Hoffman	17,100	17,898	2,167	1,680	1,800	(a)	—	40,645
Eric R. Ray	17,100	16,001	3,981	6,620	—		—	43,702
(a)Reflects the value of parking benefits provided to Messrs. Brummer and Hoffman.
(5)Due to the timing of the Company’s bi-weekly payrolls, our NEOs received one additional bi-weekly pay period during calendar year 2020 (27 pay periods) compared to calendar years 2019 and 2018 (26 pay periods).
(6)Mr. Ray became a NEO in 2020.

2021 Proxy Statement 67

Compensation of Executive Officers and Directors
2020 Grants of Plan Based Awards

		Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Richard G. Thornberry	2020	1,500,000	3,000,000
	5/13/2020					113,410	(4)	1,480,001
	5/13/2020			201,640	403,280			3,108,079
	2/13/2020					416,858	(5)	587,304	(6)
J. Franklin Hall	2020	450,000	900,000
	5/13/2020					29,120	(4)	380,016
	5/13/2020			51,780	103,560			798,137
	2/13/2020					73,772	(5)	118,250	(6)
Derek V. Brummer	2020	650,000	1,300,000
	5/13/2020					33,720	(4)	440,046
	5/13/2020			59,950	119,900			924,069
	2/13/2020					92,394	(5)	142,359	(6)
Edward J. Hoffman	2020	450,000	900,000
	5/13/2020					29,120	(4)	380,016
	5/13/2020			51,780	103,560			798,137
	2/13/2020					77,186	(5)	118,676	(6)
Eric R. Ray	2020	425,000	850,000
	5/13/2020					26,060	(4)	340,083
	5/13/2020			46,330	92,660			714,131
	2/13/2020					83,144	(5)	112,558	(6)
(1)Represents the target and maximum STI awards granted under the STI/MTI Plan for 2020. For more information on these target and maximum amounts, see “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—B. Short-Term Incentive Program.” These awards do not have a threshold level or equivalent.
(2)Represents the target and maximum number of shares that may be issued pursuant to the BV RSU awards granted to each of the NEOs under the 2017 Equity Plan. At the end of the performance period, the NEOs will be entitled to receive a number of RSUs (from 0% to 200% of target) based on the Company’s absolute growth in LTI Book Value per Share (as defined under the awards). The grant date fair value incorporates our perspective regarding the probability of the payout for this award. For more information, see “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. Long-Term Incentive Program—LTI Awards Granted in 2020—2020 Performance-Based RSUs.” These awards do not have a threshold payout or equivalent.
(3)Represents the grant date fair value of the awards computed in accordance with the accounting standard regarding share-based compensation payments. For a discussion of the assumptions used in calculating these amounts, see Note 17, “Share-Based Compensation and Other Benefit Programs,” of Notes to Consolidated Financial Statements in our 2020 Annual Report on Form 10-K. For the BV RSUs, the grant date fair value incorporates our perspective as of the grant date regarding the probability for payout of the awards. Actual amounts to be paid to our NEOs will depend on our performance against the applicable performance conditions.
(4)Represents the 2020 Time-Based RSUs granted to our NEOs. For more information, see “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. Long-Term Incentive Program—LTI Awards Granted in 2020—2020 Time-Based RSUs.”
(5)Represents outstanding LTI awards, consisting of Time-Based RSUs and BV RSUs (at 100% of target), that were modified to add dividend equivalent rights as of February 2020 pursuant to an amendment to those awards at that time. This modification did not result in the issuance of additional RSUs and these amounts do not represent new awards. See “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. Long-term Incentive Program—Dividends on LTI Awards” for more information on dividend equivalent rights.

68 2021 Proxy Statement

Compensation of Executive Officers and Directors
(6)Represents the incremental fair value, computed in accordance with FASB Topic 718, associated with the addition of dividend equivalent rights to LTI awards outstanding as of February 2020 pursuant to an amendment to those awards at that time. See “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—C. Long-term Incentive Program—Dividends on LTI Awards” for more information on dividend equivalent rights.
Outstanding Equity Awards at 2020 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested ($) (1)
Richard G. Thornberry					17,845	(2)	$361,361
					22,752	(3)	$460,728
								300,480	(4)	$6,084,720
					34,699	(5)	$702,655
								113,830	(6)	$2,305,058
					113,410	(7)	$2,296,553
								403,280	(8)	$8,166,420
J. Franklin Hall	7,640	—	$18.42	7/8/2025
	12,880	—	$12.16	5/10/2026
					3,914	(3)	$79,259
								51,660	(4)	$1,046,115
					8,429	(5)	$170,687
								27,650	(6)	$559,913
					29,120	(7)	$589,680
								103,560	(8)	$2,097,090
Derek V. Brummer	13,130	—	$13.99	5/13/2023
	11,790	—	$15.44	6/16/2024
	8,780	—	$18.42	7/8/2025
	14,820	—	$12.16	5/10/2026
					4,800	(3)	$97,200
								63,380	(4)	$1,283,445
					9,916	(5)	$200,799
								32,520	(6)	$658,530
					33,720	(7)	$682,830
								119,900	(8)	$2,427,975
Edward J. Hoffman	33,090	—	$2.45	6/5/2022
	9,990	—	$13.99	5/13/2023
	10,260	—	$15.44	6/16/2024
	7,640	—	$18.42	7/8/2025
	12,880	—	$12.16	5/10/2026
					3,914	(3)	$79,259
								51,660	(4)	$1,046,115
					8,429	(5)	$170,687
								27,650	(6)	$559,913
					29,120	(7)	$589,680
								103,560	(8)	$2,097,090
Eric R. Ray					3,914	(3)	$79,259
								51,660	(4)	$1,046,115
					7,437	(5)	$150,599
								24,390	(6)	$493,898
					26,060	(7)	$527,715
								92,660	(8)	$1,876,365
(1)Unless otherwise noted, the number of unearned shares or units of stock that have not vested are reported assuming a payout of 100% of the target award level. The dollar amounts shown were calculated based on the closing price of our common stock on the NYSE on December 31, 2020 of $20.25.

2021 Proxy Statement 69

Compensation of Executive Officers and Directors
(2)"Sign-On RSUs" which were granted on Mr. Thornberry’s employment date that remained outstanding as of December 31, 2020 and have since vested on the fourth anniversary of the date of grant.
(3)Remaining 2018 Time-Based RSUs that are scheduled to vest on the third anniversary of the date of grant, subject to certain conditions.
(4)BV RSUs scheduled to vest on May 9, 2021, with a post-vesting retention period (net of shares withheld for taxes) of one year. These performance-based RSUs have a potential payout ranging from 0% to 200% of the target RSUs granted, subject to certain conditions. Based on actual performance through December 31, 2020, we project that our NEOs will be entitled to a number of RSUs at the end of the performance period in excess of their target amount. Accordingly, pursuant to SEC rules and guidance, we have reported the maximum number of RSUs that potentially may be received under these awards. The final number of RSUs to be awarded will not be determined until the vesting date, based on actual performance through that time.
(5)Remaining 2019 Time-Based RSUs that are scheduled to vest pro rata on the second and third anniversaries of the date of grant, respectively, subject to certain conditions.
(6)BV RSUs scheduled to vest on May 15, 2022, with a post-vesting retention period (net of shares withheld for taxes) of one year. These performance-based RSUs have a potential payout ranging from 0% to 200% of the target RSUs granted, subject to certain conditions. Based on actual performance through December 31, 2020, we project that our NEOs will be entitled to a number of RSUs at the end of the performance period less than their target amount. Accordingly, pursuant to SEC rules and guidance, we have reported the target number of RSUs that potentially may be received under these awards. The final number of RSUs to be awarded will not be determined until the vesting date, based on actual performance through that time.
(7)2020 Time-Based RSUs that are scheduled to vest pro rata on the first, second, and third anniversaries of the date of grant, respectively, subject to certain conditions.
(8)BV RSUs scheduled to vest on May 13, 2023, with a post-vesting retention period (net of shares withheld for taxes) of one year. These performance-based RSUs have a potential payout ranging from 0% to 200% of the target RSUs granted, subject to certain conditions. Based on actual performance through December 31, 2020, we project that our NEOs will be entitled to a number of RSUs at the end of the performance period in excess of their target amounts. Accordingly, pursuant to SEC rules and guidance, we have reported the maximum number of RSUs that potentially may be received under these awards. The final number of RSUs to be awarded will not be determined until the vesting date, based on actual performance through that time.
Option Exercises and Stock Vested During 2020

	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Richard G. Thornberry	—	—	258,969	3,769,370
J. Franklin Hall	—	—	41,615	581,104
Derek V. Brummer	—	—	48,263	674,160
Edward J. Hoffman	10,000	214,459	41,615	581,104
Eric R. Ray	—	—	21,573	423,015
(1)Value realized on exercise reflects the difference between the closing price of the Company’s common stock on the NYSE on the date of exercise and the exercise price of the option.
(2)The number of shares listed in this column represents the total number of RSUs that vested during 2020. Performance-based RSUs remain subject to a one-year post vest holding period.
(3)Value realized on vesting reflects the number of RSUs that vested multiplied by the closing price of the Company’s common stock as reported on the NYSE on the vesting date and excludes dividend equivalents attributable to such RSUs. The following dividend equivalents were paid on RSUs but are not included in this column:

Name	Dividend Equivalents Paid ($)
Richard G. Thornberry	9,687
J. Franklin Hall	994
Derek V. Brummer	1,684
Edward J. Hoffman	1,420
Eric R. Ray	933

70 2021 Proxy Statement

Compensation of Executive Officers and Directors

Nonqualified Deferred Compensation
Directors and Officers Deferred Compensation Plans
We maintain a voluntary deferred compensation plan for senior officers and a voluntary deferred compensation plan for our non-executive directors. The voluntary deferred compensation plan for officers allows eligible officers (including the NEOs) to defer the receipt of: (1) all or a portion of amounts payable under the STI/MTI Plan; and (2) shares that would otherwise be payable upon the vesting of RSUs. The deferred compensation plan for non-executive directors allows the directors to defer the receipt of: (1) all or a portion of their cash compensation; and (2) shares that would otherwise be payable upon the vesting of RSUs.
With respect to cash compensation, a participant must generally make a binding written election before the calendar year in which the compensation is earned (or in the case of a multi-year performance period, before the first year of the performance period) to defer payment of such compensation for at least two full calendar years beyond the year for which the election is made (or until such other time as is specified under the applicable plan). With respect to RSUs, the election must generally be made before the calendar year in which the services related to the RSUs will be performed; provided that in the case of the officers’ deferred compensation plan, if the RSUs qualify as “performance- based compensation,” as set forth in Section 409A of the Code, a deferral election may be made no later than six months before the end of the performance period for which the RSUs are earned (and in no event later than the date on which the amount of the RSUs to be issued becomes known). Subject to certain requirements and conditions set forth in the plan, non-executive directors may elect to further defer amounts previously deferred under the plan.
Cash amounts deferred under the plans that are credited to a participant’s deferred compensation account are credited with earnings and debited with losses based on a hypothetical investment selected by the participant in one or more investment funds designated by the Committee (the “Notional Fund Return”). We do not pay guaranteed, above-market or preferential interest or earnings on deferred amounts. The portion of a participant’s account related to vested and unvested deferred stock-settled RSUs is denominated in notional shares of Radian’s common stock and is adjusted for any increases or decreases in value of the common stock and any dividend equivalents credited, if applicable. If stock-settled RSUs are deferred, the accrued dividend equivalents with respect to such deferred RSUs will be paid in cash when the RSUs are distributed to the participants. Subject to the requirements of Section 409A of the Code, participants’ accounts are distributed on the dates specified in their deferral election forms or, in certain cases, upon an earlier termination of employment or service, in the form elected by the participant (either lump sum or installments in accordance with the terms of the plans), unless another form is specified by the terms of the applicable plan.
Deferring compensation defers income tax liability on that compensation until it is paid to the participant. The plans are not funded, and the deferred amounts are not segregated from our general assets. Accordingly, participants in each plan are general unsecured creditors of Radian with respect to the amounts due under the plans.
Benefit Restoration Plan
We adopted a nonqualified BRP effective January 1, 2007. Participants in the BRP are entitled, among other things, to the following:
■For each plan year, we credit each participant’s account (regardless of whether the participant contributed any amount to the Savings Plan during the plan year) with an amount equal to a percentage (6.0% for 2020) of the participant’s “eligible compensation,” defined generally as base salary (including commission income, if applicable) in excess of applicable IRS limits with regard to contributions to the Savings Plan, plus certain bonus and commissions;
■For each participant who was eligible to receive a transition credit under the Savings Plan when the BRP became effective, we also provided an additional transition credit under the BRP based on each participant’s eligible compensation under the BRP for the years 2007 through 2011; and
■Our Board also may make discretionary, pro rata (based on eligible compensation) credits to participants under the BRP. To date, our Board has not made any discretionary credits to participants under the BRP.
Participants are immediately vested in all amounts credited by us (along with any notional income and/or gains attributable to the credits) as part of the company credit and transition credits. Discretionary credits, if any, generally vest upon completion of three years of service with us. To date, our Board has not made any discretionary credits to participants under the BRP.
A participant’s interest in the BRP is an unfunded bookkeeping account that the participant may elect to invest in one or more notional investment alternatives designated by the Committee. Participants are not permitted to make voluntary

2021 Proxy Statement 71

Compensation of Executive Officers and Directors
contributions under the BRP. Subject to compliance with applicable tax rules, payouts under the plan are made in a lump sum following the participant’s death or separation from service.
The following table sets forth information relating to our voluntary deferred compensation plan for officers and the BRP for each of the NEOs.
2020 Nonqualified Deferred Compensation

Name	Plan Name (1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Richard G. Thornberry	DCP	—	—	—	—	—
	BRP	*	52,794	15,405	—	178,275
J. Franklin Hall	DCP	—	—	—	—	—
	BRP	*	17,898	12,699	—	100,171
Derek V. Brummer	DCP	—	—	—	—	—
	BRP	*	21,792	40,279	—	334,417
Edward J. Hoffman	DCP	—	—	—	—	—
	BRP	*	17,898	31,735	—	189,169
Eric R. Ray	DCP	—	—	—	—	—
	BRP	*	16,001	4,308	—	40,954
*Not applicable. Participants are not permitted to make voluntary contributions under the BRP.
(1)The Radian Voluntary Deferred Compensation Plan for Officers (“DCP”) and the BRP.
(2)These amounts are also included in the All Other Compensation column of the 2020 Summary Compensation Table.

CEO Compensation Arrangements and Agreements
We have an employment agreement with Mr. Thornberry (the “CEO Employment Agreement”) pursuant to which Mr. Thornberry will serve as the Company’s Chief Executive Officer through December 31, 2023 (the “Initial Term”). The CEO Employment Agreement further provides that after the Initial Term, it will automatically renew for an additional one-year term unless either party provides the other with at least 90 days’ written notice of termination prior to the end of the Initial Term. Pursuant to the CEO Employment Agreement, Mr. Thornberry will receive: (1) an annual base salary of $900,000 (which will be reviewed annually and may be increased, but not decreased, during the Term); (2) eligibility to earn an incentive award under the STI/MTI Plan (including any successor plan) in each fiscal year of the Term; and (3) eligibility to receive long-term equity incentive awards in each fiscal year of the Term under the Company’s LTI program in amounts and on terms established by independent directors of the Board. The CEO Employment Agreement also provides that for each full fiscal year of the Term, Mr. Thornberry’s total target compensation (comprised of annual base salary, target award under the STI/MTI Plan and target LTI awards) will not be less than $6,100,000, with his STI target and LTI target for those years to be established by the independent directors of the Board in accordance with the Company’s process for setting executive compensation (for information on the Company’s process, see “—Compensation Discussion and Analysis—III. Compensation Process and Oversight—C. Setting Compensation.”)

Pursuant to the CEO Employment Agreement, Mr. Thornberry will receive the following severance benefits, in each case payable in accordance with the terms of the CEO Employment Agreement, if his employment is terminated without “Cause” or if he terminates employment for “Good Reason” (each as defined in the CEO Employment Agreement) and he executes and does not revoke a written release of any claims against the Company:
(1)two times his base salary;
(2)an amount equal to two times the greater of (a) his target incentive award under the STI/MTI Plan for the year in which the termination occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year) or (b) the 2020 STI Target;
(3)a prorated target incentive award under the STI/MTI Plan equal to a pro rata portion of the greater of (i) his target incentive award for the year in which the termination occurs (or if it has not yet been established, the target incentive award for the immediately preceding fiscal year) or (ii) the 2020 STI Target (the “Pro Rata STI”), provided, however, that if the termination is a result of non-renewal of the agreement by the Company as of December 31,

72 2021 Proxy Statement

Compensation of Executive Officers and Directors
2023, then Mr. Thornberry will receive the greater of the Pro Rata STI or the STI amount that he would have received based on performance for the 2023 fiscal year, as determined in accordance with the STI/MTI Plan;
(4)reimbursement for the monthly cost of continued medical coverage at or below the level of coverage in effect on the date of termination until the earlier of: (x) 18 months after the termination date; (y) the date on which Mr. Thornberry becomes eligible to elect medical coverage under Social Security Medicare or otherwise ceases to be eligible for continued coverage under the Company’s health plan under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); or (z) the date he is eligible to elect medical coverage under a plan maintained by a successor employer. During any period of continued medical coverage, the Company has agreed to reimburse Mr. Thornberry for the COBRA premiums paid by him, minus the employee contribution rate for such coverage under the Company’s health plan as of the date of termination;
(5)vesting of any outstanding equity grants, including restricted stock units, performance units and stock options, as if Mr. Thornberry had met the requirements for retirement under the applicable grant agreements;
(6)vesting of any retirement benefits under the Company’s Benefit Restoration Plan; and
(7)the Accrued Obligations (as defined in the CEO Employment Agreement).
If the CEO Employment Agreement is terminated pursuant to its terms on December 31, 2024, Mr. Thornberry will not receive or be entitled to the severance benefits described above. However, if Mr. Thornberry’s employment is terminated for any reason other than “Cause” or if he resigns for “Good Reason” on or after December 31, 2024, he will remain eligible to receive any unpaid incentive award under the STI/MTI Plan for the 2024 year, based on his performance for 2024 and payable at the time that STI awards are paid to other executive officers.
The CEO Employment Agreement does not include any tax gross up for excise taxes. If an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended is triggered by any payments upon a change of control, the aggregate present value of the payments to be made under the CEO Employment Agreement will be reduced to an amount that does not cause any amounts to be subject to this excise tax so long as the net amount of the reduced payments, on an after-tax basis, is greater than or equal to the net amount of the payments without such reduction, but taking into consideration this excise tax.
The compensation payable to Mr. Thornberry under the CEO Employment Agreement is subject to the Company’s written policies, including the Code of Conduct (which includes the Company’s securities trading policy), Incentive Compensation Recoupment Policy, and stock ownership guidelines, as currently in place or as may be amended by the Board. The CEO Employment Agreement further provides that Mr. Thornberry will comply with the Restrictive Covenants Agreement (described below) and other written restrictive covenant agreements with the Company.
Mr. Thornberry has also entered into a Restrictive Covenants Agreement with the Company pursuant to which he has agreed that for 18 months following termination of his employment for any reason he will not compete with the Company. In addition, during this period, he has agreed to restrictions on hiring and soliciting the Company’s employees and on soliciting the Company’s customers.

Potential Payments upon Termination of Employment or Change of Control
This section provides an estimate of the value of compensation and benefits that our NEOs would receive in the event of employment termination under specific circumstances. The amounts presented in the tables that follow only include those amounts that would be paid to a NEO in connection with a particular termination event, and do not include amounts that the NEO (or his estate, representatives, heirs or beneficiaries, as applicable, in the case of death) may be entitled to receive after the end of any applicable incentive compensation performance period following a termination event. The actual incremental amounts that would be paid upon a NEO’s termination of employment or in connection with a change of control can be determined only at the time of any such event. The calculation of the hypothetical amounts paid to each of the NEOs in the circumstances described below relies on certain assumptions. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than those reported below. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or establish an arrangement providing different or additional amounts, or altering the terms of the benefits described below, as the Committee, or for Mr. Thornberry, the independent directors, determines appropriate.
The amounts in each column of the tables presented are not mutually exclusive, and amounts in one column may be repeated or included within the amounts in another. Unless otherwise specified, the information set forth in the tables below is estimated as of December 31, 2020, and assumes that a change of control of Radian or termination of the

2021 Proxy Statement 73

Compensation of Executive Officers and Directors
NEO’s employment with us, as the case may be, took place as of such date. The abbreviation “COC” in the tables refers to a “change of control” of Radian as defined in the applicable plan or agreement.
The Company’s compensation plans do not provide for the acceleration of any payments or the vesting of any equity LTI awards in the event of a change of control of the Company unless there is also a subsequent “Qualifying Termination” of employment. A Qualifying Termination occurs if a NEO’s employment is terminated without cause or the NEO terminates employment for good reason during the period beginning 90 days before the change of control and ending on the one-year anniversary of the change of control.
Unless otherwise specified, for purposes of our various plans and programs, retirement generally means either “normal retirement” after attaining age 65 with five years of credited service or “early retirement” after attaining age 55 with 10 years of credited service. None of our NEOs were eligible for retirement as of December 31, 2020 and therefore no payments associated with retirement are presented in the tables that follow.
CEO Payments and Benefits upon Termination or Change of Control
The following table describes the potential payments and benefits that Mr. Thornberry would be entitled to under the terms of the CEO Employment Agreement, as well as under our other plans and arrangements, in the event of the triggering events listed in each column had occurred on December 31, 2020. The terms of the CEO Employment Agreement are discussed above. The footnotes to the table for Mr. Thornberry appear below the tables for our Other NEOs (as defined below).

Richard G. Thornberry	Termination without Cause or Resignation for Good Reason (No COC) ($)	Termination without Cause or Resignation for Good Reason (In Connection with COC) ($)	Death / Disability ($)
Cash Severance:
Base Salary	1,800,000	1,800,000	—
Bonus	4,500,000	4,500,000	—
STI: (1)	1,745,000	1,745,000	1,745,000
Acceleration under Equity-Based Performance Plans:
Performance-based RSUs (2)	9,180,014	11,307,438	9,430,628
Time-based RSUs (3)	2,282,600	3,821,297	3,821,297
Plan Benefits (4) and Perquisites:
Continued Health and Welfare Benefits (5)	19,789	19,789	—
TOTAL (6)	19,527,403	23,193,524	14,996,925
Other Named Executive Officers – Compensation Related Agreements
Throughout the discussion that follows, we refer to Messrs. Hall, Brummer, Hoffman and Ray collectively as our “Other NEOs.” We have entered into severance agreements on substantially similar terms with each of our Other NEOs.
Under these severance agreements, if the Other NEO’s employment is terminated by the Company for any reason other than cause or disability or is terminated by the NEO for good reason, the NEO will be entitled to the following cash severance amounts.
(i)150% of the NEO’s annual base salary, as described below, at the time of termination, to be paid in accordance with the Company’s normal payroll practices;
(ii)150% of the NEO’s target incentive award (the “Target Incentive Award”), as described below, under the STI/ MTI Plan, or any successor plan, for the year in which the termination occurs, to be paid in one lump sum payment on the 30th day following the termination date; and
(iii)A prorated Target Incentive Award amount equal to the NEO’s Target Incentive Award for the year in which the termination occurs multiplied by a fraction, the numerator of which is the number of days that the NEO was employed by the Company during the year of termination and the denominator of which is 365, to be paid in one lump sum payment on the 30th day following the termination date.
In order to receive any severance amounts under the severance agreement, the NEO must execute a general release of claims against the Company and its affiliates. The severance agreement does not provide for accelerated vesting of equity awards granted to the NEO or a tax gross-up. In addition, under the severance agreement, the NEO has agreed

74 2021 Proxy Statement

Compensation of Executive Officers and Directors
not to compete with the Company and not to solicit the Company’s employees or customers for the Restricted Period following termination of the NEO’s employment for any reason.
Consistent with the Company’s standard severance policy for senior executive officers, the severance agreement also provides that: (i) the Company will reimburse the monthly cost of continued health coverage for the NEO and his/her spouse and dependents under the Company’s health plan during the Restricted Period and (ii) the Company will provide executive outplacement services for up to 12 months after termination. The severance agreements automatically renew at each year end for additional one-year periods unless the Company provides at least 45 days prior written notice that the severance agreements will not be extended.
Other Named Executive Officers – Payments and Benefits upon Termination or Change of Control
The following tables describe, for each of our Other NEOs, the estimated potential payments and benefits to which the NEO would be entitled under his severance agreement, as well as under our other plans and arrangements, in the event the triggering events listed in each column had occurred on December 31, 2020.

J. Franklin Hall	Termination without Cause or Resignation for Good Reason (No COC) ($)	Termination without Cause or Resignation for Good Reason (In Connection with COC) ($)	Death / Disability ($)
Cash Severance:
Base Salary	675,000	675,000	—
Bonus	1,125,000	1,125,000	—
STI: (1)	525,000	525,000	525,000
Acceleration under Equity-Based Performance Plans:
Performance-based RSUs (2)	1,823,168	2,490,770	2,131,515
Time-based RSUs (3)	444,528	839,626	839,626
Plan Benefits (4) and Perquisites:
Continued Health and Welfare Benefits (5)	12,387	12,387	—
Outplacement Services (5)	20,000	20,000	—
TOTAL (6)	4,625,083	5,687,783	3,496,141

Derek V. Brummer	Termination without Cause or Resignation for Good Reason (No COC) ($)	Termination without Cause or Resignation for Good Reason (In Connection with COC) ($)	Death / Disability ($)
Cash Severance:
Base Salary	750,000	750,000	—
Bonus	1,625,000	1,625,000	—
STI: (1)	760,000	760,000	760,000
Acceleration under Equity-Based Performance Plans:
Performance-based RSUs (2)	2,188,823	2,946,193	2,514,240
Time-based RSUs (3)	523,321	980,829	980,829
Plan Benefits (4) and Perquisites:
Continued Health and Welfare Benefits (5)	13,171	13,171	—
Outplacement Services (5)	20,000	20,000	—
TOTAL (6)	5,880,315	7,095,193	4,255,069

2021 Proxy Statement 75

Compensation of Executive Officers and Directors

Edward J. Hoffman	Termination without Cause or Resignation for Good Reason (No COC) ($)	Termination without Cause or Resignation for Good Reason (In Connection with COC) ($)	Death / Disability ($)
Cash Severance:
Base Salary	675,000	675,000	—
Bonus	1,125,000	1,125,000	—
STI: (1)	525,000	525,000	525,000
Acceleration under Equity-Based Performance Plans:
Performance-based RSUs (2)	1,823,168	2,490,770	2,131,515
Time-based RSUs (3)	444,528	839,626	839,626
Plan Benefits (4) and Perquisites:
Continued Health and Welfare Benefits (5)	14,599	14,599	—
Outplacement Services (5)	20,000	20,000	—
TOTAL (6)	4,627,295	5,689,995	3,496,141

Eric R. Ray	Termination without Cause or Resignation for Good Reason (No COC) ($)	Termination without Cause or Resignation for Good Reason (In Connection with COC) ($)	Death / Disability ($)
Cash Severance:
Base Salary	637,500	637,500	—
Bonus	1,062,500	1,062,500	—
STI: (1)	495,000	495,000	495,000
Acceleration under Equity-Based Performance Plans:
Performance-based RSUs (2)	1,737,450	2,305,523	1,955,138
Time-based RSUs (3)	403,988	757,573	757,573
Plan Benefits (4) and Perquisites:
Continued Health and Welfare Benefits (5)	12,344	12,344	—
Outplacement Services (5)	20,000	20,000	—
TOTAL (6)	4,368,782	5,290,440	3,207,711
The following footnotes relate to the preceding tables for both our CEO and our Other NEOs:
(1)Under our STI/MTI Plan, if a NEO’s employment is terminated by us without cause on or after December 31st of the STI period, but prior to the payment date of the STI award, the NEO will remain eligible to receive a STI award, with the amount to be paid at the same time as amounts are paid to other participants. In addition, if a NEO’s employment terminates on account of death at any point during the performance period, the NEO’s estate, representatives, heirs or beneficiaries, as applicable, remain eligible to receive a pro rata portion of the NEO’s STI award, following the end of the applicable performance period. As set forth in the tables, the amounts deemed to be paid to each NEO for termination without cause or upon death or disability as of December 31, 2020 represent the STI award that was paid to each NEO for 2020 performance.
Our NEOs are not entitled to receive an STI award if: (i) the NEO’s employment is terminated for any reason other than death before December 31st of the short-term performance year; (ii) the NEO’s employment is terminated for cause; or (iii) the NEO voluntarily terminates employment after December 31st of a performance year but before the STI award is paid.
For additional information, see “—Compensation Discussion and Analysis—IV. Primary Components of Compensation—B. Short-Term Incentive Program.”

76 2021 Proxy Statement

Compensation of Executive Officers and Directors
(2)Under our equity award agreements, performance-based equity awards would be treated as follows:
Change of Control. Vesting of performance-based RSUs granted to a NEO will be accelerated in connection with a Qualifying Termination associated with a change of control at the estimated performance achievement for the full performance period, estimated based on performance as of the last day of the fiscal quarter immediately preceding the fiscal quarter in which the change of control occurs. Based on this, we have assumed in the tables that the 2018, 2019 and 2020 RSUs would vest at 150%, 80% and 120% of target, respectively.
Death/Disability. Vesting of performance-based RSUs granted to a NEO will be accelerated at target upon a NEO’s death or disability.
Retirement. In the event of a NEO’s retirement, all performance-based RSUs would continue to remain outstanding and would vest and become payable only upon the attainment of performance goals set forth in such RSU agreement at the same time as those of other participants.
Termination without Cause/Resignation for Good Reason. In the event a NEO’s employment is involuntarily terminated without cause or the NEO terminates employment for good reason, the target number of performance-based RSUs would be prorated in accordance with the terms of the grant instrument and the prorated award would continue to remain outstanding and would vest and become payable only upon the attainment of the performance goals set forth in such RSU agreement at the same time as those of other participants. Notwithstanding the foregoing, in the event a NEO’s employment was terminated within six months of the grant date, the performance-based RSUs would be forfeited, and if terminated during the six months prior to the original vesting date, the performance-based RSUs would vest in full and not be prorated. Based on performance through December 31, 2020, we project that the 2018 and 2020 BV RSUs would vest at the end of the performance period in excess of their target amount, while the 2019 BV RSUs would vest at less than their target amount. Accordingly, consistent with our reporting of these awards in the 2020 Grants of Plan Based Awards table above, we assume for purposes of the termination tables above that the 2018 and 2020 BV RSUs would vest at maximum value and the 2019 BV RSUs would vest at the target value. The final number of RSUs to be awarded will not be determined until the vesting date, based on actual performance at that time.
The value of the performance-based RSUs included in the tables above represents the aggregate value of the RSUs that would be accelerated based on the closing price of our common stock on the NYSE at December 31, 2020 ($20.25).
(3)Vesting of time-based RSUs granted to a NEO will be accelerated (i) in connection with a Qualifying Termination associated with a change of control and (ii) upon a NEO’s retirement, death or disability. In the event a NEO’s employment is involuntarily terminated without cause or the NEO terminates employment for good reason, vesting of the time-based RSUs will be accelerated as follows:
■All time-based RSUs granted to a NEO in 2018 and 2019 would vest.
■With respect to time-based RSUs granted in 2020, any unvested RSUs would vest as follows: (i) if the termination occurs up through and including the first anniversary of the grant date, one-third of the time-based RSUs will become vested and the remaining time-based RSUs will forfeited and (ii) if the termination occurs after the first anniversary of the grant date, all unvested time-based RSUs will vest.

The value of the time-based RSUs included in the tables above represent the aggregate value of the RSUs that would be accelerated based on the closing price of our common stock on the NYSE at December 31, 2020 ($20.25).
(4)Upon termination of the NEO’s employment with us, he may be entitled to other amounts under our benefit plans, as discussed above. Amounts payable under these plans are not subject to enhancement upon a termination or change of control and therefore are not presented in the tables above.
(5)Under the agreements for the NEOs, each such officer is entitled to: (i) reimbursement for the monthly cost of continued health coverage under the Company’s health plan for the applicable Restricted Period (18 months for Mr. Thornberry and 12 months for the other NEOs) and (ii) outplacement services for the Other NEOs for up to 12 months after termination (up to $20,000) in the event the NEO is terminated other than for cause or such NEO terminates employment for good reason.
(6)Under the applicable agreements with the NEOs, if amounts payable constitute an “excess parachute payment” within the meaning of Section 280G of the Code, we are required to reduce (but not below zero) the amount of such payments if reducing such payments would, because of the impact of such reduction on the excise taxes payable in such situations, provide such NEO with a greater net after-tax amount than would be the case if no reduction was made.

2021 Proxy Statement 77

Compensation of Executive Officers and Directors
In all cases, the actual payments to a NEO are subject to the terms and conditions of the actual agreements, plans, awards and programs described above.
Unless otherwise specified, (1) all of the payments described in this section would be made from the funds of, and the benefits described would be provided by, us, or by the surviving company in the event of a change of control of Radian, and (2) all payments would be made in the form of a single lump sum.

Pay Ratio Disclosure
In this proxy statement, we have calculated the ratio of the annual total compensation of our CEO relative to the annual total compensation of our median employee (the “CEO Pay Ratio”), in accordance with certain procedures mandated by the SEC (the “Pay Ratio Rules”).
For purposes of calculating the CEO Pay Ratio for 2020, we selected December 31, 2020 as the date on which to determine our median employee. To identify the median employee we used direct cash compensation plus the grant date fair value of equity awards granted in 2020 as our consistently applied compensation measure, as permitted by the Pay Ratio Rules.
Cash compensation included base pay, annualized base pay for employees who began employment after the start of the fiscal year, overtime, sales commissions paid in 2020 and bonuses paid for 2020 performance.
For 2020, total compensation for our median employee was calculated using the same methodology we used for our NEOs as set forth in the 2020 Summary Compensation Table above. Calculated on this basis, our median employee’s 2020 annual total compensation was $92,287.
Mr. Thornberry’s annual total compensation for 2020 as reflected in the Summary Compensation Table was $7,944,227. Based on the above, our CEO Pay Ratio for the year ended December 31, 2020 is 86:1. This compares to a CEO Pay Ratio in 2019 of 93:1. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio.

78 2021 Proxy Statement

OTHER INFORMATION

Expenses of Solicitation
We will bear the entire cost of preparing and soliciting proxies. In addition to the solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse the record holders for their reasonable expenses in taking those actions. We have also made arrangements with D.F. King & Co., Inc. to assist us in soliciting proxies and have agreed to pay them a fee not expected to exceed $25,000 plus reasonable and approved expenses for these services. If necessary, we may use several of our regular employees or directors to solicit proxies from our stockholders, either personally or by telephone, email, facsimile or letter. These individuals will not be specially compensated, but who will be entitled to reimbursement for actual expenses incurred in connection with the solicitation.

Incorporation by Reference
The information contained in this proxy statement under the headings “Compensation of Executive Officers and Directors—Compensation and Human Capital Management Committee Report” and “Corporate Governance and Board Matters—Audit Committee Report” is not “soliciting material,” nor shall it be deemed “filed” with the SEC nor incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

Stockholder Proposals for the 2022 Annual Meeting
Stockholders interested in submitting a proposal for inclusion in our proxy statement for next year’s annual meeting must do so in compliance with applicable SEC rules and regulations. Under Rule 14a-8 adopted by the SEC, to be considered for inclusion in our proxy materials for our 2022 annual meeting, a stockholder proposal must be received in writing by our Corporate Secretary at our principal office set forth on the cover page of this proxy statement no later than December 10, 2021. If the date of our 2022 Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year. Any such proposals will also need to comply with the various provisions of Rule 14a-8, which governs the basis on which such stockholder proposals can be included or excluded from company-sponsored proxy materials.
If a stockholder desires to submit a proposal for consideration at the 2022 annual meeting, but not have the proposal included with our proxy solicitation materials relating to the 2022 annual meeting, the stockholder must comply with the procedures set forth in our By-Laws. This means that the written proposal must be received by our Corporate Secretary at our principal office set forth on the cover page of this proxy statement on or before February 11, 2022 but no earlier than January 12, 2022 (except that if the date of the 2022 annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the stockholder must be received between the close of business on the 120th day and 90th day before the date of the 2022 annual meeting or, if the first public announcement of the date of the 2022 annual meeting is less than 100 days before the date of the meeting, then the notice by the stockholder must be received by the 10th day after the public announcement). The notice to our Corporate Secretary must contain or be accompanied by the information required by Sections 3.05 and 3.06 of our By-Laws including, among other things: (i) the name and record address of the stockholder making the proposal or the beneficial owner, if any, on whose behalf the proposal is made; (ii) the class and number of shares of our capital stock owned by the stockholder making the proposal or the beneficial owner, if any, on whose behalf the proposal is made; (iii) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder making the proposal or the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (iv) a description of any agreements, arrangements and understandings between such stockholder and beneficial owner and any other person or persons (including their names) related to the proposal, as well as certain other information. A copy of the full text of the relevant By-Law provisions, which includes the complete list of the information that must be submitted to us before a stockholder may submit a proposal at the 2022 annual meeting, may be obtained upon written request directed to our Corporate Secretary at our principal office set forth on the cover page of this proxy statement. A copy of our By-Laws is also posted on the Corporate Governance section of our website (www.radian.com).
The procedures for stockholders to follow to nominate candidates for election to our Board are described in the section of this proxy statement entitled “Corporate Governance and Board Matters—Consideration of Director Nominees.” We did not receive any such proposals with respect to the 2021 Annual Meeting.

2021 Proxy Statement 79

Other Information

Annual Report on Form 10-K
We filed the 2020 Annual Report on Form 10-K with the SEC on February 26, 2021. We will mail to you without charge, upon written request, a copy of the 2020 Annual Report on Form 10-K, excluding exhibits. Please send a written request to Investor Relations, Radian Group Inc., 1500 Market Street, Philadelphia, Pennsylvania 19102.
The 2020 Annual Report on Form 10-K may also be accessed and printed directly from the investor relations section of our website at www.radian.com. Our 2020 Annual Report to Stockholders, which includes the 2020 Annual Report on Form 10-K, is not incorporated into this proxy statement and is not considered proxy soliciting material.

Important Notice of Internet Availability of Proxy Materials for the Annual Meeting
Pursuant to rules issued by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy statement on the Internet. This proxy statement and our 2020 Annual Report to Stockholders are available on the Investor Relations page of our website at www.radian.com/StockholderReports.

Householding Proxy Materials
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. This practice of sending only one copy of proxy materials is called “householding” and it saves us money in printing and distribution costs. We undertake to deliver promptly to any stockholder at a shared address, upon written or oral request, a copy of our proxy statement, annual report and notice of internet availability of proxy materials. You may request such additional copies by calling 215-231-1035 or writing to Investor Relations, Radian Group Inc., 1500 Market Street, Philadelphia, Pennsylvania 19102.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

Other Matters
Management knows of no matters to be presented for action at the Annual Meeting other than those discussed in this proxy statement. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named as proxies will vote on such other matters in accordance with their judgment of the best interests of Radian.

80 2021 Proxy Statement

APPENDIX A
RADIAN GROUP INC.
2021 EQUITY COMPENSATION PLAN

The purpose of the Radian Group Inc. 2021 Equity Compensation Plan, as may be amended from time to time (the “Plan”), is to promote the interests of Radian Group Inc., a Delaware corporation (together with its Subsidiaries, the “Company”), by providing employees, non-employee directors, independent contractors, consultants, and advisors of the Company with appropriate incentives and by aligning their long-term interests with those of the Company’s stockholders. The Plan is the successor to the Radian Group Inc. Equity Compensation Plan, which was originally effective as of May 14, 2014 (the “2014 Plan”), and which was a successor to the Radian Group Inc. Amended and Restated 2008 Equity Compensation Plan (the “2008 Plan”, collectively with the 2014 Plan and any other prior equity compensation plan of the Company, the “Prior Plans”). No incentive awards will be granted under the 2014 Plan after the Effective Date (as defined below) of the Plan.
The Plan shall be effective as of May 12, 2021, subject to approval by the Company’s stockholders (the “Effective Date”) at the Company’s 2021 annual meeting of stockholders. Outstanding incentive awards granted under the Prior Plans shall remain outstanding in accordance with the terms set forth in the applicable Prior Plan and grant agreement.
1.Definitions
Capitalized terms used in the Plan shall have the definitions specified or otherwise referenced in Section 21 below, unless the context otherwise requires.
2.Grants under the Plan
The following incentives may be granted under the Plan: Stock Options (as defined in Section 6(a) below), Restricted Stock Grants (as defined in Section 7 below), Restricted Stock Units (as defined in Section 7 below), and SARs (as defined in Section 8 below). Each award of an incentive under the Plan is referred to herein as a “Grant.” All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as the Committee deems appropriate and specifies in writing to the Grantee in order to evidence the Grant (including all amendments thereto, the “Grant Letter”), as long as they are not inconsistent with the Plan. Grants under any Section of the Plan need not be uniform as among the Grantees receiving the same type of Grant, and Grants under two or more Sections of the Plan may be combined in one Grant Letter.
3.Shares subject to the Plan
(a)Maximum Number of Shares. Subject to adjustment as provided in Section 3(e) below, the maximum aggregate number of shares of the Company’s common stock, par value $0.001 (“Common Stock”), that may be issued under the Plan with respect to Grants made on or after the Effective Date, is 8,300,000 shares of Common Stock. In addition, any shares of Common Stock that remained available for awards under the 2014 Plan as of the Effective Date and any shares of Common Stock subject to outstanding awards under the Prior Plans as of the Effective Date that are payable in shares and that terminate, expire, or are canceled without having been exercised, vested or settled in full, as applicable, on or after the Effective Date, subject to adjustment as provided in Section 3(e) below) (the “Prior Plans Shares”), may be issued with respect to Grants under this Plan. The aggregate number of shares reserved for issuance under this Plan as of the Effective Date, including the Prior Plans Shares, is referred to as the “2021 Plan Reserve.” Shares of Common Stock shall be issued under the Plan with respect to dividend equivalents that are credited on outstanding awards granted under a Prior Plan, and, to the extent such dividend equivalents are credited on or after the Effective Date, such shares shall count against the 2021 Plan Reserve.
(b)Individual Limits. The individual limits on the number of shares that may be subject to Grants in a calendar year are as follows:
(1)The maximum aggregate number of shares of Common Stock to which Grants may be granted under the Plan to any individual Grantee (other than a non-employee director) during any calendar year is 1,500,000 shares, subject to adjustment pursuant to Section 3(e) below.

2021 Proxy Statement A-1

APPENDIX A
(2)The maximum grant date value of shares subject to Grants granted to any non-employee director during any calendar year, taken together with any cash fees payable to such non-employee director for services rendered as a non-employee director during the calendar year, shall not exceed $750,000 in total value. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.
(3)The foregoing individual share limits shall apply without regard to whether such Grants are to be paid in shares of Common Stock or cash.
(c)Shares Restored to the 2021 Plan Reserve. The shares issued under the Plan may be authorized but unissued shares or reacquired shares. If and to the extent that (i) Stock Options or SARs granted under the Plan terminate, expire, or are canceled without having been exercised, (ii) any shares of Restricted Stock or any Restricted Stock Units granted under the Plan are forfeited or otherwise terminate or are cancelled without being vested or settled in full, or (iii) any outstanding awards under the Prior Plans as of the Effective Date that are payable in shares (“Prior Plan Awards”) terminate, expire, or are canceled without having been exercised, vested or settled in full, as applicable, after the Effective Date, the shares subject to such Grants or Prior Plan Awards shall be restored to the 2021 Plan Reserve and shall again be available for Grants under the Plan, computed as provided in Section 3(d) below. With respect to stock-based Grants that are settled solely in cash (and not Common Stock), the Common Stock on which the awards are based shall not count against the 2021 Plan Reserve. For the avoidance of doubt, the following shares shall not again be made available for subsequent Grants under the Plan: (1) shares not issued as a result of the net settlement of any Grant or Prior Plan Award that is a stock-settled SAR; (2) shares tendered or withheld to pay the exercise price or withholding taxes related to a Grant or Prior Plan Award; or (3) shares repurchased on the open market with the proceeds of the exercise price of any Grant or Prior Plan Award.
(d)Flexible Plan Reserve.
(1)Each Stock Option or SAR (other than an SAR providing for settlement solely in cash, which shall not count against the 2021 Plan Reserve) granted under this Plan on or after the Effective Date shall reduce the 2021 Plan Reserve available for grant under the Plan by one (1) share for every share subject to such Grant.
(2)Each Restricted Stock Grant or Grant of Restricted Stock Units (other than a Grant providing for settlement solely in cash, which shall not count against the 2021 Plan Reserve) granted under this Plan on or after the Effective Date (collectively, “Full Value Grants”) shall reduce the 2021 Plan Reserve available for grant under the Plan by 1.31 shares for every share subject to such Full Value Grant.
(3)To the extent that shares subject to Stock Options or SARs granted under the Plan, or any Prior Plan Awards that are stock options or stock-settled stock appreciation rights, are restored to the 2021 Plan Reserve through the operation of clause (i) or (iii) of Section 3(c) above, such shares shall increase the 2021 Plan Reserve available for grant under the Plan by one (1) share for each share so restored. To the extent that shares subject to Full Value Grants under the Plan are restored to the 2021 Plan Reserve through the operation of clause (ii) of Section 3(c) above, such shares shall increase the 2021 Plan Reserve available for grant under the Plan by 1.31 shares for each share so restored. To the extent that shares subject to full value grants under a Prior Plan are restored to the 2021 Plan Reserve through the operation of clause (iii) of Section 3(c) above, such shares shall increase the 2021 Plan Reserve available for grant under the Plan by the applicable formula used under the Prior Plan (1.31 shares for each share restored for full value grants made under the 2014 Plan, 1.19 shares for each share restored for full value grants under the 2008 Plan made on or after the effective date of the 2011 plan restatement and 1.14 shares for each share restored for full value grants under the 2008 plan made on or after the effective date of the 2009 plan restatement and before the effective date of the 2011 plan restatement).
(e)Adjustment upon Changes in Capitalization. If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the

A-2 2021 Proxy Statement

APPENDIX A
Company’s capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding Grant, any Performance Goals, and other terms, as applicable. Any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.
4.Administration
(a)Composition of Committee. The Plan shall be administered and interpreted by the Compensation and Human Capital Management Committee of the Board or such other committee of the Board as may be appointed from time to time by the Board (the “Committee”); provided, however, that grant decisions made hereunder shall be made by at least two members of the Committee, each of whom shall be (i) “non-employee directors” as defined in Rule 16b-3 under the Exchange Act and (ii) “independent directors” under the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed. Subject to the requirements above in Sections 4(a)(i) and (ii), a majority of the independent directors of the Company, in their sole discretion, may exercise any or all authority of the Committee under the Plan in lieu of the Committee, and in such instances references herein to the Committee shall be deemed to refer to such directors.
(b)Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall have the sole authority to determine: (i) who from among the Eligible Participants will receive Grants under the Plan; (ii) the type, size, and terms of each Grant under the Plan; (iii) the time when each Grant will be made and the duration and terms of any exercise, vesting or restriction periods (subject to the limitations on vesting set forth in the Plan), including whether terms of any exercise, vesting or restriction periods will be based upon the achievement of specific Performance Goals; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; (v) whether any Grant shall be subject to any non-competition, non-solicitation, confidentiality, clawback, or other covenants or conditions; and (vi) any other matters arising under the Plan. Subject to the requirements in Section 4(a), the actions of a majority of the members of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall constitute actions of the Committee for purposes of the Plan; provided, however, that the Committee may also act by delegated authority pursuant to Section 4(c) below. The Committee shall have full power and discretionary authority to administer and interpret the Plan and to adopt or amend such rules, procedures, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Grants under the Plan. No person acting under this Section 4 shall be held liable for any action or determination made with respect to the Plan or any Grant under the Plan, except for the willful misconduct or gross negligence of such person. All Grants shall be made conditional upon the Participant’s acknowledgment, by acceptance of the Grant (whether electronic or otherwise), that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.
(c)Delegation and Administrative Action. The Committee may delegate to one or more separate committees (any such committee, a “Subcommittee”) composed of at least two members of the Committee who meet the requirements of Sections 4(a)(i) and (ii), one of whom shall be the member then serving as the chairman of the Committee, the ability to make Grants, as provided in Section 4(b) above, and to exercise all powers of the Committee described herein. Any such actions of a Subcommittee shall be treated for all purposes as if taken by the Committee. The Committee may also delegate to the Chief Executive Officer of the Company the authority to make Grants under the Plan to employees, independent contractors, consultants, and advisors who are not subject to the restrictions of Section 16(b) of the Exchange Act, provided the Grants are made in accordance with appropriate parameters set by the Committee in accordance with applicable law. Furthermore, the Committee may delegate certain administrative matters under the Plan to such other officer or officers of the Company as determined in the Committee’s discretion, and such administrator(s) may have the authority to execute and distribute Grant Letters in accordance with the Committee’s determinations, to maintain records relating to the granting, vesting, exercise, forfeiture or expiration of Grants, to process or oversee the issuance of shares or cash upon the exercise, vesting and/or settlement of a Grant, and to take such other administrative actions as the Committee may specify. Any delegation by the Committee pursuant to this Section 4(c) shall be subject to such conditions and limitations as may be determined by the Committee and shall be subject to and limited by applicable law or regulation, including without limitation the General Corporation Law of the State of Delaware and the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed.

2021 Proxy Statement A-3

APPENDIX A
5.Eligibility for Participation
(a)Eligibility. Employees of the Company, non-employee members of the Board, and independent contractors, consultants, and advisors to the Company shall be eligible to participate in the Plan (referred to individually as an “Eligible Participant” and collectively as “Eligible Participants”). All Eligible Participants shall be eligible to receive Stock Options, Restricted Stock Grants, Restricted Stock Units, and SARs. Those Eligible Participants who are selected by the Committee to receive Grants under the Plan are referred to individually as a “Grantee” and collectively as the “Grantees.”
(b)Continued Service. With respect to a Grantee who is an employee of the Company, a leave of absence by the Grantee, if in accordance with Company policy or otherwise approved by the Company, shall not be deemed a termination or interruption of the continuous employment of the Grantee for purposes of the Plan. For purposes of this Plan, unless provided otherwise by the Committee in the Grant Letter, a Participant’s employment or service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company as an employee, non-employee member of the Board, independent contractor, consultant, or advisor or a change in the Company entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s continuous employment or service to the Company. For the avoidance of doubt, the provisions of the Plan that refer to “retirement” and “disability” shall not apply to a Grantee who is an independent contractor, consultant, or advisor.
6.Stock Options
(a)Grant and Number of Shares. The Committee may grant stock options that are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“Stock Options”), in accordance with the terms and conditions set forth in this Section 6. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each Stock Option.
(b)Exercise Price. The option exercise price per share of each Stock Option shall not be less than the Fair Market Value of a share of Common Stock on the date of grant (as determined pursuant to this subsection (b)). For valuation purposes under the Plan, the “Fair Market Value” of a share of Common Stock shall be the closing price at which the Common Stock shall have been sold regular way on the New York Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales, or, if at any time the Common Stock shall not be listed on the New York Stock Exchange, the Fair Market Value as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.
(c)Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.
(d)Vesting of Options; Restrictions on Shares; Acceleration of Vesting. The Committee shall determine the vesting terms for Stock Options, including, without limitation, whether Stock Options will vest based upon the achievement of specific Performance Goals. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specified in the Grant Letter. The vesting of Stock Options may accelerate as determined by the Committee and specified in the Grant Letter, including in the event of the Grantee’s retirement, disability, other termination of employment, or death, or upon a Change of Control.
(e)Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Company or its designee. Unless other arrangements satisfactory to the Company are made, no shares of Common Stock shall be issued on the exercise of a Stock Option unless the exercise price and applicable tax withholding are paid in full at the time of exercise. Payment for shares of Common Stock purchased upon the exercise of a Stock Option and the applicable tax withholding resulting from such exercise shall be made (i) in cash, (ii) by authorizing a third party to sell shares of Common Stock acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the exercise price and any applicable tax withholding resulting from such exercise, or (iii) if so permitted by the Committee and subject to such conditions as may be established by the Committee, (1) by tendering (actually or by attestation) shares of Common Stock owned by the Grantee and valued at the then Fair Market Value thereof, (2) by having shares subject to the exercisable Stock Option withheld to pay the exercise price and applicable tax withholding, with the shares valued at the then Fair Market Value thereof, or (3) by any

A-4 2021 Proxy Statement

APPENDIX A
combination of the foregoing. The shares of Common Stock so purchased will be issued and delivered to the person entitled thereto or, at the Company’s sole discretion, by book entry into a brokerage or other account designated by the Company for such purpose. No person shall have any rights as a stockholder with respect to any share of Common Stock covered by a Stock Option unless and until such person shall have become the holder of record of such share. Except as otherwise permitted in Section 3(e) hereof, no adjustment shall be made for dividends or dividend equivalents (ordinary or extraordinary, whether in cash, securities, or other property or distributions or other rights) with respect to Stock Options.
7.Restricted Stock Grants and Restricted Stock Units
The Committee may (i) issue shares of Common Stock to an Eligible Participant subject to such restrictions as the Committee shall determine (a “Restricted Stock Grant”), or (ii) grant to an Eligible Participant the right to receive shares of Common Stock, or, if so designated in the Grant Letter, cash equal to the Fair Market Value of shares of Common Stock, upon the lapsing of such restrictions as the Committee shall determine (“Restricted Stock Units”).
(a)General Requirements. All conditions and restrictions imposed under each Restricted Stock Grant or Grant of Restricted Stock Units, including (as applicable) the employment or service period and the performance period, during which the Restricted Stock Grant or Restricted Stock Units will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the “Restriction Period.” The restrictions imposed under any Restricted Stock Grant or grant of Restricted Stock Units shall lapse on such date or dates as the Committee may specify, and may be based upon the achievement of specific Performance Goals, as determined by the Committee. In the case of a Restricted Stock Grant, on the grant date, the specified number of shares of Restricted Stock shall be issued subject to the provisions of this Section 7. In the case of Restricted Stock Units, on the grant date, the Company shall credit to a bookkeeping account established on its records the specified number of Restricted Stock Units awarded to the Grantee (without the creation of any trust or segregated account).
(b)Number of Shares and Form of Payment. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each Restricted Stock Grant or the number of Restricted Stock Units to be granted. Payments with respect to Restricted Stock Units may be made in cash, in Common Stock, or in a combination of the two, as determined by the Committee and specified in the Grant Letter.
(c)Requirement of Employment or Service Relationship with Company. Except as otherwise specified in the Grant Letter, if the Grantee’s employment or service relationship with the Company terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant or Grant of Restricted Stock Units shall terminate as to all shares covered by the Grant for which the restrictions have not lapsed, and in the case of Restricted Stock, such shares shall be immediately forfeited to the Company. The lapse of the restrictions on a Restricted Stock Grant or Grant of Restricted Stock Units may accelerate as determined by the Committee and specified in the Grant Letter, including in the event of the Grantee’s retirement, disability, other termination of employment, or death, or upon a Change of Control.
(d)Restrictions on Transfer and Issuance of Stock Certificates. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Restricted Stock for which the restrictions have not yet lapsed, except to a Successor Grantee pursuant to Section 9(a) below. The Grantee shall not be entitled to the delivery of any stock certificate or certificates representing unrestricted shares subject to a Restricted Stock Grant or a Grant of Restricted Stock Units until any and all restrictions on such Grant and shares shall have lapsed. With respect to a Restricted Stock Grant, the Company may issue shares subject to such restrictive legends or stop-transfer instructions as it deems appropriate, and may provide for the escrow or retention of custody of such shares, including in book-entry form, during the Restriction Period.
(e)Restricted Stock Grants—Stockholder Rights; Dividends. In the case of a Restricted Stock Grant, except as provided in this Section 7 and except as the Committee otherwise specifies, during the Restriction Period, the Grantee shall have all of the rights of a stockholder with respect to the shares subject to the Restricted Stock Grant, including the right to vote the shares and the right to receive any cash dividends, as described below. Any such dividends on Restricted Stock Grants shall accrue and be subject to the same restrictions as the underlying Restricted Stock Grant, such restrictions shall lapse at the same time as the restrictions on the underlying Restricted Stock Grant lapse, and, except as provided otherwise in the Grant Letter, the vested dividends shall become payable at the same time as the restrictions on the underlying Restricted Stock Grant lapse (unless the dividends are deferred pursuant to Section 409A of the Code). Unless otherwise specified in the Grant Letter, accrued dividends will not accrue interest.

2021 Proxy Statement A-5

APPENDIX A
(f)Restricted Stock Units—No Stockholder Rights; Dividend Equivalents. In the case of Restricted Stock Units, during the Restriction Period, the Grantee shall not have any of the rights of a stockholder with respect to the shares subject to such Restricted Stock Units, including voting or dividend rights, and shall be an unsecured creditor of the Company. The Committee may provide in the Grant Letter that the Grantee shall be entitled to dividend equivalent rights with respect to Restricted Stock Units as and when dividends are payable on Common Stock. Any such dividend equivalents shall be credited to the Grantee’s bookkeeping account on the dividend payment date and shall be accrued as a cash obligation or additional Restricted Stock Units, as determined by the Committee. The restrictions with respect to any dividend equivalents underlying Restricted Stock Units shall lapse at the same time as the restrictions on the underlying Restricted Stock Units lapse, and, except as provided otherwise in the Grant Letter, the vested dividend equivalents shall become payable at the same time as the underlying Restricted Stock Units are payable (unless the dividend equivalents are deferred pursuant to Section 409A of the Code). Unless otherwise specified in the Grant Letter, deferred dividend equivalents will not accrue interest.
(g)Settlement. With respect to Restricted Stock Grants, and Restricted Stock Units that are to be settled in shares of Common Stock, during a period specified in the Grant Letter, the Company shall cause the applicable number of shares of Common Stock to be issued in the name of, and delivered to, the Grantee at the Company’s corporate headquarters in Philadelphia, Pennsylvania or, at the Company’s sole discretion, by book entry into a brokerage or other account designated by the Company for such purpose, whereupon the Grantee shall have all of the rights of a stockholder with respect to such shares. Fractional shares will be paid in cash. Settlement of Restricted Stock Units that are payable in cash shall be made during a period specified in the Grant Letter.
8.Stock Appreciation Rights
(a)General Provisions. The Committee may grant stock appreciation rights (“SARs”) as provided in this Section 8. The Committee may grant stand-alone SARs, or may grant SARs in conjunction with all or part of any Stock Option granted under the Plan. The exercise price of each SAR shall not be less than the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.
(b)Number of SARs. The Committee shall determine the number of SARs granted to any Grantee.
(c)Settlement Amount. Upon a Grantee’s exercise of SARs, the Grantee shall receive in settlement of such SARs an amount equal to the stock appreciation for the number of SARs exercised, payable in cash, Common Stock, or a combination thereof (as determined by the Committee and specified in the Grant Letter). The “stock appreciation” for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the exercise price of the SAR.
(d)Exercise Period. The Committee shall determine the option exercise period of each SAR Grant. The exercise period shall not exceed ten years from the date of grant.
(e)Manner of Exercise. A Grantee may exercise an SAR by delivering a duly completed notice of exercise to the Company or its designee. Unless other arrangements satisfactory to the Company are made, no shares of Common Stock or cash shall be issued upon the exercise of an SAR unless the applicable tax withholding is paid in full at the time of exercise as described in Section 15(a). If shares of Common Stock are issued upon exercise of an SAR, such shares will be issued and delivered to the person entitled thereto or, at the Company’s sole discretion, by book entry into a brokerage or other account designated by the Company for such purpose. No person shall have any rights as a stockholder with respect to any share of Common Stock covered by an SAR unless and until such person shall have become the holder of record of such share. Except as otherwise permitted in Section 3(e) hereof, no adjustment shall be made for dividends or dividend equivalents (ordinary or extraordinary, whether in cash, securities, or other property or distributions or other rights) with respect to SARs.
(f)Vesting of SARs; Restrictions on Shares; Acceleration of Vesting. The Committee shall determine the vesting terms for SARs including, without limitation, whether SARs will vest based upon the achievement of specific Performance Goals. The Committee may impose upon the shares of Common Stock issuable upon the exercise of an SAR such restrictions as it deems appropriate and specifies in the Grant Letter. The vesting of SARs may accelerate as determined by the Committee and specified in the Grant Letter, including in the event of the Grantee’s retirement, disability, other termination of employment, or death, or upon a Change of Control.

A-6 2021 Proxy Statement

APPENDIX A
9.Transferability of Options and Grants
(a)Restrictions on Transferability. Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative) may exercise rights under a Grant except as otherwise stated herein and in Section 9(b) below. No individual Grantee may transfer those rights except (i) by will or by the laws of descent and distribution, or (ii) as may be provided under Section 9(b) below. Upon the death of an individual Grantee, the legal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person’s right to receive the benefit of the Grant under the Grantee’s will or under the applicable laws of descent and distribution.
(b)Stock Options and SARs. Notwithstanding the foregoing, the Committee may provide in its sole discretion that a Grantee may transfer Stock Options or SARs to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that any such transfer shall not be for value, the Grantee shall receive no consideration for the transfer of such Stock Options or SARs, and the transferred Stock Options or SARs shall continue to be subject to the same terms and conditions as were applicable immediately before the transfer.
10.Change of Control of the Company
(a)Change of Control. As used in this Plan, a “Change of Control” shall be deemed to have taken place if (i) any Person (except for an employee or his or her family, the Company, or any employee benefit plan of the Company or of any Affiliate, or any Person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 40% or more of the shares of the Company then outstanding and entitled to vote for directors generally, (ii) any Person (except an employee and his or her family), together with all Affiliates and Associates of such Person, purchases substantially all of the assets of the Company, or (iii) the following individuals cease for any reason to constitute a majority of the Board:  individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.
    Notwithstanding the foregoing in this Section 10(a), for purposes of a Grant that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that provides for payment upon a Change of Control, then, for purposes of such payment provisions, no Change of Control shall be deemed to have occurred upon an event described in items (i), (ii) and (iii) unless the event would also constitute a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code.
(b)Affiliate, Associate, Person, Beneficial Owner. For purposes of this definition, “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act; “Person” shall mean any individual, firm, corporation, partnership, or other entity (which, for the avoidance of doubt, does not include the United States government, any of its states, or any of their respective political subdivisions, departments, agencies, or instrumentalities), as determined by the Committee in its sole discretion; and a Person shall be deemed the “Beneficial Owner” of any securities:
(i)that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase, or exchange;
(ii)that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant

2021 Proxy Statement A-7

APPENDIX A
to Rule 13d-3 under the Exchange Act), including without limitation, pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this subsection (ii) as a result of an oral or written agreement, arrangement, or understanding to vote such security if such agreement, arrangement, or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable successor report); or
(iii)to the extent that such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing) with any other Person for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy described in the proviso to subsection (ii) above), or disposing of any voting securities of the Company, in which case such Person shall be the Beneficial Owner of all securities that are Beneficially Owned, directly or indirectly, by such other Person (or any Affiliate or Associate thereof) within the meaning of subsection (i) or (ii) above; provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.
(c)Effect of Change of Control. The following provisions shall apply in the event of a Change of Control:
(i)Unless otherwise set forth in a Grant Letter, if there is a Change of Control of the Company, and if Grants remain outstanding after the Change of Control (or are assumed by, or converted to similar awards with equivalent value as of the date of the Change of Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), and the Company or its successor terminates a Grantee’s employment without cause (as defined in the Grant Letter) during the 90 days before, or upon or within one year after, the Change of Control, the Grantee’s outstanding Stock Options and SARs shall vest and become exercisable, any restrictions on Restricted Stock Grants shall lapse and other Grants shall become payable. In that event, Grants that are based on Performance Goals will vest and be payable in accordance with the terms set forth in the applicable Grant Letter.
(ii)Unless otherwise set forth in a Grant Letter, if there is a Change of Control of the Company, and if Grants do not remain outstanding after the Change of Control (and are not assumed by, or converted to similar awards with equivalent value as of the date of the Change of Control of, the surviving corporation (or a parent or subsidiary of the surviving corporation)), then all outstanding Stock Options and SARs shall immediately vest and become exercisable, any restrictions on Restricted Stock Grants shall lapse, and all other Grants shall become payable as of the date of the Change of Control. In that event, Grants that are based on Performance Goals will vest and be payable at their target value, unless otherwise set forth in a Grant Letter.
(iii)Notwithstanding the foregoing, the Committee may establish such other terms and conditions relating to the effect of a Change of Control on Grants as the Committee deems appropriate. In addition to other actions, in the event of a Change of Control of the Company, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Grantee: (i) the Committee may determine that outstanding Stock Options and SARs shall be fully exercisable, restrictions on outstanding Restricted Stock Grants shall lapse, and other Grants shall become payable upon the Change of Control or upon specified terminations of employment or service, including retirement, death, or disability, or at such other time as the Committee determines; (ii) the Committee may require that Grantees surrender their outstanding Stock Options and SARs for cancellation and the Grantees shall receive one or more payments by the Company, in cash, Common Stock, or other property (including the property, if any, payable in the transaction), as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Common Stock subject to the Grantee’s unexercised Stock Options and SARs exceeds the exercise price, and on such terms as the Committee determines; (iii) after giving Grantees an opportunity to exercise their outstanding Stock

A-8 2021 Proxy Statement

APPENDIX A
Options and SARs, the Committee may terminate any or all unexercised Stock Options and SARs at such time as the Committee deems appropriate; or (iv) with respect to Grantees holding Restricted Stock Units, the Committee may determine that such Grantees shall receive one or more payments in settlement of such Grants, in such amount and form and on such terms as may be determined by the Committee. Without limiting the foregoing, if the per share Fair Market Value of the Common Stock does not exceed the per share exercise price of a Stock Option or SAR, the Company shall not be required to make any payment to the participant upon surrender of the Stock Option or SAR. Any acceleration, surrender, termination, settlement, or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.
11.Dissolution, Liquidation or Winding Up
If the Company is to be dissolved or liquidated, then the Committee may, in its discretion, take any of the actions set forth in Section 10(c).
12.Amendment and Termination of the Plan and Grants
(a)Amendment. The Board may amend or terminate the Plan at any time, provided that the approval by the stockholders of the Company shall be required in respect of any amendment to the extent then required by applicable law (including the Code) or by the regulations of the U.S. Securities and Exchange Commission or the New York Stock Exchange or such other securities exchange on which the Common Stock is then listed.
(b)Termination of Plan. The Plan shall terminate on May 11, 2031, unless earlier terminated by the Board or unless extended by the Board with the approval of the stockholders.
(c)Termination and Amendment of Outstanding Grants.
(1)General. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents, unless the Committee acts under Section 20(c) below or as described below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(c) below or may be amended by mutual agreement of the Company and the Grantee which is consistent with the Plan; provided, however, that an amendment of the Plan or of the Grant that merely accelerates the vesting or extends the post-termination exercise period of the Grant or that does not adversely affect the rights of the Grantee with respect to the Grant shall become effective without the consent of the Grantee.
(2)No Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), stock split, extraordinary cash dividend, recapitalization, change of control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities. This Section 12(c)(2) is intended to govern the repricing or exchange of “underwater” Stock Options and SARs and shall not be construed to prohibit the adjustments provided for in Section 3(e) of this Plan.

2021 Proxy Statement A-9

APPENDIX A
13.Funding of the Plan
The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.
14.Rights of Eligible Participants
Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board, independent contractor, consultant, advisor, or otherwise.
15.Tax Matters
(a)Withholding of Taxes. The Company shall have the right to deduct from all Grants paid in cash any federal, state, or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, subject to any such terms as the Committee may approve, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company’s obligation to issue or transfer shares of Common Stock in connection with any Grant shall be conditioned upon the Grantee’s compliance with the requirements of this Section 15(a) to the satisfaction of the Committee.
(b)Deferrals and Code Section 409A. The Committee, in its sole discretion, may permit a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be delivered under the Plan. In the event of such a deferral, the Committee may, if applicable, provide that the payment of dividend equivalents attributable thereto shall be also deferred until such time as the Grant will be settled in accordance with the Grantee’s deferral election. Any such deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion. The Committee may establish such rules and procedures as it may deem advisable and in the best interests of the Company in the event that Section 409A of the Code is implicated by any transaction under the Plan.
(c)Section 409A. The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable. All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of Section 409A of the Code or (ii) satisfies the requirements of Section 409A of the Code. If a Grant is subject to Section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (ii) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (iii) payments to be made upon a Change of Control shall only be made upon a “change of control event” under Section 409A of the Code, (iv) unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (v) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. If any Grant is subject to Section 409A of the Code and payment is subject to the execution of a release of claims in favor of the Company and its affiliates, in no event shall the timing of a Grantee’s execution of the release result in the Grantee designating, directly or indirectly, the calendar year of payment, and if such a payment that is subject to execution of the release could be made in more than one taxable year, payment shall be made in the later taxable year. Any Grant granted under the Plan that is subject to Section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, if required by Section 409A of the Code. If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 60 days of the Grantee’s death. The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

A-10 2021 Proxy Statement

APPENDIX A
16.Agreements with Grantees
Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve. In the event of a conflict between the provisions of the Plan and the provisions of any Grant Letter, the provisions of the Plan shall control.
17.Requirements for Issuance of Shares
No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation, or official interpretation thereof, and certificates representing such shares maybe legended to reflect any such restrictions. Any such restrictions are in addition to and not in lieu of the restrictions on shares provided for elsewhere in the Plan, including in Section 7 hereof in the case of Restricted Stock or Restricted Stock Units.
18.Non-U.S. Grants
In order to conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Grantee, the Committee may (a) modify the terms and conditions of Grants to Grantees employed or engaged outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances, and (c) take any action which it deems advisable to obtain, comply with, or otherwise reflect any necessary governmental regulatory procedures, exemptions, or approvals with respect to the Plan. The decision to grant non-US Grants or to establish subplans shall be at the sole discretion of the Committee. The Committee may amend, modify, or terminate any subplans at any time, and such amendment, modification, or termination may be made without prior notice to the Grantees. The Company, Subsidiaries, Affiliates, and members of the Committee shall not incur any liability of any kind to any Grantee as a result of any change, amendment, or termination of any subplan at any time. The benefits and rights provided under any subplan or by any non-US Grants (a) are wholly discretionary and, although provided by either the Company, a Subsidiary, or Affiliate, do not constitute regular or periodic payments, and (b) are not to be considered part of the Grantee’s salary or compensation under the Grantee’s employment or service with the Grantee’s local employer for purposes of calculating any severance, resignation, redundancy, or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits, or rights of any kind. If a subplan is terminated, the Committee may direct the payment of non-US Grants (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments, subject to applicable law.
19.Effective Dates
(a)Effective Date of the Plan. The Plan shall be effective as of the Effective Date.
(b)Effectiveness of Section 16 Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall remain in effect for so long as the Common Stock is registered under the Exchange Act.
20.Miscellaneous
(a)Company Policies. All Grants granted under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time.
(b)Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor, consultant, or advisor of another corporation or other entity, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving the Company and such entity. Any such Grant shall be made in substitution for a

2021 Proxy Statement A-11

APPENDIX A
stock option, restricted stock grant, or other incentive award granted by such entity, but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute Grants.
(c)Compliance with Law. Notwithstanding anything in the Plan or any Grant Letter to the contrary, the Plan, the exercise of Grants, and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may, in its sole discretion, agree to limit its authority under this Section 20(c). All Grants shall be subject to any required approvals by any governmental or regulatory agencies. Notwithstanding anything in this Plan or a Grant Letter to the contrary, the Plan, the Grant Letter, and a Grant awarded hereunder shall be subject to all applicable laws, including any laws, regulations, restrictions, or governmental guidance that becomes applicable in the event of the Company’s participation in any governmental programs, and the Committee reserves the right to modify a Grant Letter and a Grant as necessary to conform to any restrictions imposed by any such laws, regulations, restrictions, or governmental guidance or to conform to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time. As a condition of participating in the Plan, and by the Grantee’s acceptance of the Grant, the Grantee is deemed to have agreed to any such modifications that may be imposed by the Committee, and agrees to sign such waivers or acknowledgments as the Committee may deem necessary or appropriate with respect to such modifications.
(d)Governing Law. Except to the extent preempted by any applicable federal law, the Plan and the Grant Letters shall be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.
(e)Severability. In the event any provision of the Plan or of any Grant Letter shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or Grant Letter, and the Plan or Grant Letter shall be construed or enforced as though the illegal or invalid provision had not been included.
(f)Headings. The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a Section of the Plan, the content of the Section shall control.
21.Index of Defined Terms
For purposes of the Plan:
“Affiliate” is defined in Section 10(b).
“Associate” is defined in Section 10(b).
“Beneficial Owner” is defined in Section 10(b).
“Board” shall mean the Board of Directors of Radian Group Inc. The term “director” shall refer to an individual member of the Board.
“Change of Control” is defined in Section 10(a).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” is defined in Section 4(a).
“Common Stock” is defined in Section 3(a).
“Company” is defined in the preamble to the Plan. For purposes of the Plan, the term “Company” includes Radian Group Inc. and all of its Subsidiaries as a group.

A-12 2021 Proxy Statement

APPENDIX A
“Eligible Participant” is defined in Section 5(a).
“Effective Date” is defined in the preamble of the Plan.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
The “Fair Market Value” of a share of Common Stock shall be as determined in Section 6(b).
“Full Value Grants” is defined in Section 3(d).
“GAAP” is defined in the definition of “Performance Goals” below.
“Grant” is defined in Section 2.
“Grantee” is defined in Section 5.
“Grant Letter” is defined in Section 2.
“Performance Goals” shall be established by the Committee based on one or more of the following criteria, or derivations of such criteria or such other criteria as determined by the Committee: stock price, earnings per share, price-earnings multiples, stock price to book value multiple, net earnings, operating earnings, operating pre-tax earnings, revenue or revenue growth, productivity, margin, EBITDA (earnings before interest, taxes, depreciation, and amortization), net capital employed, return on assets, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, losses incurred, losses paid, loss ratio (including as may be measured and reported over a specified period), paid loss ratio, gains to losses on sales of assets or investments, market share, market value added, capital management, margin growth, contribution margin, labor margin, EBITDA margin, stockholder return, operating profit or improvements in operating profit, improvements in asset or financial measures (including working capital and the ratio of revenues to working capital), credit quality, risk/credit characteristics (including FICO, debt to income, or loan to value), early default experience, expense management and expense ratios, pre-tax earnings or variations of income criteria in varying time periods, economic value added, book value, book value per share, book value growth, or comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, employee retention rates, customer retention rates, customer attraction rates, geographic business expansion goals, cost targets or goals relating to acquisitions, or divestitures. The Performance Goals may relate to one or more business units or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. To the extent applicable and unless the Committee determines otherwise, the determination of the achievement of Performance Goals shall be determined based on the relevant financial measure, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), and in a manner consistent with the methods used in the Company’s audited financial statements. The Committee may provide for adjustment as it deems appropriate, including but not limited to for one or more of the following items: asset write-downs; litigation or claim judgments or settlements; changes in accounting principles; changes in tax law or other laws affecting reported results; severance, contract termination, and other costs related to exiting, modifying, or reducing any business activities; costs of, and gains and losses from, the acquisition, disposition, or abandonment of businesses or assets; gains and losses from the early extinguishment of debt; stock compensation costs and other non-cash expenses; unrealized gains and losses relating to fair valuations of derivatives; any unusual or infrequently occurring items, as described in the Financial Accounting Standards Board Accounting Standards Codification and/or as described in management’s discussion and analysis of financial condition and results of operation appearing in the Company’s annual report to stockholders for the applicable year; business or other structural changes in the total shareholder return peer group; and any other specified non-operating items as determined by the Committee in setting Performance Goals.
“Person” is defined in Section 10(b).
“Plan” shall mean this Radian Group Inc. 2021 Equity Compensation Plan as defined in the preamble, as the same may be amended from time to time.
“Prior Plans” is defined in the preamble to the Plan.
“Prior Plans Shares” is defined in Section 3(a).

2021 Proxy Statement A-13

APPENDIX A
“Prior Plans Awards” is defined in Section 3(c).
A share of “Restricted Stock” shall mean a share of Common Stock which is granted pursuant to a Restricted Stock Grant.
“Restricted Stock Grant” is defined in Section 7.
“Restricted Stock Units” is defined in Section 7.
“Restriction Period” is defined in Section 7(a).
“SAR” is defined in Section 8(a).
“Stock Option” is defined in Section 6(a).
“Subcommittee” is defined in Section 4(c).
“Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50% of the combined voting power of all outstanding securities of such entity.
“Successor Grantee” is defined in Section 9(a).
“2008 Plan” is defined in the preamble to the Plan.
“2014 Plan” is defined in the preamble to the Plan.
“2021 Plan Reserve” is defined in Section 3(a), subject to adjustment from time to time as provided in Section 3.

A-14 2021 Proxy Statement

CORPORATE RESPONSIBILITY

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

For nearly 45 years at Radian, our products and services have responsibly helped millions of families achieve their dream of homeownership in a sustainable way. Our Environmental, Social and Governance (ESG) Program is focused on this mission of helping more Americans achieve their dream of homeownership, while supporting our commitment to environmental, health and safety, corporate social responsibility, corporate governance and other public policy matters that are meaningful for our company, our customers and the communities where we live and work.

Visit **www.radian.com/corporateresponsibility** to view our most recent Corporate Responsibility Report and additional disclosure of relevant metrics to Radian's businesses, as well as those included in the Sustainability Accounting Standards Board (SASB) standards for the Insurance sector and the United Nations Sustainable Development Goals (UN SDGs).

You may reach Radian's Corporate Responsibility team by email at **CorporateResponsibility@radian.com**

COVID-19 RESPONSE

In response to the COVID-19 pandemic, we have taken a number of actions to focus on protecting our employees while continuing to support our customers and the communities where we live and work.

EMPLOYEES	**Seamlessly transitioned to work from home model** for most employees with frequent virtual connections through weekly messages, roundtables and surveys. **Focused on health and well-being** with new benefits and savings plan flexibility.
CUSTOMERS	**Supported customers and borrowers** by aligning to GSE programs including for mortgage forbearance and foreclosure and eviction moratoriums. **Adopted virtual solutions** such as remote notarizations and "drive through" closings.
COMMUNITY	Raised the individual cap and **doubled our matching gift program** for employees to maximize their personal donations. **Provided financial support to several organizations** including those supporting front-line workers.

Radian Group Inc.

RDN
LISTED
NYSE

www.radian.com

Printed on recycled paper

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

RADIAN GROUP INC.

VOTE

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online

Go to **www.investorvote.com/RDN** or scan the QR code — the 15-digit control number required to log in is located in the shaded bar below.
You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the 15-digit control number that is printed in the shaded bar below available, and follow the instructions on the reverse side.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIAL

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

When properly signed, dated and returned, this proxy will be voted in accordance with the choices specified below. If no choice is specified, this proxy will be voted "FOR" each of the nominees in Item 1, and "FOR" Items 2, 3 and 4. The Proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

+

A Proposals — The board of directors recommends a vote "FOR" Items 1, 2, 3 and 4, which were all proposed by the Company.

	For	Against	Abstain
1(a) Herbert Wender	☐	☐	☐
1(b) Brad L. Conner	☐	☐	☐
1(c) Howard B. Culang	☐	☐	☐
1(d) Debra Hess	☐	☐	☐
1(e) Lisa W. Hess	☐	☐	☐
1(f) Lisa Mumford	☐	☐	☐
1(g) Gaetano Muzio	☐	☐	☐
1(h) Gregory V. Serio	☐	☐	☐
1(i) Noel J. Spiegel	☐	☐	☐
1(j) Richard G. Thornberry	☐	☐	☐

	For	Against	Abstain
Item 2 - Approval, by an advisory, non-binding vote, of the overall compensation of the Company's named executive officers.	☐	☐	☐
Item 3 - Approval of the Radian Group Inc. 2021 Equity Compensation Plan.	☐	☐	☐
Item 4 - Ratification of the appointment of Pricewaterhouse Coopers LLP as Radian's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

C 1234567890 J N T

1 U P X 5 0 0 6 0 5

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

03FCQB

The 2021 Annual Meeting of Stockholders of Radian Group Inc. will be held on May 12, 2021 at 9:00 a.m. Eastern Daylight Time, virtually via the internet at www.meetingcenter.io/258827384.

To access the virtual meeting, you must have the 15-digit control number that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — RDN2021.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — RADIAN GROUP INC.

+

PROXY FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 2021

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby authorizes Edward J. Hoffman and J. Franklin Hall, and each of them, individually, as proxies and agents of the undersigned (the "Proxies"), each with power of substitution, to vote and otherwise represent, as indicated on the reverse side hereof, all of the shares of common stock of Radian Group Inc. (the "Company") which the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held virtually via the internet at www.meetingcenter.io/258827384 on May 12, 2021 at 9:00 a.m. Eastern Daylight Time, and any postponement(s) or adjournment(s) thereof.

The undersigned acknowledges receipt of the Notice of 2021 Annual Meeting of Stockholders, the Proxy Statement and the 2020 Annual Report. All other proxies heretofore given by the undersigned to vote shares of the Company's common stock at the Annual Meeting are expressly revoked.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C Non-Voting Items

Change of Address — Please print new address below.

+